UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

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Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

Alcoa

March 18, 2022

Dear Alcoa Stockholders:

We are pleased to invite you to attend and participate in the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Alcoa Corporation (“Alcoa,” or the “Company”) to be held virtually via live webcast on Thursday, May 5, 2022, at 9:30 a.m., Eastern Daylight Time (EDT). You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AA2022.

We believe that hosting a virtual Annual Meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of the Annual Meeting.

At the Annual Meeting, stockholders will vote on the matters set forth in the 2022 Proxy Statement (the “Proxy Statement”) and the accompanying notice of the Annual Meeting. The Proxy Statement describes our governance structure, which features numerous governance best practices, and our executive compensation program, which “pays for performance.” We believe that both our governance structure and compensation program reinforce our alignment with stockholder interests. Highlights of the detailed information included in this Proxy Statement can be found in the “Proxy Statement Summary” starting on page 4.

Alcoa’s strategic priorities to Reduce Complexity in all aspects of our business, to Drive Returns, and to Advance Sustainably form the basis of our commitment to our stockholders to work towards continuous improvement of Company performance with accountability and transparency, through all market cycles. These strategic priorities are guided by our four corporate values—Act with Integrity, Operate with Excellence, Care for People, and Lead with Courage—and together, provide a strong foundation for our actions.

2021 was a transformative year for Alcoa. We strengthened the Company by executing on our strategy, which included taking several portfolio actions as part of our multi-year strategic review of the production capacities in our global operations and continuing non-core asset sales, to drive lower costs and achieve long-term profitability. In addition, this was a year of significant financial accomplishments, including achieving record earnings, lowering debt, and initiating a quarterly cash dividend program and additional share repurchase authorization.

We would like to thank Ms. Suzanne Sitherwood, who is not standing for re-election at the Annual Meeting, for her service and contributions to Alcoa since our launch as a public company in November 2016.

Your vote is important to us. Whether or not you will attend and participate in the Annual Meeting, we hope that your shares are represented and voted. In advance of the Annual Meeting on May 5, please cast your vote through the internet, by telephone, or by mail. Instructions on how to vote are found in the section entitled “How to Cast Your Vote” in the Proxy Statement Summary.

Thank you for being a stockholder of Alcoa.

Sincerely,

Steven W. Williams	Roy C. Harvey
Non-Executive Chairman	President, Chief Executive Officer and Director

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Notice of 2022 Annual Meeting of Stockholders

Thursday, May 5, 2022 9:30 a.m. Eastern Daylight Time	www.virtualshareholdermeeting.com/AA2022

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Alcoa Corporation (“Alcoa” or the “Company”) will be held virtually via live webcast at the date and time set forth above. Alcoa stockholders at the close of business on March 11, 2022 are entitled to vote at the Annual Meeting.

The agenda items for the Annual Meeting are:

1.	election of 10 director nominees to serve for one-year terms expiring in 2023;
2.	ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2022;
3.	approval, on an advisory basis, of the Company’s 2021 named executive officer compensation;
4.	stockholder proposal to reduce the ownership threshold for stockholders to call a special meeting, if properly presented; and
5.	transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 11, 2022 as the record date for determination of stockholders entitled to notice of, and to attend, participate in, and vote at, the Annual Meeting and any adjournments or postponements thereof. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction card. You may also ask questions and vote online during the meeting by following the instructions provided at www.virtualshareholdermeeting.com/AA2022 during the Annual Meeting. Please see page 5 of the accompanying Proxy Statement for details regarding the virtual Annual Meeting.

Your vote is important to us. Even if you plan to attend and participate in the Annual Meeting, please promptly vote your shares in advance of the Annual Meeting on May 5. Instructions on how to vote are found in the section entitled “How to Cast Your Vote” in the accompanying Proxy Statement.

For information about Alcoa, please visit our website at www.alcoa.com.

On behalf of Alcoa’s Board of Directors,

Marissa P. Earnest

Senior Vice President, Chief Governance Counsel and Secretary

March 18, 2022

1

201 Isabella Street, Suite 500

Pittsburgh, Pennsylvania 15212

Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 5, 2022

The Company’s Notice of 2022 Annual Meeting of Stockholders, Proxy Statement and
2021 Annual Report on Form 10-K are available online at www.proxyvote.com

The Board of Directors (the “Board”) of Alcoa Corporation (“Alcoa” or the “Company”) is providing this Proxy Statement in connection with its solicitation of proxies to be voted at Alcoa’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually via live webcast at www.virtualshareholdermeeting.com/AA2022 on Thursday, May 5, 2022, at 9:30 a.m. Eastern Daylight Time (“EDT”), and any adjournment or postponement thereof.

Proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice”) are first being made available, released, or mailed to stockholders on March 18, 2022. In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company may furnish proxy materials by providing internet access to those documents, instead of mailing a printed copy of the Company’s proxy materials to each stockholder. The Notice contains instructions on how to access our proxy materials and vote online, or alternatively, request a paper copy of the proxy materials and a proxy card or voting instruction card.

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2022 PROXY STATEMENT

Proxy Statement (continued)

Cautionary Statement regarding Forward-Looking Statements

This Proxy Statement contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “aims,” “anticipates,” “endeavors,” “working,” “potential,” “ambition,” “develop,” “reach,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements by Alcoa that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. These statements reflect beliefs and assumptions that are based on Alcoa’s perception of historical trends, current conditions, and expected future developments, as well as other factors that management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. For a discussion of some of the specific factors that may cause Alcoa’s actual results to differ materially from those projected in any forward-looking statements, see the risk factors described in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”), filed with the SEC on February 24, 2022, in Part I, Item 1A, “Risk Factors.” The risks and uncertainties described in the 2021 Form 10-K are not exclusive, and further information concerning our Company and our businesses, including factors that potentially could materially affect our operating results or financial condition, may emerge from time to time. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law. Market projections are subject to the risks described above and other risks in the market.

Incorporation by Reference

Neither the Compensation Committee Report nor the Audit Committee Report included herein shall be deemed soliciting material or filed with the SEC and neither of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

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2022 PROXY STATEMENT

Proxy Statement Summary

Below are highlights of certain information in this Proxy Statement. As it is only a summary, it may not contain all of the information that is important to you. For more complete information, please refer to the complete Proxy Statement and Alcoa’s 2021 Form 10-K before you vote. References to “Alcoa,” “the Company,” “we,” “us,” or “our” refer to Alcoa Corporation.

2022 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	May 5, 2022, 9:30 a.m. EDT

Place:	Online at www.virtualshareholdermeeting.com/AA2022

Record Date:	March 11, 2022

Voting:	Alcoa stockholders as of the record date noted above are entitled to vote on the proposals at the Annual Meeting. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Additional Information:	Please see the section below entitled “Virtual Meeting Format.”

How to Cast Your Vote

Your vote is important! Please cast your vote and play a part in the future of Alcoa.

Voting Before the Annual Meeting:

Registered stockholders and stockholders in an Alcoa savings plan can vote prior to the Annual Meeting by:

Internet at www.proxyvote.com	calling 1-800-690-6903 toll-free	mail If you received paper copies of our proxy materials, return your signed proxy card or voting instruction card

The deadline for voting online or by telephone is 11:59 p.m. EDT on May 4, 2022. If you vote by mail, your proxy card must be received before the Annual Meeting. If you hold shares in an Alcoa savings plan, your voting instructions must be received by 11:59 p.m. EDT on May 2, 2022.

Beneficial owners who own shares through a bank, brokerage firm, or similar organization can vote by returning their voting instruction card, or by following the instructions for voting via telephone or the internet, as provided by the bank, broker, or other organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.

Voting During the Annual Meeting:

If you are a registered stockholder or a beneficial owner who owns shares through a bank, brokerage firm, or similar organization, you may choose to vote online during the Annual Meeting. You will need the 16-digit control number included on your Notice, proxy card, or voting instruction card to log in to the virtual meeting platform at www.virtualshareholdermeeting.com/AA2022. Voting electronically online during the Annual Meeting will replace any previous votes.

Stockholders in an Alcoa savings plan may attend and participate in the Annual Meeting but will not be able to vote shares held in an Alcoa savings plan electronically online during the Annual Meeting. Stockholders in an Alcoa savings plan must vote in advance of the Annual Meeting using one of the methods described above.

Even if you plan to attend and participate in the Annual Meeting, please cast your vote as soon as possible. See the “Questions and Answers About the Annual Meeting and Voting” section for more details.

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2022 PROXY STATEMENT

Proxy Statement Summary (continued)

Voting Matters and Board Recommendations

Voting Matters		Board’s Recommendation	Page Reference (for more detail)
Item 1.	Election of 10 Director Nominees to Serve for One-Year Terms Expiring in 2023	✓ FOR Each Nominee	14
Item 2.	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor for 2022	✓ FOR	40
Item 3.	Approval, on an Advisory Basis, of the Company’s 2021 Named Executive Officer Compensation	✓ FOR	43
Item 4.	Stockholder Proposal to Reduce the Ownership Threshold for Stockholders to Call a Special Meeting, if Properly Presented	✗ AGAINST	76

Virtual Meeting Format

We have decided to hold the Annual Meeting virtually again this year because we believe that hosting a virtual Annual Meeting (i) enables stockholders to attend and participate fully and equally from any location around the world, (ii) improves meeting efficiency and our ability to effectively communicate and engage with our stockholders, regardless of their size, resources, or physical location, (iii) provides for cost savings to the Company and our stockholders, and (iv) reduces the Annual Meeting’s environmental impact in support of our strategic priority to Advance Sustainably. For all of these reasons, there will not be a physical location for the Annual Meeting and you will not be able to attend in person.

We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Our virtual Annual Meeting will be conducted on the internet via live webcast. Stockholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AA2022. Stockholders will be able to vote their shares electronically during the Annual Meeting.

See the “Questions and Answers About the Annual Meeting and Voting” section for more details.

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2022 PROXY STATEMENT

Proxy Statement Summary (continued)

Director Nominees

Alcoa’s Board is currently comprised of 10 members who are elected annually to each serve for a one-year term. Ms. Suzanne Sitherwood, who has served on the Board since November 2016, is not standing for re-election at the Annual Meeting. The Board has nominated Ms. Jackson (Jackie) P. Roberts for election to the Board as the immediate successor to Ms. Sitherwood’s position.

The following table provides summary information about each director nominee standing for election to the Board for a one-year term expiring at the 2023 Annual Meeting.

Name	Age	Director Since	Professional Background	Independent	Committee Memberships	Other Current Public Company Boards
Steven W. Williams Non-Executive Chairman	66	2016	Retired President and Chief Executive Officer, Suncor Energy Inc.	Yes	—	—
Mary Anne Citrino	62	2016	Senior Advisor, The Blackstone Group	Yes	Governance and Nominating (Chair); Safety, Sustainability and Public Issues	HP Inc.; Ahold Delhaize
Pasquale (Pat) Fiore	61	2020	Managing Director, Réseau express métropolitain	Yes	Audit; Safety, Sustainability and Public Issues	—
Thomas J. Gorman	61	2021	Retired Chief Executive Officer, Brambles Ltd	Yes	Compensation and Benefits; Governance and Nominating	Sims Limited; Orora Limited; Worley Limited
Roy C. Harvey	48	2016	President and Chief Executive Officer, Alcoa Corporation	No	—	—
James A. Hughes	59	2016	Managing Partner, EnCap Investments; Former Chief Executive Officer and Director, First Solar, Inc.	Yes	Audit; Safety, Sustainability and Public Issues	TPI Composites, Inc.; PNM Resources, Inc.
James E. Nevels	70	2016	Founder and Chairman, The Swarthmore Group	Yes	Compensation and Benefits (Chair); Governance and Nominating	WestRock Company
Carol L. Roberts	62	2016	Retired Senior Vice President and Chief Financial Officer, International Paper Company	Yes	Audit (Chair); Compensation and Benefits	VF Corporation
Jackson (Jackie) P. Roberts	59	—	Chief Sustainability Officer, AppHarvest Inc.	Yes	—	—
Ernesto Zedillo	70	2016	Frederick Iseman ’74 Director of the Yale Center for the Study of Globalization and Professor, Yale University; Former President of Mexico	Yes	Governance and Nominating; Safety, Sustainability and Public Issues (Chair)	Citigroup Inc.

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2022 PROXY STATEMENT

Proxy Statement Summary (continued)

2021 Highlights

Business

In 2021, our achievements reflected our strategic priorities to Reduce Complexity, Drive Returns, and Advance Sustainably. We continued to execute on our previously announced multi-year portfolio review aimed at driving lower costs and achieving long-term profitability. We continued to strengthen the Company in the following ways:

•

Improved the balance sheet by redeeming $750 million and $500 million in higher interest rate notes due 2024 and 2026, respectively, and issuing $500 million in lower interest rate notes; we now have no significant debt maturities until 2027.

•	Reduced debt. Total debt was $1.8 billion at December 31, 2021 down from $2.5 billion at December 31, 2020.
•	Executed on non-core asset sales, generating net cash proceeds of $966 million.
•	Progressed on our five-year portfolio review of operating capacity in the Aluminum segment.
•	Reduced pension liabilities through annuitization actions; gross U.S. qualified pension liabilities fell to $2.6 billion on December 31, 2021, from $4.5 billion at December 31, 2020.
•	Earned additional certifications from the Aluminium Stewardship Initiative (“ASI”).

2021 was also a year of strong financial performance, significantly improved over 2020:

*

Adjusted EBITDA excluding special items is a non-GAAP financial measure. Please see “Attachment A—Additional Information Regarding Financial Measures” for information regarding this financial measure and reconciliations to the most directly comparable GAAP financial measure.

Executive Compensation

Our Compensation and Benefits Committee is committed to working with stockholders, the Board, and management to design compensation plans that motivate the Company’s executives and support business objectives that create stockholder value. The Company’s compensation plans for 2021 followed the same basic framework used in previous years but with some modifications to better reflect our focus on inclusion and diversity. The Compensation and Benefits Committee believes the structure of our compensation programs remains appropriate, supports the Company’s business objectives and strategic priorities, and reflects stockholders’ interests.

Our Compensation and Benefits Committee abides by an executive compensation philosophy with four guiding principles to drive pay-for-performance and stockholder alignment:

(1)	Motivational: Our executive compensation plans are intended to be highly motivational, retentive, and critical to executive recruiting.
(2)

Targeted at Median: Total compensation (base salary, annual cash incentives (“IC”), and long-term equity incentives (“LTI”)) is generally targeted at the median of the peer group, with cash and equity incentive opportunities that aim to motivate and reward exceptional performance if goals are achieved at higher than target levels.

(3)

Equity-Dominant and Aligned with Stockholders’ Interests: Equity is the most significant portion of total compensation for named executive officers (NEOs) to align the interests of NEOs with those of our stockholders.

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2022 PROXY STATEMENT

Proxy Statement Summary (continued)

(4)

Diversified Metrics: IC and LTI metrics focus management’s actions on Alcoa’s strategic priorities to Reduce Complexity, Drive Returns, and Advance Sustainably, and on achieving the greatest positive impact on financial performance without creating undue risk.

The Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement provides a detailed discussion of Alcoa’s executive compensation philosophy and the pay programs applicable to our NEOs in 2021. Our executive compensation philosophy and programs include many best practices, as highlighted in the table below.

WHAT WE DO	WHAT WE DON’T DO

✓  We pay for performance

✓  We consider and benchmark against a peer group in establishing compensation, targeting total compensation generally at the median of the peer group

✓  We review compensation tally sheets for our executive officers

✓  We maintain robust stock ownership guidelines

✓  Our grant practices promote transparency and are consistent year-over-year

✓  We have clawback policies incorporated into our incentive plans

✓  We have double-trigger equity vesting in the event of a change-in-control where awards are assumed

✓  We pay competitive salaries and provide appropriate benefits to our executive officers, using a mix of stock price appreciation and financial and operational metrics to align with the interests of stockholders

✓  Our IC and LTI programs include metrics related to certain of our environmental, social, and governance (“ESG”) priorities

✓  We have a conservative compensation risk profile

✓  Our Compensation and Benefits Committee retains an independent compensation consultant

✓  Annual Say-on-Pay vote

✗  We do not pay dividend equivalents on stock options or unvested restricted share units; dividend equivalents are paid on restricted share units only if and when such awards vest

✗  We do not allow share recycling

✗  We do not discount stock options or reprice underwater stock options (including cash-outs) without stockholder approval

✗  We do not allow short selling, hedging, or pledging of Company securities by our directors, executive officers, or employees

✗  We do not have excise tax gross-ups in our Change in Control Severance Plan

✗  We do not enter into multi-year employment contracts with our executive officers

✗  We do not pay above-market earnings on deferred compensation or other nonqualified plans

✗  We do not encourage excessive risk-taking in compensation practices

✗  We do not provide excessive perquisites to our executive officers

Alignment of Pay and Performance

Our executive compensation program is designed so that IC and LTI, both of which are at-risk compensation, comprise the most significant portion of each NEO’s total compensation, meaning that the majority of pay is tied directly to the Company’s financial and stock price performance. 2021 was year of strong financial performance for the Company, as described in “2021 Highlights – Business,” and strong shareholder returns:

•	1-Year Total Shareholder Return for the period ended 12/31/2021 of 159.0%
•	3-year Total Shareholder Return for the period ended 12/31/2021 of 124.6%

This strong performance is reflected in above-target payouts, at 126.8% for the Company IC plan and 145.0% for the three-year LTI. Please see the “Compensation Discussion & Analysis” for detail on the financial metrics in the IC and LTI plans applicable to 2021.

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2022 PROXY STATEMENT

Proxy Statement Summary (continued)

Corporate Responsibility and ESG Highlights

Our four core values—Act with Integrity, Operate with Excellence, Care for People, and Lead with Courage—shape the way that we pursue our strategic priorities to Reduce Complexity, Drive Returns, and Advance Sustainably, and provide the foundation for our approach to corporate responsibility, including ESG matters. We strive to achieve these strategic priorities by taking steps to maintain our social license to operate in our communities, reducing risk exposure through our enterprise risk management programs, and improving profitability through product differentiation and innovation.

Our approach to ESG-related programs, strategies, and initiatives are developed by our management team, with the Board and its committees overseeing these programs and related risks. Alcoa monitors ESG risks and opportunities at the corporate level that are relevant to its stakeholders and the success of its business strategy. Significant developments are used to inform business and sustainability strategies and more effectively engage with stakeholders and are used as inputs to the enterprise risk management (“ERM”) process. Results of the ERM process are presented to the executive team and the Board and used in the annual strategic planning process. In particular, the Safety, Sustainability and Public Issues Committee of the Board provides guidance on matters relating to the Company’s corporate and social responsibility, such as safety and health, good corporate citizenship, environmental sustainability, and social issues. See “Corporate Governance—The Board’s Role in Risk Oversight” for more information.

Environmental and Social

Presented below are some of the highlights of Alcoa’s environmental and social responsibility programs.

Environmental Initiatives and Achievements
Reducing GHG Emissions and Improving Energy Efficiency

✓  Alcoa has a goal to innovate and create low-carbon solutions through future-oriented research and development projects aimed at reducing carbon output with the potential to reduce costs, improve efficiency, and reduce carbon emissions in both alumina refining and aluminum smelting. These include:

•   Our Refinery of the Future project, which aims to both reduce the capital cost of developing a refinery and enable decarbonization of alumina refining through developing processes and technologies, such as mechanical vapor recompression and electric calcination.

•   Our ELYSISTM joint venture, which uses technology that eliminates all greenhouse gases (“GHG”) from the traditional smelting process by using next generation electrode design and proprietary materials to emit pure oxygen as a byproduct.

•   Our ASTRAEATM process, which is a metal purification process developed by Alcoa for recycling post-consumer aluminum scrap into high purity aluminum.

✓  Alcoa has a goal of increasing renewable energy consumed by our smelters to 85% by 2025; approximately 81% of the aluminum smelting portfolio operated by the Company was powered by renewable energy sources in 2021. Recent steps we have taken towards this goal include:

•   Entering into new contracts with greater renewable energy sources for the Portland smelter in Australia; and

•   Entering into long- and short-term contracts for renewable energy in connection with Alumar smelter restart.

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2022 PROXY STATEMENT

Proxy Statement Summary (continued)

Climate Strategy

✓  Alcoa formed a Climate Strategy Team, which consists of cross-functional, senior-level employees, that focuses on Alcoa’s climate-related strategies.

✓  Alcoa adopted a Climate Change Policy, which addresses, among other things, our (i) objectives and performance reporting practices, (ii) integration of climate change considerations into our decision-making processes (including relating to risk management, capital expenditures, and corporate development), and (iii) climate-related opportunities (including decarbonization of products, operating process efficiency, and technology innovations).

Products and Processes

✓  Alcoa’s SustanaTM brand offers a portfolio of products manufactured through low-carbon emitting processes, including EcoSourceTM smelter-grade alumina.

✓  The ELYSISTM joint venture is working to commercialize technology that eliminates GHG emissions from aluminum smelting (as described above).

Third Party Certification of Operations

✓  Alcoa has earned Performance Standard certifications from ASI (the industry’s most comprehensive third-party program to validate responsible production practices) for 15 of its operating locations, including three bauxite mines, five alumina refineries, and seven aluminum smelters and cast houses.

✓  Alcoa has also earned the ASI Chain of Custody certifications, which provide third-party validation of responsible production, sourcing, and stewardship of aluminum through its supply chain.

Social Initiatives and Achievements
Inclusion and Diversity

✓  Alcoa was named to the 2022 Bloomberg Gender-Equality Index based on its commitment to gender equality internally and in its communities.

✓  We formed the Alcoa Global Inclusion & Diversity Council, which is comprised of a diverse representation of leaders from across our global operations, to support the execution of our inclusion and diversity strategy and our efforts to create trusting workplaces that are safe, respectful and inclusive of all individuals and that reflect the diversity of the communities in which we operate.

✓  Alcoa launched the Catalyst for Change program under which leaders pledge to promote inclusion and diversity through actions such as championing or leading inclusion groups, mentoring diverse employees, promoting flexible work arrangements, and leading awareness training in unconscious bias.

✓  Alcoa has formed numerous employee resource groups, including the Alcoa Women’s Network (AWN), Alcoans Working Actively for Racial-Ethnic Equality (AWARE), and Employees at Alcoa for LGBT+ Equality (EAGLE).

Ethics and Compliance

✓  Alcoa’s Code of Conduct, Anti-Corruption Policy and Human Rights Policy apply to all Company directors, officers and employees.

✓  Our Company-wide ethics and compliance program emphasizes the importance of integrity in guiding our business every day and every decision we make.

✓  We expect our suppliers to adhere to ethical and sustainable business practices as outlined in our Supplier Standards, which were developed based on our core values.

✓  Our partnership with EcoVadis provides an independent supplier assessment against 21 criteria in the categories of environment, labor and human rights, ethics, and sustainable procurement.

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2022 PROXY STATEMENT

Proxy Statement Summary (continued)

✓  Through our responsible sourcing approach, we identify, integrate and manage risks (including human rights) in our supply chain. We expanded the program in 2021 to implement risk screening of our entire supply base, and we revised our risk-based criteria to determine further assessment and audit.

Safety

✓  Our OneAlcoa: United for Safety initiative integrates temporary workers, contractors, and visitors into our safety programs and data. As we continue to work to better identify risks, all of our rates have remained significantly below the most recent U.S. manufacturing averages.

✓  We have a safety strategy based on the use of reliable systems and a supportive safety culture. A number of different programs are implemented under these pillars, including:

•   Critical safety risk management standards;

•   A risk-based audit program;

•   Consistent root cause analysis for incident investigations;

•   Certification of the majority of our locations in a core operating standard based on human performance, which teaches employees how to anticipate and recognize situations where errors are likely to occur and empowers employees and contractors to stop work if they believe a situation is unsafe;

•   A safety leadership standard;

•   Safety leadership training;

•   Safety culture measurements; and

•   The integration of safety into talent management.

✓  Our ISO-certified corporate Environment, Health and Safety (“EHS”) management system provides a universally recognized management framework for our EHS risk evaluation, planning, objective setting and operational control activities at all locations. The system covers both employees and contractors and is available online to them, providing access to relevant EHS information.

Health

✓  We have various programs and initiatives in place that are designed to (i) prevent future occupational disease through our exposure controls, (ii) support personal health and well-being through our workplaces and culture, and (iii) allow us to operate in a manner that does not negatively impact the health of our communities.

Social Performance

✓  To drive value for our communities and maintain our social license to operate, in 2021, we began deploying a more comprehensive approach to social performance management, known today as Alcoa’s Social Performance Management System. The development of the system included review of our existing practices and established corporate procedures to thoroughly understand and proactively manage social risks. This comprehensive management system, which will fully deploy in 2022, connects with our routine business management and strategic decision-making processes.

✓  As part of the deployment of the Social Performance Management System, Alcoa adopted a Social Policy and Indigenous Peoples Policy to underscore our recognition of, and respect for, the diversity, cultures, customs and values of Indigenous and other Land-Connected Peoples where we operate, and developed global standards for engaging with them and managing cultural heritage.

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2022 PROXY STATEMENT

Proxy Statement Summary (continued)

Corporate Governance

The Company is committed to corporate governance practices that enhance accountability to our stockholders and support the long-term success of our business. Our corporate governance practices, highlighted below, are described in greater detail in the “Corporate Governance” section of this Proxy Statement.

Board Structure, Independence and Accountability
Structure	✓ Separate roles of non-executive Chairman and CEO. ✓ Non-executive Chairman presides during the Board’s executive sessions.
Independence	✓ Independent Board Chairman; fully independent Board committees. ✓ 9 of 10 current directors and director nominees are independent.
Engagement	✓ Director attendance at Board and committee meetings averaged over 93% in 2021. ✓ Non-employee directors meet in regular executive sessions without management present.
Diversity

✓  Five of 10 director nominees are female or racially/ethnically diverse.

✓  Director nominees represent a mix of skills, experience, backgrounds, and tenures.

✓  Adopted a form of the “Rooney Rule” in 2020 for the selection of director nominees.

Accountability

✓  Directors are subject to overboarding limitations.

✓  Annual Board and Board committee self-evaluation process; annual Board evaluation of CEO.

✓  Annual certification of compliance with Code of Conduct and governance/ethics policies.

Tenure	✓ If not elected, directors are required to tender resignation to the Board for its consideration. ✓ Retirement policy that no director should stand for election after reaching age 75.

Board Oversight
Strategy	✓ Board actively oversees and guides Alcoa’s strategic direction and long-term plans.
Risk	✓ Board regularly assesses and oversees Alcoa’s risk profile, exposures and mitigation strategies. ✓ Full Board is responsible for risk oversight and Board committees oversee certain key risks.
Succession Planning	✓ Board actively monitors Alcoa’s management succession and development plans.
ESG	✓ Safety, Sustainability and Public Issues Committee oversees matters relating to corporate responsibility, including safety and health, environmental sustainability, and social issues.
Human Capital Management	✓ Compensation and Benefits Committee oversees the Company’s strategies relating to human capital management, including talent acquisition and retention.

Corporate Governance
Clawback Policy	✓ Clawback policies incorporated into incentive plans.
Hedging/Pledging	✓ Prohibition on short selling, hedging, or pledging Company securities by directors, executive officers and employees.
Stock Ownership	✓ Executive officers and directors are subject to robust stock ownership guidelines.

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Proxy Statement Summary (continued)

Stockholder Rights and Access
Proxy Access	✓ Stockholders have the ability to nominate directors through proxy access.
Elections and Voting	✓ Annual elections of all directors with simple majority voting in uncontested director elections. ✓ No supermajority voting provisions. ✓ One share, one vote.
Special Meetings	✓ Stockholders representing at least 25% of outstanding shares are able to call special meetings.
Engagement	✓ Stockholder engagement program to understand investor perspectives. ✓ Stockholders have opportunities to engage with management, including at periodic investor conferences.
No poison pill	✓ Alcoa does not have a poison pill.

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2022 PROXY STATEMENT

Item 1 Election of 10 Director Nominees to Serve for One-Year Terms Expiring in 2023

The Board, upon the recommendation of the Governance and Nominating Committee, has nominated 10 individuals for election as directors at this year’s Annual Meeting to hold office until the conclusion of the 2023 Annual Meeting. Directors are elected on an annual basis each for one-year terms.

All of the nominees, other than Ms. Jackie Roberts, currently serve as directors on the Board and were elected to the Board by the stockholders at the 2021 Annual Meeting. Ms. Jackie Roberts was first introduced to the Governance and Nominating Committee as a potential nominee by a third-party search firm engaged by the committee. Each director nominee has agreed to be named in this Proxy Statement.

We expect that each director nominee will be able to serve, if elected. If any director nominee is not able to serve, proxies may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

Majority Voting for Directors

Alcoa’s Bylaws provide that in uncontested elections, a majority of the votes cast at any meeting for the election of directors at which a quorum is present will elect directors. Accordingly, each director nominee will be elected if the number of votes cast “FOR” such director nominee exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election.

If an incumbent director nominee is not elected in an uncontested election and no successor has been elected at such meeting, the director must promptly tender his or her resignation to the Board. The Governance and Nominating Committee (excluding the director nominee, if applicable) then will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board, excluding the director nominee, will determine whether to accept the resignation and publicly disclose its decision in accordance with the Bylaws.

An election of directors is considered to be contested if there are more nominees for election than positions on the Board to be filled by election at the meeting of stockholders. In a contested election, the required vote is a plurality of votes cast. The election of directors at the Annual Meeting will be an uncontested election of directors.

Director Nominees

The Board has affirmatively determined that each of the director nominees qualifies for election under the Company’s criteria for evaluation of directors (see “Minimum Qualifications for Director Nominees and Board Member Attributes”). The following pages include biographical information about each of the director nominees and their specific experiences, qualifications, skills, and attributes that have led the Board and the Governance and Nominating Committee to conclude that they should serve as directors on the Board. In addition, the Board has determined that each non-employee director nominee qualifies as independent under the New York Stock Exchange (“NYSE”) listing standards and the Company’s Director Independence Standards. See “Director Independence.”

Director Qualifications, Skills, and Attributes

Our director nominees have substantial leadership, management, and industry experience and expertise in various fields, including international business, government relations and regulation, and ESG matters. The diversity of experience of our director nominees, illustrated in the skills matrix and director nominees’ biographies that follow, is brought to bear in Board deliberations, during which multiple perspectives are considered in developing dynamic solutions to achieve our strategic priorities to Reduce Complexity, Drive Returns, and Advance Sustainably.

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Item 1 Election of 10 Director Nominees to Serve for One-Year Terms Expiring in 2023 (continued)

Because the skills matrix below is a summary, it does not include all of the qualifications, skills, attributes, experiences, and diversity that each director nominee offers.

Director Qualifications, Attributes, and Skills
Diversity. Diversity (including with respect to gender, race, and ethnicity and based on director nominees’ self-identified diversity characteristics) brings multiple perspectives to Board deliberations and decisions and contributes to the overall competencies and effectiveness of the Board		∎					∎	∎	∎	∎
Leadership Experience. Significant leadership experience, including serving as a CEO, senior executive, division president or functional leader within a complex organization enhances the Board’s leadership role	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎
Industry Expertise. Significant experience in the Company’s businesses and industries, including mining, refining, manufacturing, energy, and metals, contributes to the Board’s practical understanding in defining and directing Company strategy	∎		∎	∎	∎	∎		∎
Operations. Experience overseeing complex operations and developing and implementing operational plans and business operations strategy contributes to the Board’s oversight of Company operations and strategy	∎		∎	∎	∎	∎	∎	∎
Financial Literacy. Knowledge of finance or financial reporting; experience with debt/capital market transactions and/or mergers and acquisitions strengthen the Board’s oversight of financial reporting and internal controls	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎
Risk Assessment/ Management. Experience overseeing complex risk management matters strengthens the Board’s oversight of risks facing our Company	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎
Labor/Human Resources. Experience in management of labor relations, in human resources, and talent management contributes to the Board’s practical understanding in Company decision-making and strategy, including regarding the attraction and retention of our workforce	∎		∎	∎	∎	∎	∎	∎
Compensation. Experience with executive compensation and broad-based incentive programs contributes to the Board’s expertise in long- and short-term compensation planning	∎			∎	∎	∎	∎	∎	∎
Global Business. Experience doing business internationally or focused on international issues and operations and exposure to markets, economies, and cultures outside the U.S. contributes to a diversity of perspectives in Board decision-making	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎
Government/Regulatory. Experience in government and regulatory affairs, and regulated industries, including as part of a business and/or through positions with government organizations and regulatory bodies, contributes to the Board’s understanding of the regulatory environment and working with government agencies	∎	∎	∎	∎		∎	∎		∎	∎
Scientific Innovation/Technology. Technical or scientific knowledge and experience implementing technology strategies strengthens the Board’s expertise in research and development, long-term planning, and strategy	∎	∎	∎		∎	∎	∎	∎	∎	∎
Legal. Experience acquired through a law degree in understanding legal risks and obligations strengthens the Board’s oversight of risks facing our Company						∎	∎
Environmental/Sustainability/Corporate Responsibility. Experience in environmental matters, community affairs, and/or corporate responsibility initiatives including sustainability and inclusion and diversity, supports our goals to operate ethically, and with accountability and transparency	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎

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2022 PROXY STATEMENT

Item 1 Election of 10 Director Nominees to Serve for One-Year Terms Expiring in 2023 (continued)

As further described below, our director nominees represent a range of backgrounds and overall experience. The Board believes that the mix of directors should possess a diverse range of experiences, knowledge, skills, judgment, perspectives and characteristics (which may include diversity with respect to race, color, ethnicity, national origin, gender, sexual orientation, identity, and age), as such diversity contributes to the overall competencies and effectiveness of the Board. Of the 10 director nominees, 30% are women, 20% are racially/ethnically diverse, and 30% hold citizenship outside of the United States. The ten director nominees also represent a range of ages: under 50 (10%); 50-59 (20%); 60-69 (50%); and 70-75 (20%), with an average age of 61.8. In selecting a director nominee, the Governance and Nominating Committee focuses on skills, expertise, diversity and background that would complement the existing Board. The Board recognizes that the Company’s businesses and operations are diverse and global in nature. The Governance and Nominating Committee uses the skills matrix, the annual Board and committee evaluation process, and its corporate governance policies to guide and assist in its evaluation of the overall diversity of the Board.

Background information about the director nominees, including the business experience, individual skills, and qualifications that contribute to the Board’s effectiveness as a whole, are described on the following pages.

The Board of Directors recommends a vote “FOR” the election of each of the ten director nominees to serve for one-year terms expiring in 2023.

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Item 1 Election of 10 Director Nominees to Serve for One-Year Terms Expiring in 2023 (continued)

Steven W. Williams (Non-Executive Chairman) Director since: 2016 Age: 66 Committees: Not applicable Other Current Public Directorships: Not applicable

Career Highlights and Qualifications: Mr. Williams has served as Chairman of the Board since 2021. Mr. Williams was the CEO of Suncor Energy, Inc., a Canadian integrated energy company, from 2012 until his retirement in 2019, and he served as President of Suncor Energy from 2011 to 2018. His career with Suncor Energy began in 2002 when he was appointed Executive Vice President, Corporate Development and Chief Financial Officer. He also served at Suncor Energy as Executive Vice President, Oil Sands, from 2003 to 2007 and as Chief Operating Officer, from 2007 to 2011. Mr. Williams has more than 40 years of international energy industry experience, including 18 years at Esso/Exxon.

Other Current Affiliations: Mr. Williams is a fellow of the Institution of Chemical Engineers, a member of the Institute of Directors, and is a member of the National Association of Corporate Directors. He is one of 12 founding chief executive officers of Canada’s Oil Sands Innovation Alliance, a former member of both the advisory board of Canada’s Ecofiscal Commission and the Board of the Business Council of Canada.

Previous Public Directorships: TC Energy Corporation (2019-2021); Suncor Energy, Inc. (2012-2019)

Attributes and Skills: Mr. Williams has decades of experience in leadership positions at large, publicly-traded energy companies. His expertise in the energy sector, with both operational and financial aspects, international perspective, and ESG experience bring valuable insight and experience to the Board as we execute on our long-term strategy and our strategic priority to Advance Sustainably. Mr. Williams also has extensive experience with business leadership organizations and advising government organizations regarding businesses and the economy.

Mary Anne Citrino

Director since: 2016

Age: 62

Committees: Governance and Nominating Committee (Chair); Safety, Sustainability and Public Issues Committee

Other Current Public Directorships:

HP Inc.; Ahold Delhaize (Ms. Citrino is not standing for re-election to the board of directors of Ahold Delhaize in 2022.)

Career Highlights and Qualifications: Ms. Citrino has served as Senior Advisor of The Blackstone Group, a multinational private equity, alternative asset management, and financial services corporation, since 2015, and was Senior Managing Director of Blackstone Advisory Partners L.P. from 2004 until 2015. At Blackstone, she has advised a broad range of clients in the consumer products industry, including Procter & Gamble, Kraft Foods, and Nestlé. Before joining Blackstone, she spent more than 20 years advising clients at Morgan Stanley, where she served as a Managing Director.

Other Current Affiliations: Ms. Citrino serves on the boards of private companies Trilliant Food and Nutrition, LLC, a vertically integrated coffee manufacturer, InComm Inc., a provider of global prepaid and payment solutions, Global Supply Chain Finance Ltd., a company specialized in servicing supply chain finance programs, and ZO Skin Health, a skincare company.

Previous Public Directorships: Barclays plc (2018-2020); Dollar Tree Inc. (2005-2018)

Attributes and Skills: Ms. Citrino’s more than 30-year career as an investment banker provides the Board with substantial knowledge regarding business operations strategy and financial and investment expertise, which is important to the Board and Alcoa as the Company pursues its strategic plans and executes on its strategic priority to Drive Returns.

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Item 1 Election of 10 Director Nominees to Serve for One-Year Terms Expiring in 2023 (continued)

Pasquale (Pat) Fiore Director since: 2020 Age: 61 Committees: Audit Committee; Safety, Sustainability and Public Issues Committee Other Current Public Directorships: Not applicable

Career Highlights and Qualifications: Mr. Fiore is the Managing Director of Réseau express métropolitain, a light rail system under construction in Montreal and has served in this position since 2021. From 2020 to 2021, Mr. Fiore was a consultant for GNL Québec, a Québec-based project development, construction, and operations company (“GNL”). He previously served as GNL’s President from 2018 to 2020 and oversaw the development of a liquified natural gas facility. Prior to joining GNL, Mr. Fiore was a Major Project Sponsor for a multi-billion dollar smelter modernization project then the Interim Chief Financial Officer of the aluminum business of Rio Tinto, a metals and mining company, until his retirement in 2015. Mr. Fiore also served as the President and CEO of Rio Tinto Group’s Global Bauxite and Alumina business in Australia from 2010 to 2014 and was Chief Operating Officer of the Atlantic Bauxite and Alumina business from 2008 until 2010. Previously, he was a Global Practice Leader, Production, of Rio Tinto on a London-based team through which he developed and implemented best practice methodologies and metrics for asset management, fixed plant processing and strategic mine planning across the global organization. From 1982 to 2006, Mr. Fiore held several positions at QIT-Fer et Titane, a Canadian mining company, including as President and several other technology and operations management positions, prior to and following its acquisition by Rio Tinto.

Other Current Affiliations: Mr. Fiore serves on the board of Feedback, a private music streaming company. He has been a professional engineer in the Order of Professional Engineers of Québec since 1982 and was a member of the board of directors of OxyNobel, a magnesium silicate recycling company from 2015 to 2020.

Attributes and Skills: Mr. Fiore’s more than 35 years of experience in the global metals and mining industry, including his significant experience in managing global bauxite and alumina operations, contributes substantial industry knowledge to the Board and provides a valuable perspective on the operations and business strategy of a global and vertically integrated aluminum producer. Having served in roles ranging from a research engineer to the leader of a major business group, Mr. Fiore has significant leadership, industry, and global operational expertise. Mr. Fiore is an audit committee financial expert.

Thomas J. Gorman

Director since: 2021

Age: 61

Committees: Compensation and Benefits Committee; Governance and Nominating Committee

Other Current Public Directorships: Sims Limited; Orora Limited; Worley Limited

Career Highlights and Qualifications: Mr. Gorman served as CEO of Brambles Ltd, an Australian-listed global supply chain logistics company, from 2009 until his retirement in 2017, having joined Brambles Ltd as President of Europe, Middle East, and Africa in 2008. Mr. Gorman served as the President of Ford Australia from 2004 to 2008 and oversaw the establishment of an Asia-Pacific engineering center of excellence in Australia. Mr. Gorman joined the Ford Motor Company in 1987 and held several senior executive positions over his 21-year career at Ford, including positions in Europe, North America, and Australia.

Other Current Affiliations: Mr. Gorman serves as a trustee and Vice-Chairman of the Maine Chapter of The Nature Conservancy.

Attributes and Skills: Mr. Gorman has over 30 years of international business, logistics, and manufacturing experience. His previous leadership positions and substantial knowledge of global business operations, including extensive experience in Australia, where Alcoa has significant operational assets, allow him to contribute valuable management, operational, financial, and strategic expertise to the Board. Mr. Gorman’s previous employment and current public and private company board experience provide a unique perspective on global sustainability matters.

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2022 PROXY STATEMENT

Item 1 Election of 10 Director Nominees to Serve for One-Year Terms Expiring in 2023 (continued)

Roy C. Harvey Director since: 2016 Age: 48 Committees: Not applicable Other Current Public Directorships: Not applicable

Career Highlights and Qualifications: Mr. Harvey is the President and CEO of Alcoa. Mr. Harvey has served as CEO of Alcoa since 2016 and as President since 2017. From 2015 until November 1, 2016, the date of the separation of Alcoa from its former parent company, Alcoa Inc. (the “Separation”), Mr. Harvey was Executive Vice President of Alcoa Inc. and President of its Global Primary Products business. From 2014 to 2015, he was Executive Vice President, Human Resources and Environment, Health, Safety and Sustainability at Alcoa Inc. As part of that role, he also oversaw the Alcoa Foundation. In addition, Mr. Harvey held a variety of operational and financial assignments across the U.S., Europe, and Latin America during his career at Alcoa Inc., predominantly in its upstream business. As the Chief Operating Officer for Global Primary Products from 2013 to 2014, he oversaw the day-to-day global operations of the mining, refining, smelting, casting, and energy businesses. Prior to that role, he was Chief Financial Officer for Global Primary Products from 2011 to 2013. Mr. Harvey was also Director of Investor Relations from 2010 to 2011 and Director of Corporate Treasury in 2010. Mr. Harvey joined Alcoa Inc. in 2002 as a business analyst for Global Primary Products in Knoxville, Tennessee.

Attributes and Skills: As the only management representative on the Board, Mr. Harvey’s leadership of, and extensive experience and familiarity with, Alcoa’s businesses provides the Board with valuable insight into the Company’s operations and strategic direction. His broad range of operational, financial, investor relations, and other roles have given him an in-depth and well-rounded understanding of the Company.

James A. Hughes

Director since: 2016

Age: 59

Committees: Audit Committee; Safety, Sustainability and Public Issues Committee

Other Current Public Directorships:

TPI Composites, Inc.; PNM Resources, Inc.

Career Highlights and Qualifications: Mr. Hughes has served as a Managing Partner of EnCap Investments L.P., a private equity firm focusing on energy investments, since 2019. He formerly served as CEO and Managing Director of Prisma Energy Capital, a private entity focused on investments in energy storage, from December 2017 until its acquisition by EnCap Investments L.P. in 2019. He is the former CEO and Director of First Solar, Inc. (“First Solar”), a leading global provider of comprehensive photovoltaic solar systems. He joined First Solar, Inc. in 2012 as Chief Commercial Officer and was appointed CEO in 2012. He stepped down from the Board and as CEO in 2016. Prior to joining First Solar, Mr. Hughes served, from 2007 until 2011, as CEO and Director of AEI Services LLC, a private company that owned and operated power distribution, generation, and transportation businesses in emerging markets worldwide. From 2004 to 2007, he engaged in principal investing that focused on micro-cap investments in North American distressed manufacturing assets. Previously, he served as President and Chief Operating Officer of Prisma Energy International, with interests in international electric and natural gas utilities. Prior to that role, Mr. Hughes spent almost a decade with Enron Corporation in various executive positions.

Other Current Affiliations: Mr. Hughes is a former Chairman and former Director of the Los Angeles Branch of the Federal Reserve Bank of San Francisco. He is currently a member of the Energy Advisory Council of the Federal Reserve Bank of Dallas.

Attributes and Skills: Mr. Hughes’ extensive experience in the energy sector and previous leadership positions at large energy companies enable him to contribute valuable business, operational, and management expertise to the Board given the Company’s portfolio of energy assets. Mr. Hughes’ service on the board of the Los Angeles Branch of the Federal Reserve Bank of San Francisco also imparts significant financial expertise. Mr. Hughes is an audit committee financial expert.

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2022 PROXY STATEMENT

Item 1 Election of 10 Director Nominees to Serve for One-Year Terms Expiring in 2023 (continued)

James E. Nevels Director since: 2016 Age: 70 Committees: Compensation and Benefits Committee (Chair); Governance and Nominating Committee Other Current Public Directorships: WestRock Company

Career Highlights and Qualifications: Mr. Nevels founded The Swarthmore Group, an investment advisory firm, in 1991 and has served as its Chairman since that time. He has nearly 40 years of experience in the securities and investment industry and is a member of The Swarthmore Group’s Executive Committee. Mr. Nevels was appointed by the President of the United States to the Advisory Committee to the Pension Benefit Guaranty Corporation and served as Chairman from 2005 until 2007. In 2001, Mr. Nevels was appointed by the Governor of Pennsylvania as Chairman of the Philadelphia School Reform Commission and served through 2007, overseeing the turnaround of the Philadelphia School System, then the ninth largest school district in the United States. In addition, Mr. Nevels served as a member of the Board of The Federal Reserve Bank of Philadelphia from 2010 to 2015 and served as Chair of the Board from 2014 through 2015.

Other Current Affiliations: Mr. Nevels is chair of the Business Counsel for International Understanding, a member of the Council of Foreign Relations, a member of the Board of Trustees of the Pro Football Hall of Fame (Emeritus Status), a member of the Financial Research Advisory Committee under the Office of Financial Research within the U.S. Department of Treasury, a member of the board of directors of the Pennsylvania Fly Fishing Museum Association, a member of the Board of Pennsylvania Prison Society, a member of the board of directors of Renew Financial, and an adjunct faculty member at Texas A&M University School of Law.

Previous Public Directorships: The Hershey Company (2009-2017; Chairman, 2009-2015; and Lead Independent Director, 2015-2017); XL Group (2017-2018); First Data Corporation (2014-2019)

Attributes and Skills: Mr. Nevels brings financial expertise to the Board through his background as an investment advisor. In addition, his experience as lead independent director of large public companies gives the Board the benefit of his broad knowledge and perspective on the governance and leadership of publicly traded companies.

Carol L. Roberts Director since: 2016 Age: 62 Committees: Audit Committee (Chair); Compensation and Benefits Committee Other Current Public Directorships: VF Corporation

Career Highlights and Qualifications: Ms. Roberts was Senior Vice President and Chief Financial Officer of International Paper Company (“IP”), a global leader in packaging and paper with manufacturing operations in 24 countries, from 2011 until 2017 when she retired. Ms. Roberts has over 35 years of industrial manufacturing experience, having worked in multiple facilities and across various functions at IP. Before being named Chief Financial Officer in 2011, Ms. Roberts led IP’s largest business, the Industrial Packaging Group. Ms. Roberts also served as IP’s Vice President of People Development for three years, during which she developed human resources programs that had a major impact on IP’s talent posture and employee engagement. Ms. Roberts served in a variety of operational and technical roles since beginning her career with IP in 1981 as an associate engineer at the company’s Mobile, Alabama mill.

Other Current Affiliations: Ms. Roberts serves on the Board of Trustees for the University of Memphis and on the board of Divergent 3D, a private company, which utilizes cutting edge technology, including 3D printing, for vehicle manufacturing.

Attributes and Skills: Ms. Roberts’ career spans engineering, manufacturing, business management, human resources, and finance, bringing deep cross-functional knowledge and experiences to the Board. Her role as Chief Financial Officer of IP provides a strong foundation for valuable contributions to financial, accounting, and strategic matters. Ms. Roberts is an audit committee financial expert.

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Item 1 Election of 10 Director Nominees to Serve for One-Year Terms Expiring in 2023 (continued)

Jackson (Jackie) P. Roberts Not Currently Serving: First Nominated for Election at the 2022 Annual Meeting Age: 59 Committees: Not applicable Other Current Public Directorships: None

Career Highlights and Qualifications: Ms. Roberts is Chief Sustainability Officer of AppHarvest Inc. (“AppHarvest”), an applied technology company in Appalachia developing and operating high-tech indoor farms, since 2020. Ms. Roberts also serves as Senior Advisor of ESG matters to each of the investment firms Hunter Point Capital and Capital Meridian Partners since 2021. Prior to joining AppHarvest, Ms. Roberts held various executive roles at the Carlyle Group, a global diversified investment firm, from 2014 to 2020, including as Chief Sustainability Officer from 2014 to 2019 and Managing Director and Chief Sustainability Officer from 2019 to 2020. Ms. Roberts previously held various positions over seventeen years at the Environmental Defense Fund (EDF), including as Senior Director. While at EDF, she was awarded the White House Presidential Environment and Conservation Challenge Award in 1991, which recognized her efforts to foster cooperative approaches to environmental needs. Ms. Roberts has also served as a senior faculty fellow at Harvard Business School. She began her career as an engineer for the U.S. Environmental Protection Agency.

Other Current Affiliations: Ms. Roberts serves on the boards of PurposeBuilt Brands, LLC, The Conservation Innovation Fund, and the Arizona State University Global Institute of Sustainability.

Attributes and Skills: Ms. Roberts has significant experience in ESG matters, serving in various roles at for- and non-profit entities. Ms. Roberts’ breadth of leadership and management experience in ESG matters will help the Board deepen its understanding of investor and other stakeholder perspectives relating to ESG challenges as the Company pursues its strategic priority to Advance Sustainably.

Ernesto Zedillo

Director since: 2016

Age: 70

Committees: Governance and Nominating Committee; Safety, Sustainability and Public Issues Committee (Chair)

Other Current Public Directorships:

Citigroup Inc.

Career Highlights and Qualifications: Dr. Zedillo has been at Yale University since 2002, where he is the Frederick Iseman ’74 Director of the Yale Center for the Study of Globalization, Professor in the Field of International Economics and Politics, Professor of International and Area Studies, and Professor Adjunct of Forestry and Environmental Studies. He was a Distinguished Visiting Fellow at the London School of Economics in 2001.

Dr. Zedillo was President of Mexico from 1994 to 2000. He served in the Federal Government of Mexico as Undersecretary of the Budget (1987-1988), as Secretary of Economic Programming and the Budget and board member of various state-owned enterprises, including PEMEX, Mexico’s national oil company (1988-1992), and as Secretary of Education (1992-1993). Prior to that time, Dr. Zedillo served as deputy manager of economic research and deputy director of the central bank of Mexico and was the founding General Director of the Trust Fund for the Coverage of Exchange Risks, a mechanism created to manage the rescheduling of the foreign debt of the country’s private sector that involved negotiations and complex financial operations with hundreds of firms and international banks. He also taught economics at the National Polytechnic Institute and El Colegio de Mexico.

Other Current Affiliations: Dr. Zedillo belongs to the international advisory boards of Iberdrola (Spain) and Everis (Spain).

Previous Public Directorships: Promotora de Informaciones, S.A. (2010-2017); The Procter & Gamble Company (2001-2019)

Attributes and Skills: From his broad experience in government, international economics and geopolitics, and his prior service as the President of Mexico, Dr. Zedillo brings international perspective and insight to matters such as government relations and economic, political, and public issues in the various countries in which Alcoa operates.

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Item 1 Election of 10 Director Nominees to Serve for One-Year Terms Expiring in 2023 (continued)

Nominating Board Candidates—Procedures and Director Qualifications

Stockholder Recommendations for Director Nominees

The Governance and Nominating Committee (for purposes of this section, the “Committee”) will consider candidates for the Board recommended by stockholders. Any stockholder wishing to recommend a candidate for director should submit the recommendation in writing to our principal executive offices: Alcoa Corporation, Governance and Nominating Committee, c/o Secretary, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858. The written submission should comply with all requirements set forth in the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Amended and Restated Bylaws (“Bylaws”). Such requirements include, without limitation, information that would be required to be disclosed in a proxy statement or other filings pursuant to Section 14 of the Exchange Act, a description of all direct and indirect compensation, and other arrangements between the proposed nominee and the nominating stockholder, and a completed questionnaire with respect to the background and qualification of the proposed nominee. The Committee will consider all candidates recommended by stockholders who comply with the foregoing procedures and satisfy the minimum qualifications for director nominees and Board member attributes.

Advance Notice Director Nominations

The Bylaws provide that any stockholder entitled to vote at an annual stockholders’ meeting may nominate one or more director candidates for election at that annual meeting by following certain prescribed procedures. To be timely, the stockholder must provide to Alcoa’s Secretary at the principal executive offices of the Company written notice of the stockholder’s intent to make such a nomination or nominations not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting, except as otherwise provided in the Bylaws. If the number of directors to be elected to the Board is increased by the Board and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a previously submitted timely notice will be considered timely with regard to nominees for any new positions created by such increase if delivered to Alcoa’s Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

If a stockholder intends to nominate directors for a special meeting of the Board at which directors will be elected, to be timely, the stockholder must provide written notice to Alcoa’s Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, a notice will be timely if received by the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

A stockholder nominating a director for election must provide the information regarding that nominee in the format required by the Bylaws, and otherwise comply with all applicable requirements in the Bylaws. Any such notice must be sent to our principal executive offices: Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary. For the 2023 Annual Meeting, such notice must be delivered to the Secretary not earlier than the close of business on January 5, 2023 and not later than the close of business on February 4, 2023.

Universal Proxy Rules for Director Nominations

In addition to satisfying the requirements under the Bylaws, stockholders who intend to solicit proxies in support of director nominees other than Alcoa’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules (effective for meetings held after August 31, 2022), which notice must be postmarked or transmitted electronically to Alcoa at its principal executive offices no later than 60 calendar days prior to the anniversary date of the Annual Meeting (for the 2023 Annual Meeting, no later than March 6, 2023). However, if the date of the 2023 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2023 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2023 Annual Meeting is first made.

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2022 PROXY STATEMENT

Item 1 Election of 10 Director Nominees to Serve for One-Year Terms Expiring in 2023 (continued)

Proxy Access Director Nominations

In addition to the advance notice procedures, our Bylaws also include provisions permitting, subject to certain terms and conditions set forth therein, stockholders who have maintained continuous qualifying ownership of at least 3% of outstanding Alcoa common stock for at least three years to nominate a number of director candidates not to exceed the greater of two candidates or 20% of the number of directors then in office who will be included in our annual meeting proxy statement. Proxy access candidates and the stockholder nominators meeting the qualifications and requirements set forth in our Bylaws will be included in the Company’s proxy statement and ballot. To be timely, an eligible stockholder’s proxy access notice must be delivered to our principal executive offices, Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary, no earlier than 150 days and no later than 120 days before the one-year anniversary of the date that we commenced mailing of our definitive proxy statement (as stated in such proxy statement) for the immediately preceding annual meeting, except as otherwise provided in the Bylaws. For the 2023 Annual Meeting, such notice must be delivered to the Secretary no earlier than October 19, 2022 and no later than November 18, 2022.

Minimum Qualifications for Director Nominees and Board Member Attributes

The Committee is charged with determining the criteria, objectives, and procedures for selecting members of the Board. The Board membership criteria are set forth in the Company’s Corporate Governance Guidelines, and the Committee will consider such criteria in the context of the existing composition and needs of the Board and its committees.

Alcoa has adopted the following criteria for identification, evaluation, and selection of directors (which apply regardless of the nominator):

✓	Directors must have demonstrated the highest ethical behavior and must be committed to the Company’s values.
✓

Directors must be committed to seeking and balancing the legitimate long-term interests of all of the Company’s stockholders, as well as its other stakeholders, including its customers, employees, and the communities where the Company has an impact. Directors must not be beholden primarily to any special interest group or constituency.

✓

It is the objective of the Board that all non-management directors be independent. In addition, no director should have, or appear to have, a conflict of interest that would impair that director’s ability to make decisions consistently in a fair and balanced manner.

✓

Directors must be independent in thought and judgment. They must each have the ability to speak out on difficult subjects; to ask tough questions and demand accurate, honest answers; to constructively challenge management; and at the same time, act as an effective member of the team, engendering by his or her attitude an atmosphere of collegiality and trust.

✓	Each director must have demonstrated excellence in his or her area and must be able to deal effectively with crises and to provide advice and counsel to the CEO and his or her peers.
✓

Directors should have proven business acumen, serving or having served as a CEO, or other senior leadership role, in a significant, complex organization; or serving or having served in a significant policy-making or leadership position in a well-respected, nationally or internationally recognized educational institution, not-for-profit organization, or governmental entity; or having achieved a widely recognized position of leadership in the director’s field of endeavor, which adds substantial value to the oversight of material issues related to the Company’s business.

✓

Directors must be committed to understanding the Company and its industry; to regularly preparing for, attending and actively participating in meetings of the Board and its committees; and to ensuring that existing and future individual commitments will not materially interfere with the director’s obligations to the Company. The number of other board memberships, in light of the demands of a director nominee’s principal occupation, should be considered, as well as travel demands for meeting attendance.

✓

Directors must understand the legal responsibilities of board service and fiduciary obligations. All members of the Board should be financially literate, as determined by the Board in its business judgment, and have a sound understanding of business strategy, business environment, corporate governance and board operations. At least one member of the Board must satisfy the requirements of an “audit committee financial expert,” as determined by the Board in its business judgment.

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Item 1 Election of 10 Director Nominees to Serve for One-Year Terms Expiring in 2023 (continued)

✓

Directors must be self-confident and willing and able to assume leadership and collaborative roles as needed. They need to demonstrate maturity, valuing Board and team performance over individual performance and respect for others and their views.

✓	New director nominees should be able to and committed to serve as a member of the Board for an extended period of time.
✓

In selecting a director nominee, the Committee will consider each candidate’s diversity of experiences, knowledge, skills, judgment, perspectives, and characteristics that would complement the existing Board as a whole, recognizing that the Company’s businesses and operations are diverse and global in nature. When identifying candidates for Board membership, the Committee shall consider, and shall request that any search firm it engages include, qualified women and racially/ethnically diverse persons in the initial pool from which director nominees are chosen. However, a director nominee will not be specifically chosen nor excluded solely or largely based on any single attribute or characteristic.

✓	Directors should have reputations, both personal and professional, consistent with the Company’s image and reputation.

Process for Identification and Evaluation of Director Candidates

Candidates for nomination to the Board may be suggested by current directors, management, stockholders, or a third-party search firm engaged to assist with director recruitment. Ms. Jackie Roberts was identified as a director candidate by a third-party search firm retained by the Committee. The Committee provided the third-party search firm with guidance as to the skills, experience, and qualifications that the Committee was seeking in potential candidates, and the search firm identified candidates for the Committee’s consideration.

The process to determine director nominees for election to the Board is based upon the recommendations of the Committee, which is responsible for selecting directors to recommend to the Board for election by the stockholders and to recommend qualified individuals to fill vacancies between stockholder meetings. In 2020, we revised our Corporate Governance Guidelines in connection with the Board’s adoption of a form of the “Rooney Rule” with respect to the identification of candidates for election as directors. Pursuant to such policy, the Committee considers, and requests that any search firm it engages include, qualified women and racially/ethnically diverse persons in the initial pool from which director nominees are chosen. The Committee assesses the effectiveness of this policy as part of its regular consideration of board composition and throughout the director recruitment process.

The Committee will make a preliminary review of a prospective candidate’s background, career experience, and qualifications based on available information. As described above, in considering potential candidates for Board membership, among other factors, the Committee considers an individual’s diversity along a variety of dimensions and whether such individual’s diversity characteristics would complement the existing Board as a whole. If a consensus is reached by the Committee that a particular candidate would likely contribute positively to the Board’s mix of skills and experiences, the Committee will conduct interviews with the candidate and may invite other Board members or senior Alcoa executives to interview the candidate to assess the candidate’s overall qualifications. The Committee will consider the candidate against the criteria it has adopted in the context of the Board’s then current composition and the needs of the Board and its committees and make a recommendation to the Board as to whether the candidate should be nominated for election.

This evaluation procedure is the same for all candidates, including director candidates identified by stockholders, and was followed with respect to Ms. Jackie Roberts. In evaluating Ms. Jackie Roberts as a director candidate, the Committee and the Board considered her self-identified diversity characteristics and her extensive experience with sustainability and ESG matters among many attributes and concluded that she would contribute positively to the Board’s mix of skills and experiences.

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Item 1 Election of 10 Director Nominees to Serve for One-Year Terms Expiring in 2023 (continued)

Non-Employee Director Compensation Program

Our non-employee director compensation program is designed to attract and retain outstanding director candidates who have the requisite experience and background as set forth in our Corporate Governance Guidelines, as well as to recognize the substantial time and effort necessary to exercise oversight of a complex global organization like Alcoa and fulfill the other responsibilities required of our directors.

Consistent with its charter, the Governance and Nominating Committee (for purposes of this section, the “Committee”) reviews director compensation periodically and recommends changes to the Board as it deems appropriate. In 2021, the Committee reviewed our non-employee director compensation program based on a comparative market analysis prepared by Pay Governance LLC (“Pay Governance”), the independent compensation consultant utilized by the Compensation and Benefits Committee, of Alcoa’s program relative to non-employee director compensation programs of companies in our CEO compensation benchmarking peer group (as set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement). Based on its market analysis, Pay Governance concluded that our overall director compensation approximated the market median. Considering Pay Governance’s findings and upon the recommendation of the Committee, the Board determined that no changes to the program were necessary in 2021.

The table below sets forth the components of our non-employee director compensation program. Mr. Harvey, our sole employee director, does not receive additional compensation for his Board service.

Annual Compensation Element	Amount

Equity Award for Non-Employee Directors	$150,000	(1)

Cash Retainer for Non-Employee Directors(2)	$120,000

Additional Annual Cash Fees (as applicable)(2)

Non-Executive Chairman Fee	$150,000

Audit Committee Chair Fee (includes Audit Committee Member Fee)	$27,500

Audit Committee Member Fee	$11,000

Compensation and Benefits Committee Chair Fee	$20,000

Other Committee Chair Fee	$16,500
(1)

The annual equity award is granted following each annual meeting of stockholders in the form of restricted share units, which generally will vest after one year in accordance with the Alcoa Corporation Non-Employee Director Compensation Policy. Vested restricted share units will be settled in stock in a lump sum or installments following termination of service on the Board, in accordance with the elections made by non-employee directors.

(2)

Each non-employee director may elect to defer all or part of his or her cash compensation pursuant to the Alcoa Corporation 2016 Deferred Fee Plan for Directors, as amended (“Deferred Fee Plan”). Directors may elect to defer their cash compensation into various investment options or into restricted share units that are fully vested at grant. Deferred cash amounts are paid in cash either in a lump sum or installments following termination of service on the Board in accordance with the elections made by non-employee directors. Cash fees that are deferred into restricted share units will be settled in stock in a lump sum or installments following termination of service on the Board, in accordance with the elections made by non-employee directors.

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Item 1 Election of 10 Director Nominees to Serve for One-Year Terms Expiring in 2023 (continued)

2021 Director Compensation

The following table sets forth the total compensation of the Company’s non-employee directors for the year ended December 31, 2021.

Name(1)	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	Total ($)

Steven W. Williams	$270,000	$150,000	$420,000

Mary Anne Citrino	$136,500	$150,000	$286,500

Pasquale Fiore	$131,000	$150,000	$281,000

Timothy P. Flynn(2)	$43,590	$0	$43,590

Kathryn S. Fuller(2)	$41,868	$0	$41,868

Thomas J. Gorman(2)	$78,462	$150,000	$228,462

James A. Hughes	$131,000	$150,000	$281,000

Michael G. Morris(2)	$41,868	$0	$41,868

James E. Nevels	$138,278	$150,000	$288,278

Carol L. Roberts	$147,500	$150,000	$297,500

Suzanne Sitherwood	$131,000	$150,000	$281,000

Ernesto Zedillo	$140,338	$150,000	$290,338
(1)

Ms. Jackie Roberts is not included in the table because she did not serve on the Board during fiscal year 2021. Mr. Harvey is a member of the Board and President and CEO of Alcoa, and his compensation for fiscal year 2021 is reported in the Summary Compensation Table (“SCT”) and other tables and sections of this proxy statement. Mr. Harvey did not receive any additional compensation for his service on the Board.

(2)

Mr. Gorman joined the Alcoa Board following his election at the 2021 Annual Meeting. Compensation reflects fees for his Board and Committee service from May 6, 2021 through December 31, 2021. Mr. Morris and Ms. Fuller retired from the Alcoa Board following the 2021 Annual Meeting and Mr. Flynn did not stand for re-election at the 2021 Annual Meeting. Compensation for Mr. Morris, Ms. Fuller and Mr. Flynn reflects fees for their Board and committee service from January 1, 2021 through May 6, 2021.

(3)

This column reflects the cash fees earned by directors for Board and committee service to Alcoa from January 1, 2021 through December 31, 2021, whether or not such fees were deferred. In 2021, Mr. Williams deferred his cash fees in the amount of $269,897 into restricted share units.

(4)

This column reflects the aggregate grant date fair value, determined in accordance with the Financial Accounting Standard Board’s Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC Topic 718”), excluding the effect of estimated forfeitures, of the restricted share unit awards granted by Alcoa on May 10, 2021. A discussion of the relevant assumptions is set forth in Note N to the Consolidated Financial Statements in Part II, Item 8 of the 2021 Form 10-K. As of December 31, 2021, each non-employee director serving at such time (Messrs. Williams, Fiore, Gorman, Hughes, and Nevels, Dr. Zedillo and Mses. Citrino, C. Roberts, and Sitherwood) held 3,655 unvested restricted share units. The Company does not pay fractional shares; any fractional share amounts are paid in cash.

Stock Ownership Guideline for Non-Employee Directors

To further align the interests of non-employee directors with the long-term interests of our stockholders, non-employee directors are required to own, until retirement from the Board, at least $750,000 of our common stock, including restricted share units. Cash-settled deferred share units relating to Alcoa common stock (acquired at Separation for certain directors’ service on the board of directors of Alcoa Inc. pursuant to the Deferred Fee Plan) are counted for purposes of meeting the stock ownership guideline. Whether non-employee directors hold shares of Alcoa common stock, restricted share units, or deferred share units, they have the same economic interest in the performance of the Company, which further aligns the directors’ interests with those of our stockholders. Non-employee directors invest no less than 50% of their annual compensation in Alcoa stock (or stock equivalents), and they are required to do so until they satisfy the director stock

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Item 1 Election of 10 Director Nominees to Serve for One-Year Terms Expiring in 2023 (continued)

ownership guideline and must maintain that investment until they retire from the Board. It is the opinion of the Board that this policy reinforces a focus on long-term stockholder value.

The following table shows the value of each current non-employee director’s holdings in Alcoa common stock, restricted share units, and deferred share units as of January 1, 2022, based on the average closing price per share of our common stock on the NYSE for all active trading days in December 2021, in accordance with stock ownership guideline for non-employee directors.

Non-Employee Directors(1)	Value of Alcoa Stock, Restricted Share Units and Deferred Share Units

Steven W. Williams	$3,253,121

Mary Anne Citrino	$1,940,542

Pasquale Fiore	$1,106,266

Thomas J. Gorman(2)	$191,730

James A. Hughes	$1,781,335

James E. Nevels	$1,887,980

Carol L. Roberts	$2,493,229

Suzanne Sitherwood	$1,781,335

Ernesto Zedillo	$4,163,250
(1)	Ms. Jackie Roberts is not included in the table because she does not currently serve on the Board and she did not serve on the Board during fiscal year 2021.
(2)	Mr. Gorman joined the Board in May 2021.

Prohibitions against Short Sales, Hedging, Margin Accounts, and Pledging

The Company’s Insider Trading Policy prohibits directors, executive officers, and employees from engaging in short selling, hedging, or pledging transactions with respect to our securities. See “What We Don’t Do” in the “Compensation Discussion and Analysis” section of this Proxy Statement for additional information regarding our no hedging and no pledging policies.

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Corporate Governance

The Board has adopted a number of policies to support our values and good corporate governance, which are central to the success of our business and in advancing stockholder interests.

Corporate Governance Documents

The following governance documents are available on our website, www.alcoa.com, under “Investors—Governance—Governance Documents.”

•	Certificate of Incorporation and Bylaws
•	Committee Charters
•	Corporate Governance Guidelines (which include the Director Independence Standards)
•	Code of Conduct

Paper copies of the documents listed above can be obtained by writing to Alcoa Corporation, Attention: Secretary, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which are designed to assist the Board in the exercise of its duties and responsibilities to the Company. They reflect the Board’s commitment to monitor the effectiveness of decision-making at the Board and management level with a view to achieving Alcoa’s strategic objectives. They are subject to modification by the Board at any time.

Code of Conduct

The Company’s Code of Conduct and Ethics (the “Code of Conduct”) applies equally to directors and all officers and employees (including the CEO, CFO and other financial professionals) of the Company, its subsidiaries and entities it controls. We conduct annual surveys regarding compliance with the Code of Conduct.

Only the Audit Committee can amend or grant waivers from the provisions of the Code of Conduct, and any such amendments or waivers applicable to directors and executive officers will be posted promptly on our website, www.alcoa.com. No waivers have been granted to date.

Code of Conduct training is mandatory for all employees. Salaried employees complete the training online and shop floor employees receive the same training in organized group sessions. The training is focused on the Company’s policies and procedures, and provides information on how to ask questions and raise concerns through the Company’s Integrity Line and other resources.

Board Information

Director Independence

Providing objective, independent judgment is at the core of the Board’s oversight function. Under the Company’s Director Independence Standards, which conform to the independence requirements pursuant to the listing standards of the NYSE, a director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with the Company or any subsidiary in the consolidated group. The Director Independence Standards include a list of categories of material relationships affecting the determination of a director’s independence. In making such determinations, the Board also considers transactions, relationships and arrangements between each director or director nominee (or an immediate family member of the director or director nominee) and the Company and management. Any relationship that falls below a threshold set forth in the Director Independence Standards, or is not otherwise listed in the Director Independence Standards or the NYSE listing standards, and is not required to be disclosed under Item 404(a) of SEC Regulation S-K, is deemed to be an immaterial relationship.

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2022 PROXY STATEMENT

Corporate Governance (continued)

The Board has affirmatively determined that Ms. Jackie Roberts and each of the current directors (Messrs. Williams, Fiore, Gorman, Hughes, and Nevels, Dr. Zedillo and Mses. Citrino, C. Roberts, and Sitherwood), other than Mr. Harvey, are independent. Mr. Harvey is employed by the Company and therefore does not meet the independence standards set forth in the NYSE listing standards and our Director Independence Standards. The Board also affirmatively determined that Messrs. Flynn and Morris and Ms. Fuller were independent under the NYSE listing standards prior to their departures from the Board on May 6, 2021. In the course of making its determination regarding independence, the Board did not find any material relationships that would impair any director’s or Ms. Jackie Roberts’ independence, other than Mr. Harvey’s employment.

Board Leadership Structure

The Company’s current Board leadership structure provides for a non-executive Chairman of the Board who is appointed by the independent directors of the Board. Steven W. Williams has served as the Company’s independent, non-executive Chairman of the Board since January 1, 2021. The Board believes this current structure of separating the roles of Chairman and CEO allows for better alignment of corporate governance (including the risk oversight responsibilities of the Board) with the interests of stockholders in protecting the Company’s long-term enterprise value. The Board also believes that this structure allows our CEO to focus on operating and managing the Company and the Chairman to provide guidance and oversight. With independent members of the Board serving as chairpersons and members of our Board committees, this leadership structure further enables the Board to provide independent oversight of material risks affecting the Company that are within the purview of such committees as further described under “The Board’s Role in Risk Oversight.”

Our Corporate Governance Guidelines provide that the Chairman has the following responsibilities, unless otherwise designated by the Board: call and chair all meetings of the Board, including executive sessions of the independent directors; chair the annual stockholders meeting; ensure that he or she is available for consultation and direct communication with major stockholders or joint venture partners, as appropriate; oversee Board governance, including approval of meeting agendas and meeting schedules to assure that all agenda items are adequately addressed; ensure personal availability for consultation and communication with independent directors; call special meetings of the independent directors, as the Chairman may deem appropriate; and provide guidance and communication to the CEO in matters of strategic importance.

Executive Sessions of Non-Management Directors

The non-management directors meet in regularly-scheduled executive sessions without the presence of management. The non-executive Chairman of the Board (currently Mr. Williams) chairs these sessions.

Meetings, Attendance and Committee Composition

The Board met eight times in 2021. In 2021, each director attended at least 75% of the meetings of the Board and the committees on which he or she served (held during the period in which the director served) and actual director attendance at meetings of the Board and committees on which they served (held during the period in which the director served) averaged over 93%. Under Alcoa’s Corporate Governance Guidelines, all directors are expected to attend annual meetings of stockholders, and all directors serving at the time of the 2021 Annual Meeting attended the 2021 Annual Meeting.

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2022 PROXY STATEMENT

Corporate Governance (continued)

The following table sets forth the Board committees and the current members of each of the committees as of the date hereof:

Directors(1)	Audit	Compensation and Benefits	Governance and Nominating	Safety, Sustainability and Public Issues

Mary Anne Citrino*			Chair	✓

Pasquale Fiore*	✓			✓

Thomas J. Gorman*		✓	✓

Roy C. Harvey(2)

James A. Hughes*	✓			✓

James E. Nevels*		Chair	✓

Carol L. Roberts*	Chair	✓

Suzanne Sitherwood*	✓	✓

Steven W. Williams*(3)

Ernesto Zedillo*			✓	Chair

2021 Meetings	6	7	5	5
*	Independent Director
(1)

Ms. Jackie Roberts is not included in the table because she is not currently serving on the Board and she did not serve on the Board during fiscal year 2021. Ms. Sitherwood is not standing for re-election and will be leaving the Board following the Annual Meeting, and the committee composition will be reconfigured at that time.

(2)

As a management director, Mr. Harvey attends each Board meeting and is invited to attend each committee meeting, except to the extent the Board or committee requests to meet without him present or the Board or committee is meeting in executive session.

(3)	As non-executive Chairman of the Board, Mr. Williams chairs each Board meeting and is invited to attend each committee meeting.

Director Overboarding Policy

As described in our Corporate Governance Guidelines, the Board has established an overboarding policy to help ensure a director’s service on other public company boards does not impair the director’s ability to effectively serve on our Board. To that end, the Board believes that (i) directors who also serve as executive officers of public companies should not serve on more than one public company board in addition to the Company’s Board; (ii) other directors should not serve on more than three other public company boards in addition to the Company’s Board; and (iii) Audit Committee members should not serve on the audit committees of more than three public companies (including the Company’s Audit Committee).

Board, Committee and Individual Director Annual Self-Evaluation Process

The Governance and Nominating Committee developed and oversees the formal annual, multi-faceted process to assess the performance and effectiveness of the full Board, the operations of its committees, and the contributions of individual directors. The self-evaluation process is designed to solicit robust feedback regarding the Board and individual directors and ensure the compliance, continuous improvement, and accountability of our Board.

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Corporate Governance (continued)

Director-to-Director Interviews:

The evaluation process is overseen by our independent Chairman and includes individual interviews conducted by:

•	the Chairman, with individual directors and the General Counsel present, regarding the functioning of the Board and each committee, and director peer performance;
•	the committee chairs with their members regarding the functioning of each committee; and
•	the Chair of the Governance and Nominating Committee with each director regarding the performance of the Chairman.

Feedback:

A summary of results identifying any themes or issues that emerge from individual interviews are discussed in Board and committee executive sessions, and individual director feedback is communicated by the Chairman as appropriate.

Ongoing Evaluation Actions:

In addition to the formal annual Board, committee and individual director self-evaluation process described above, our ongoing corporate governance evaluation process incorporates:

•	periodic input from committee chairs, the CEO and senior management on topical agendas;
•	regular executive sessions without management present;
•	review of the appropriateness of a director’s continued service following a substantial change in principal occupation;
•

review of potential conflicts and overboarding concerns following a director’s request to serve on the governance and/or advisory board of other corporations or entities including non-profit or charitable organizations;

•	consideration of individual director performance when evaluating directors for possible re-nomination to the Board;
•	an annual review of committee charters, Corporate Governance Guidelines, and other Board policies; and
•	an annual review of the formal Board, committee and individual director self-evaluation process.

Retirement Policy and Board Refreshment

Our Corporate Governance Guidelines provide that no director should stand for election to the Board if the director has reached age 75 before the date of election or will reach age 75 during the term for which the director is being considered for nomination, unless the Governance and Nominating Committee determines that such director’s continued service is in the Company’s interests (the “Retirement Policy”). Since the time of our formation as a standalone company, we have had directors retire in accordance with the Retirement Policy and, when necessary and appropriate, the Board has also added new directors, resulting in Board refreshment over time.

Committees of the Board

There are four standing committees of the Board. The Board has adopted written charters for each committee, which are reviewed on an annual basis and are available on our website at www.alcoa.com under “Investors—Governance—Governance Documents.”

Each of the Audit, Compensation and Benefits, Governance and Nominating, and Safety, Sustainability and Public Issues Committees consists solely of directors who have been determined by the Board to be independent in accordance with SEC regulations, NYSE listing standards, and the Company’s Director Independence Standards (including the heightened

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Corporate Governance (continued)

independence standards and considerations for members of the Audit and Compensation and Benefits Committees). The responsibilities of each committee include the following:

COMMITTEE	RESPONSIBILITIES
Audit Committee

•   Overseeing the integrity of the financial statements and internal controls, including review of the scope and the results of the audits of the internal and independent auditors.

•   Appointing the independent auditor and evaluating their qualifications, independence, and performance.

•   Reviewing the performance and adequacy of the internal audit function.

•   Pre-approving all audit and non-audit services to be provided by the independent auditor.

•   Overseeing the Company’s compliance with legal, ethical, and regulatory requirements.

•   Approving the Audit Committee Report for inclusion in the Proxy Statement.

•   Discussing with management and the auditors the Company’s policies with respect to risk assessment and risk management, including major financial risk exposures and risks related to cybersecurity.

Each member of the Audit Committee is financially literate, and the Board has determined that each of Mses. C. Roberts and Sitherwood, and Messrs. Fiore and Hughes qualifies as an “audit committee financial expert” under applicable SEC rules and is independent in accordance with SEC rules, NYSE listing standards, and the Company’s Director Independence Standards.

Compensation and Benefits Committee

•   Establishing the CEO’s compensation based upon an evaluation of performance in light of approved goals and objectives.

•   Reviewing and approving the compensation of the Company’s other officers.

•   Overseeing the administration of the Company’s incentive compensation and equity-based plans.

•   Reviewing strategies related to human capital management, including talent acquisition and retention.

•   Approving the Compensation Discussion and Analysis and the Compensation Committee Report for inclusion in the Proxy Statement.

•   Having the sole authority to retain and terminate a compensation consultant, as well as to approve the consultant’s fees and other terms of engagement (see “Compensation Consultant”).

The Compensation and Benefits Committee may form subcommittees and delegate its authority to such subcommittees and officers of the Company when appropriate, and has delegated authority to a management employee benefits committee to administer certain broad-based employee benefit plans and to the CEO to determine and approve IC and LTI awards for non-officer employees of the Company as prescribed by the Compensation and Benefits Committee. Officers do not determine the amount or form of executive or director compensation, although the CEO and other officers provide recommendations to the Compensation and Benefits Committee regarding compensation changes and incentive compensation for officers who are their direct reports. For more information on the responsibilities and activities of the Compensation and Benefits Committee, including its processes for determining executive compensation, see the “Compensation Discussion and Analysis” section.

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Corporate Governance (continued)

COMMITTEE	RESPONSIBILITIES
Governance and Nominating Committee

•   Identifying individuals qualified to become Board members and recommending them to the full Board for consideration, including evaluating all potential candidates, whether initially recommended by management, other Board members, or stockholders.

•   Making recommendations to the Board regarding Board appointments to committees.

•   Developing, recommending, and annually reviewing and assessing the Company’s Corporate Governance Guidelines and overseeing other corporate governance matters.

•   Reviewing, approving, and overseeing related person transactions in accordance with the Company’s policy on such transactions.

•   Coordinating an annual performance evaluation of the Board and its committees.

•   Periodically reviewing and making recommendations to the Board regarding director compensation.

Safety, Sustainability and Public Issues Committee

•   Providing guidance on matters relating to the Company’s corporate and social responsibility, including, but not limited to, safety and health, good corporate citizenship, environmental sustainability, and social issues.

•   Overseeing, and providing advice on improvements to, Alcoa’s initiatives, policies, and practices to ensure alignment with, and promote the achievement of, its values.

•   Considering, and bringing to the attention of the Board, as appropriate, current and emerging safety and health, environmental and sustainability, social, and political trends and major global legislative and regulatory developments or other government relations, trade, or public policy issues.

•   Advising on significant stakeholder concerns relating to safety, the environment, sustainability, corporate and social responsibility, and other public issues.

•   Overseeing Alcoa’s policies and practices relating to its political activities, inclusion and diversity, and charitable activities and contributions.

•   Considering developments affecting the Company’s corporate reputation and provides guidance regarding the protection of the Company’s reputation.

The Board’s Role in Risk Oversight

The Board is actively engaged in overseeing and reviewing the Company’s strategic direction and objectives, taking into account (among other considerations) Alcoa’s risk profile and exposures. It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Board has oversight responsibility for the processes established to report and monitor systems for material risks applicable to the Company. The Board annually reviews Alcoa’s enterprise risk management process and considers the prioritization of risks, and receives regular updates on risk exposures.

The Board, as a whole, has responsibility for risk oversight, including succession planning relating to the Chief Executive Officer and risks relating to the competitive landscape, strategy, business conditions, and capital requirements. The committees of the Board also oversee Alcoa’s risk profile and exposure relating to matters within the scope of their authority. The Board regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility.

The Audit Committee discusses the Company’s risk profile, risk management, and exposure (and Alcoa’s policies relating to the same) with management, the internal auditors, and the independent auditor. Such discussions include the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures. The Audit Committee also oversees Alcoa’s risks relating to cybersecurity. Each of the Audit Committee and the full Board receive annual updates regarding the state of the Company’s cybersecurity program, cybersecurity developments and emerging threats, and the Company’s strategy to mitigate cybersecurity risks, which includes regular vulnerability assessments and employee training on cybersecurity matters.

The Compensation and Benefits Committee considers risks related to human capital management such as the attraction and retention of talent and the design of compensation programs and incentive arrangements. The Compensation and

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2022 PROXY STATEMENT

Corporate Governance (continued)

Benefits Committee periodically reviews Alcoa’s incentive structure to avoid encouraging material risk-taking through financial incentives. Based on these determinations, the Company believes that it is not reasonably likely that Alcoa’s compensation and benefit plans incentivize undue risk or create risks that are reasonably likely to have a material adverse effect on us. See “What We Do” in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Governance and Nominating Committee considers risks related to corporate governance and oversees succession planning for the Board, the structure, function, and composition of the Board, and the appropriate assignment of directors to the Board committees for risk oversight and other areas of responsibilities.

The Safety, Sustainability and Public Issues Committee considers risks related to the Company’s reputation, and risks relating to safety and health, public policy, environmental sustainability, and social issues.

The Company believes that the Board leadership structure supports its role in effective oversight of risk management. There is open communication between management and directors, and all directors are actively involved in the risk oversight function.

Stockholder Engagement and Responsiveness

Routine and consistent investor outreach is fundamental to our commitment to engagement, communication, and transparency with our stockholders. We communicate with our stockholders through various methods, all of which are designed to keep stockholders apprised of the Company’s business. Throughout the year, we participate in numerous investor conferences and make efforts to be in contact with as many stockholders as possible, to solicit feedback and ensure our Board and management have insight into the issues that are most important to our stockholders. We proactively and regularly reach out to our largest institutional stockholders, representing nearly 50% of our outstanding shares.

At the 2021 Annual Meeting, an advisory stockholder proposal requesting that the Board take the steps necessary to permit stockholders to act by written consent did not pass and received the support of approximately 35% of shares represented at the 2021 Annual Meeting and entitled to vote. The Governance and Nominating Committee continues to believe that, in light of the Company’s existing governance profile, including the fact that the Company’s Bylaws provide stockholders with a meaningful right to call special meetings, among other rights, it is unnecessary to take steps to implement this proposal. This same proposal also received less than majority support at the 2019 Annual Meeting and the 2020 Annual Meeting. The 2021, 2020 and 2019 Annual Meeting voting results reflect that the holders of a majority of shares represented at each meeting and entitled to vote continue to support the Company’s current governance practices.

Communications with Directors

The Board welcomes input and suggestions. Stockholders and other interested parties wishing to contact the Chairman, individual directors, or the non-management directors as a group may do so by sending a written communication to the attention of the Chairman c/o Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858.

To communicate issues or complaints regarding questionable accounting, internal accounting controls, or auditing matters, send a written communication to the Audit Committee c/o Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858. Alternatively, you may place an anonymous, confidential, toll free call in the United States to Alcoa’s Integrity Line at 1-800-346-7319. You may also make reports by web, email, or standard mail. For a listing of web, email, and mailing addresses, and of Integrity Line telephone numbers outside the United States, go to www.alcoa.com “What We Believe—Ethics and Compliance—Integrity Line.” See also www.alcoa.com “Investors—Governance—Contact Directors.”

Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors, as appropriate, depending upon the facts and circumstances outlined in the communication. The Corporate Secretary’s Office will submit to the Board or to any individual director or directors all communications received, excluding only those items that are not related to Board duties and responsibilities, such as: junk mail and mass mailings; product complaints and product inquiries; new product or technology suggestions; job inquiries and resumes; advertisements or solicitations; and surveys.

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Corporate Governance (continued)

Related Person Transactions

Review, Approval, and Oversight of Transactions with Related Persons

The Company has a written Related Person Transaction Policy that governs the review, approval, and oversight of transactions between the Company and related persons. The policy applies to any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (i) Alcoa or a subsidiary, partnership, joint venture or other business association that is effectively controlled by Alcoa directly or indirectly was, is, or will be a participant and the amount involved exceeds $120,000 and (ii) a related person had, has, or will have a direct or indirect material interest; except those transactions, arrangements or relationships that would not be required to be disclosed pursuant to SEC rules after considering the materiality thresholds and exceptions to disclosure set forth in Item 404 of Regulation S-K. A related person means (i) any person who is, or at any time since the beginning of Alcoa’s last fiscal year was, a director or executive officer of Alcoa or a director nominee, (ii) any stockholder known to Alcoa to be the beneficial owner of more than 5% of any class of Alcoa’s voting securities, (iii) any immediate family member of the foregoing persons, or (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position, or in which such person has more than a 10% beneficial ownership interest.

Under this policy, it is the responsibility of the Governance and Nominating Committee to conduct a reasonable prior review of and oversee related person transactions for potential conflicts of interest, and approve, ratify, revise or reject related person transactions in accordance with the policy. Management is responsible for determining whether a proposed transaction is a related person transaction requiring review by the Governance and Nominating Committee under the policy (including whether the related person has a material interest), based on a review of all facts and circumstances, including information provided to management. Upon determination by management that a transaction is a related person transaction requiring review by the Governance and Nominating Committee, the material facts respecting the transaction and the related person’s interest in such transaction are reported to the Governance and Nominating Committee. If management determines that it is unreasonable or impractical to wait until the next Governance and Nominating Committee meeting to review a proposed related person transaction, the chairperson of the Governance and Nominating Committee may review and approve the related person transaction in accordance with the policy. Any such approval must be reported to and ratified by the Governance and Nominating Committee at the next regularly scheduled Governance and Nominating Committee meeting.

When reviewing proposed related person transactions, the Governance and Nominating Committee or the chairperson (as the case may be) will consider all of the relevant factors, including, but not limited to (if and to the extent applicable): the impact on a director’s or director nominee’s independence in the event that the related person is a director, a director nominee, an immediate family member of a director or a director nominee, or an entity in which a director or a director nominee is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; required disclosures; the dollar value of the transaction; the relative benefits to be obtained and obligations to be incurred by the Company; whether the terms of the transaction are comparable to those available to third parties; and whether the related person transaction is, overall, not inconsistent with the interests of the Company. The Governance and Nominating Committee will prohibit a related person transaction if it determines it to be inconsistent with the interests of Alcoa and its stockholders.

If Alcoa becomes aware of a related person transaction that has not been the subject of a reasonable prior review and approval by the Governance and Nominating Committee under the policy, the matter shall be reviewed by the Governance and Nominating Committee as promptly as practicable. The Governance and Nominating Committee shall consider all of the relevant facts and circumstances respecting such related person transaction, and shall evaluate all options available to the Company, including ratification, revision or termination of such related person transaction, and shall take such course of action as the Governance and Nominating Committee deems appropriate under the circumstances.

If a related person transaction will be ongoing, the Governance and Nominating Committee is responsible for overseeing such related person transaction and may establish guidelines for Alcoa’s management team to follow in its ongoing dealings with the related person. Thereafter, the Governance and Nominating Committee, on at least an annual

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2022 PROXY STATEMENT

Corporate Governance (continued)

basis, will review and assess ongoing relationships with the related person to confirm that they are in compliance with the Governance and Nominating Committee’s guidelines and that the related person transaction remains appropriate.

Transactions with Related Persons in 2021

Louis Langlois, the spouse of Tammi A. Jones, the Company’s Executive Vice President and Chief Human Resources Officer, is employed by the Company. During 2021, he served as the Company’s Director of Strategy, for which he was paid total annual cash and equity compensation of approximately $380,000, which amount was determined and approved in February 2021 and is consistent with the compensation provided to other similarly-situated employees. Mr. Langlois is also eligible to participate in Company benefit plans that are available to other employees in similar positions and locations. In February 2022, the Board appointed Mr. Langlois to serve as the Company’s Treasurer, effective as of March 1, 2022. In connection therewith, the Compensation and Benefits Committee approved target annual cash and equity compensation for him of approximately $715,000. This related person transaction was reviewed and approved in accordance with our Related Person Transaction Approval Policy.

Management Succession Planning

As described in our Corporate Governance Guidelines, the paramount duty of the Board is to select a CEO and to oversee the CEO and other senior management in the competent and ethical operation of the Company. The Compensation and Benefits Committee, under the guidance of the Board, is responsible for overseeing the performance of the CEO on an annual basis.

The Board is responsible for identifying, and periodically updating, the qualities and characteristics necessary for an effective CEO of the Company. With these principles in mind, the Board periodically monitors and reviews the development and progression of potential internal candidates against these standards. Advance planning for contingencies such as the departure, death or disability of the CEO or other top executives is necessary so that, in the event of an untimely vacancy, the Company has in place a succession plan that addresses a potential emergency or the retirement of the CEO to facilitate the transition to both interim and longer-term leadership.

The Chief Executive Officer and the Chief Human Resources Officer periodically review with the full Board review short-term and long-term succession planning for the development, retention and replacement of executive talent including readiness to take on additional leadership roles. This review includes a discussion about development plans for members of senior management to help prepare them for future succession.

Compensation Matters

Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Benefits Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation and Benefits Committee.

Compensation Consultant

The Compensation and Benefits Committee directly retained an independent consultant, Pay Governance, in 2021. Pay Governance provided advice during 2021 as requested by the Compensation and Benefits Committee on the amount and form of certain executive compensation components, including, among other items, advising on executive compensation market practices, trends, and developments, insights on executive compensation, and an analysis and review of the compensation plans for executives. See “What We Do” in the “Compensation Discussion and Analysis” section of this Proxy Statement. Pay Governance also provided advice to the Governance and Nominating Committee regarding non-employee

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2022 PROXY STATEMENT

Corporate Governance (continued)

director compensation and market practices and trends as described under “Non-Employee Director Compensation Program.”

The Compensation and Benefits Committee performed its annual assessment of the consultant’s independence and found no conflict of interest. In its assessment, the Compensation and Benefits Committee considered, among other matters: that Pay Governance provides no other services to the Company (other than to the Compensation and Benefits and Governance and Nominating Committees); the amount of fees received from the Company by Pay Governance as a percentage of Pay Governance’s total revenue; the policies and procedures that Pay Governance has in place to prevent conflicts of interest; any business or personal relationships between the consultants at Pay Governance performing consulting services and any Compensation and Benefits Committee members or any executive officer; and any ownership of Company stock by the consultants. In addition to information provided by Pay Governance, the Company utilized broad-based comparative compensation survey data from Willis Towers Watson (WTW), which survey data was not customized for the Company (other than to remove insurance and financial service companies), in order to assist the Company with its general understanding as to whether its compensation programs were competitive with the market.

Recovery of Incentive Compensation

The Alcoa Corporation 2016 Stock Incentive Plan, as amended and restated (the “2016 Stock Incentive Plan”), and the Annual Cash Incentive Compensation Plan, as amended and restated (the “Annual Incentive Plan”), each provide that if the Board learns of (i) any violation of the Company’s Code of Conduct or similar codes and/or policies that results in significant financial or reputational harm or impact to the Company, as determined in the Board’s sole discretion, then the Board will, to the full extent permitted by governing law, effect the full or partial cancellation and recovery of awards previously granted to a former or current executive officer or (ii) any misconduct by a current or former executive officer that contributed to the Company having to restate all or a portion of its financial statements, then the Board will, to the full extent permitted by governing law, in all appropriate cases, effect the cancellation and recovery of any awards previously granted to such executive officer if: (A) the amount of the awards was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, (B) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement, and (C) the amount of the awards had the financial results been properly reported would have been lower than the amount actually awarded.

Furthermore, all awards (including awards that have already vested) are subject to the terms and conditions, if applicable, of any other recoupment policy adopted by the Company from time to time or any recoupment requirement imposed under applicable laws, rules, regulations, or stock exchange listing standards.

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Beneficial Ownership

Stock Ownership of Certain Beneficial Owners

The following table sets forth the number and percentage of shares of our common stock beneficially owned as of March 1, 2022 (unless otherwise noted) by persons we know to be the beneficial owners of more than 5% of the outstanding shares of our common stock, as reported by such stockholders to the SEC.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (#)		Percent of Class(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	Common Stock	19,840,330	(2)	10.76%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	Common Stock	18,119,209	(3)	9.82%
(1)	Percentages are based on 184,395,848 shares of Alcoa common stock outstanding as of March 1, 2022.
(2)

Based solely on information contained in a Schedule 13G filed by BlackRock, Inc. on January 10, 2022. BlackRock, Inc. and certain affiliated entities reported aggregate beneficial ownership of 19,840,330 shares, with sole power to vote 18,788,260 shares, sole power to dispose of 19,840,330 shares, shared power to vote zero shares, and shared power to dispose of zero shares.

(3)

Based solely on information contained in a Schedule 13G/A filed by The Vanguard Group on February 9, 2022. The Vanguard Group reported aggregate beneficial ownership of 18,119,209 shares, with sole power to vote zero shares, sole power to dispose of 17,863,839 shares, shared power to vote 91,091 shares, and shared power to dispose of 255,370 shares.

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2022 PROXY STATEMENT

Beneficial Ownership (continued)

Stock Ownership of Directors and Executive Officers

The following table shows the ownership of Alcoa common stock, as of March 1, 2022, by each current director, each director nominee, the NEOs, and all directors and executive officers (serving as of such date) as a group. Executive officers and directors are subject to stock ownership guidelines. Please see “Compensation Discussion and Analysis” for a discussion of executive stock ownership guidelines and “Stock Ownership Guideline for Non-Employee Directors” for a discussion of the non-employee director stock ownership guideline.

Name of Beneficial Owner	Total Beneficial Ownership(2)	Percentage of Class Beneficially Owned	Additional Underlying Stock Units(3)	Total

Directors

Steven W. Williams	59,512	*	3,655	63,167

Mary Anne Citrino	33,338	*	3,655	36,993

Pasquale (Pat) Fiore	17,434	*	3,655	21,089

Thomas J. Gorman	0	*	3,655	3,655

James A. Hughes	30,303	*	3,655	33,958

James E. Nevels	32,336	*	3,655	35,991

Carol L. Roberts	30,303	*	17,226	47,529

Jackson (Jackie) P. Roberts(1)	0		0	0

Suzanne Sitherwood	30,303	*	3,655	33,958

Ernesto Zedillo	33,976	*	45,389	79,365

Named Executive Officers

Roy C. Harvey(1)	263,832	*	437,760	701,592

William F. Oplinger	37,217	*	98,570	135,787

John D. Slaven	0	*	54,730	54,730

Timothy D. Reyes(1)	25,208	*	48,216	73,424

Jeffrey D. Heeter	0	*	54,730	54,730

All Directors, Nominees, and Executive Officers as a Group (20 individuals)	596,801	*	939,816	1,536,617
*	Indicates that the percentage of beneficial ownership does not exceed 1%, based on 184,395,848 shares of Company common stock outstanding as of March 1, 2022.
(1)

Ms. Jackie Roberts is a director nominee first nominated for election at the Annual Meeting. Mr. Harvey also is a director of the Company. Mr. Reyes retired from the Company effective February 1, 2022.

(2)

This column shows beneficial ownership of Company common stock as calculated under SEC rules. This column includes shares held jointly with the named individuals’ spouses, and vested share units held by non-employee directors that are payable upon separation from service from the Board (for Mr. Nevels, 30,303, for all other non-employee directors, the amounts shown in the column). Mr. Nevels holds 2,033 shares jointly with his spouse. This column includes, for executive officers, share equivalent units held in the Company’s retirement savings plan that confer voting rights through the plan trustee with respect to shares of Company common stock as follows: Mr. Harvey, 868; Mr. Oplinger, 525; and Mr. Reyes, 595. This column also includes shares of Company common stock that may be acquired under employee stock options that are exercisable as of March 1, 2022 or will become exercisable within 60 days thereafter as follows: Mr. Oplinger, 28,577; Mr. Reyes, 13,410; for all other named executive officers, 0; and all executive officers as a group, 41,987. Non-employee directors do not have Company stock options. This column does not include performance-based restricted share units or time-based restricted share units granted to the executive officers that will not or could not be earned and/or paid within 60 days of March 1, 2022.

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2022 PROXY STATEMENT

Beneficial Ownership (continued)

(3)

For executive officers and non-employee directors, respectively, this column includes deferred share units held under the deferred compensation plan for executives and deferred share units (acquired at Separation due to certain directors’ service on the board of our former parent company) pursuant to the Deferred Fee Plan. Deferred share units are payable in cash and do not have voting rights. For non-employee directors, this column includes unvested restricted share units, which have time-based vesting and are payable following a director’s separation from service from the Board, pursuant to the terms of the Company’s Non-Employee Director Compensation Policy. For executive officers, this column includes unvested time-based awards of restricted share units that will not or could not be earned and/or paid within 60 days of March 1, 2022. For executive officers, this column does not include performance-based restricted share units, which, in addition to service-based vesting criteria, have performance-based criteria that render the total amount of shares ultimately issuable indeterminable until such awards are deemed earned and payable by the Compensation and Benefits Committee after the end of the applicable performance period.

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Item 2 Ratification of the Appointment of

PricewaterhouseCoopers LLP as the Company’s

Independent Auditor for 2022

Under its charter, the Audit Committee of the Board has sole authority and is directly responsible for the appointment, retention, compensation, oversight, evaluation, and termination of the independent registered public accounting firm (the “independent auditor”) retained to audit the Company’s financial statements.

The Audit Committee evaluated the qualifications, performance, and independence of the Company’s independent auditor, and based on its evaluation, has appointed PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2022. PricewaterhouseCoopers LLP served as the Company’s independent auditor for fiscal year 2021. The independent auditor has unrestricted access to the Audit Committee to discuss audit findings and other financial matters. The Audit Committee believes that PricewaterhouseCoopers LLP is knowledgeable about the Company’s operations and accounting practices. The Audit Committee and the Board believe that the retention of PricewaterhouseCoopers LLP to serve as the Company’s independent auditor is in the best interests of the Company and its stockholders.

The Audit Committee is responsible for the approval of the engagement fees and terms associated with the retention of PricewaterhouseCoopers LLP. The Audit Committee considers whether the services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of the Company’s independent auditor. In addition to assuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection and evaluation of the lead audit partner and considers whether, in order to assure continuing auditor independence, there should be a regular rotation of the independent auditor.

Although we are not required to seek stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor, we are doing so as a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the selection of PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines such a change would be in the best interests of the Company and our stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote “FOR” Item 2, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2022.

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2022 PROXY STATEMENT

Item 2 Ratification of the Appointment of PricewaterhouseCoopers LLC as the Company’s Independent Auditor for 2022 (continued)

Report of the Audit Committee

In accordance with its charter, the Audit Committee of the Board is responsible for assisting the Board to fulfill its oversight of:

•	the integrity of the Company’s financial statements and internal controls,
•	the Company’s compliance with legal and regulatory requirements,
•	the independent auditor’s qualifications and independence, and
•	the performance of the Company’s internal audit function and independent auditor.

It is the responsibility of Alcoa’s management to prepare the Company’s financial statements and to develop and maintain adequate systems of internal accounting and financial controls. The Company’s internal auditors are responsible for conducting internal audits intended to evaluate the adequacy and effectiveness of the Company’s financial and operating internal control systems.

PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2021 (the independent auditor), is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America (“GAAP”) and/or other applicable principles, and for attesting to the effectiveness of the Company’s internal control over financial reporting. The independent auditor also reviews the Company’s interim financial statements in accordance with applicable auditing standards.

In evaluating the independence of PricewaterhouseCoopers LLP, the Audit Committee has (i) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the audit firm’s communications with the Audit Committee concerning independence, (ii) discussed with PricewaterhouseCoopers LLP the firm’s independence from the Company and management, and (iii) considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company is compatible with the auditors’ independence. In addition, the Audit Committee assures that the lead audit partner is rotated at least every five years in accordance with SEC and PCAOB requirements, and considered whether there should be a regular rotation of the audit firm itself in order to assure the continuing independence of the outside auditors. The Audit Committee has concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.

The Audit Committee has reviewed with the independent auditor and the Company’s internal auditors the overall scope and specific plans for their respective audits, and the Audit Committee regularly monitors the progress of both in assessing the Company’s compliance with Section 404 of the Sarbanes-Oxley Act, including their findings, required resources, and progress to date.

At every regular meeting, the Audit Committee meets separately with the independent auditor and the chief internal audit executive, with and without management present, to review the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s accounting and financial reporting. The Audit Committee also meets separately at its regular meetings with the Chief Financial Officer, the Controller, the General Counsel, and the Chief Ethics and Compliance Officer.

The Audit Committee has met and discussed with management and the independent auditor the fair and complete presentation of the Company’s audited financial statements. The Audit Committee has also discussed and reviewed with the independent auditor all matters required to be discussed under the applicable requirements of the PCAOB and the SEC. The Audit Committee has discussed significant accounting policies applied in the financial statements, as well as alternative treatments. Management has represented that the consolidated financial statements have been prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with both management and the independent auditor.

Relying on the foregoing reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC. In addition, the Audit Committee has approved, subject to stockholder ratification, the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2022.

The Audit Committee

Carol L. Roberts, Chair

Pasquale Fiore

James A. Hughes

Suzanne Sitherwood

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Item 2 Ratification of the Appointment of PricewaterhouseCoopers LLC as the Company’s Independent Auditor for 2022 (continued)

Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies and procedures for pre-approval of audit, audit-related, tax, and other services, and for pre-approval of fee levels for such services. These procedures require that the terms and fees for the annual audit service engagement be approved by the Audit Committee. The Audit Committee is required to pre-approve all of the services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval under this policy, it will require specific pre-approval by the Audit Committee before the service is provided. Any proposed services exceeding pre-approved cost levels under the policy require specific pre-approval by the Audit Committee before the service is provided. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of generally pre-approved services, based on subsequent determinations. Under the policy, the Audit Committee has delegated limited pre-approval authority to the Chair of the Audit Committee with any pre-approval decisions reported to the Audit Committee at its next scheduled meeting. All services set forth in the following table for both 2021 and 2020 were pre-approved by the Audit Committee before being rendered.

Auditor Fees

The following table shows fees for professional services rendered by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2021 and December 31, 2020 (in thousands).

	2021	2020

Audit Fees	$8,040	$8,237

Audit-Related Fees	$307	$753

Tax Fees	$52	$43

All Other Fees	$27	$27

Total	$8,426	$9,060

Audit Fees for 2021 and 2020 consisted of fees related to the annual integrated audit of the Company’s consolidated financial statements and review of the interim financial statements, and for statutory audits and comfort letters. For 2020, fees are included for work on carve-out financial statements relating to divestitures.

Audit-Related Fees for 2021 and 2020 consisted of fees relating to audits of employee benefit plans, agreed-upon procedures for regulatory and compliance requirements, and for due diligence work relating to divestitures.

Tax Fees for 2021 and 2020 consisted of fees relating to international tax compliance work.

All Other Fees for 2021 and 2020 consisted of fees relating to captive insurance company procedures and for subscription to PricewaterhouseCoopers’ online resource.

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2022 PROXY STATEMENT

Item 3 Approval, on an Advisory Basis, of the Company’s 2021 Named Executive Officer Compensation

As required by Section 14A of the Exchange Act, the Board is asking you to approve, on an advisory basis, the executive compensation programs and policies and the resulting 2021 compensation of the NEOs listed in the “Summary Compensation Table” in this Proxy Statement, commonly referred to as the “Say-on-Pay” vote. At the 2017 Annual Meeting, the Company’s first annual meeting, stockholders voted to hold an advisory “Say-on-Pay” vote on an annual basis. Accordingly, Alcoa has determined to submit an advisory vote on our executive compensation program to our stockholders at each annual meeting (with the next one occurring in 2023) until the Company seeks another advisory vote on the frequency of the advisory vote on executive compensation, which is anticipated to occur at the 2023 Annual Meeting.

The Say-on-Pay vote is advisory; therefore, the result will not be binding on the Company, the Board, or the Compensation and Benefits Committee, and it will not affect, limit or augment any existing compensation or awards. The Compensation and Benefits Committee will, however, take into account the outcome of the vote when considering future compensation arrangements.

You should read the “Compensation Discussion and Analysis” section and the compensation tables in determining whether to approve this proposal. The Board recommends that the stockholders approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion, is hereby APPROVED.

The Board of Directors recommends a vote “FOR” Item 3, the approval, on an advisory basis, of the Company’s 2021 named executive officer compensation.

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2022 PROXY STATEMENT

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes Alcoa’s executive compensation philosophy and the pay programs applicable to the below-referenced named executive officers (the “NEOs”) in 2021. The fundamental objectives of our executive compensation program are to align pay with performance, retain talent, and drive stockholder value. The compensation programs described below have been developed and are overseen by the Company’s Compensation and Benefits Committee (for purposes of this section, the “Compensation Committee” or the “Committee”) to promote the achievement of these objectives.

The 2021 NEOs are comprised of our President and CEO, Chief Financial Officer (“CFO”), and the next three most highly compensated executive officers of Alcoa (other than the CEO and CFO) at December 31, 2021. Our 2021 NEOs and their respective positions with the Company as of December 31, 2021 are set forth below:

•	Roy C. Harvey, President and CEO
•	William F. Oplinger, Executive Vice President and CFO
•	John D. Slaven, Executive Vice President and Chief Operations Officer
•	Timothy D. Reyes, Executive Vice President and Chief Commercial Officer
•	Jeffrey D. Heeter, Executive Vice President and General Counsel

Mr. Reyes retired from the Company effective February 1, 2022.

This CD&A is organized as follows: (i) 2021 Overview; (ii) Executive Compensation Philosophy; (iii) Executive Compensation Policies and Practices; (iv) 2021 Say-on-Pay Vote; (v) Executive Compensation Process and 2021 Executive Compensation; (vi) Other Compensation Plans and Arrangements of Alcoa; and (vii) Double-Trigger Termination and Change in Control Terms in Annual Incentive and LTI Awards.

2021 Overview

In 2020 and early 2021, the Committee reviewed the Company’s executive compensation and pay-for-performance practices with the goals of motivating our executive leadership team and increasing stockholder value, while mitigating unnecessary risk within our pay programs. This evaluation resulted in the following with respect to our 2021 compensation, which is generally consistent with our 2020 executive compensation program:

•	Continued review of our NEO compensation elements against those used in the applicable peer groups.
•

Approved an IC plan that included a continued focus on operating performance and inclusion and diversity metrics, as further described in the “Executive Compensation Process and 2021 Executive Compensation” section of this CD&A.

•	Maintained an equity mix of 60% performance-based restricted share units (“PRSUs”) (at target) and 40% time-based restricted share units (“RSUs”).
•

PRSUs granted in 2021 have a three-year cumulative performance cycle from January 1, 2021 to December 31, 2023 and can be earned based on four metrics equally weighted at 25%: (i) Total Shareholder Return (relative to the S&P Metals and Mining Select Industry Index) (“Relative TSR”), (ii) Return on Equity (“ROE”) Improvement, (iii) Proportional Net Debt, and (iv) Carbon Intensity. Each of the metrics is further described under “2021 Equity Awards: PRSUs and RSUs.”

In 2021, we made strategic progress and achieved or exceeded certain goals and targets; overall performance under the 2021 Company IC plan (the “Company IC Plan”) was achieved at 126.8% of target. Our PRSUs for the January 1, 2019 – December 31, 2021 period achieved performance just below target with respect to the Relative TSR metric and achieved super-maximum performance with respect to the Return on Capital (“ROC”) Improvement metric, resulting in an overall above target payout of 145.0% of shares for this award.

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Executive Compensation | Compensation Discussion and Analysis | 2021 Highlights (continued)

Executive Compensation Philosophy

Our executive compensation philosophy is based on four guiding principles to drive pay-for-performance and alignment of our compensation program with the interests of our stockholders:

(1)	Motivational: Our executive compensation plans are intended to be highly motivational, retentive, and critical to executive recruiting.
(2)

Targeted at Median: Total compensation (base salary, IC, and LTI) is generally targeted at median of the peer group, with cash and equity incentive opportunities that aim to motivate and reward exceptional performance if goals are achieved at higher than target levels.

(3)	Equity-Dominant and Aligned with Stockholders: Equity is the most significant portion of total compensation for NEOs in order to align the interests of NEOs with the stockholders.
(4)

Diversified Metrics: IC and LTI metrics focus management’s actions on Alcoa’s strategic priorities to Reduce Complexity, Drive Returns, and Advance Sustainably, and on achieving the greatest positive impact on financial performance without creating undue risk.

For 2021, the Committee used its experience and business judgment to determine the appropriate compensation metrics, targets, and awards for our executive officers, including the NEOs. As part of this determination, the Committee assessed numerous factors including:

•	Individual contributions and overall corporate performance;
•	Market positioning, based on peer group data, targeting the market median;
•	Complexity and importance of each NEO’s role and his related responsibilities;
•	Aggressiveness of the performance targets;
•	Unanticipated events impacting financial results;
•	Retention of key individuals in a competitive talent market; and
•	Leadership and growth potential.

Our executive compensation philosophy is reviewed and refined annually by the Committee to align with our strategic priorities, corporate values, business needs, stockholder value, and peer group practices.

Executive Compensation Policies and Practices

What We Do

Pay-for-Performance. We believe in a “pay-for-performance” philosophy that links executive compensation to the Company’s measured performance in key financial and non-financial areas and the long-term interests of stockholders. For purposes of short-term compensation, the Company evaluated performance against rigorous business metrics selected to incentivize performance, including Adjusted EBITDA Excluding Special Items—Non-Normalized, Free Cash Flow—Normalized, Segment Production Performance, Safety, and Inclusion and Diversity. With respect to LTI awards, the Committee selected metrics in support of our long-term strategy, including Relative TSR, ROE Improvement, Proportional Net Debt, and Carbon Intensity. Each LTI metric is measured over a three-year period, and each is further described in this CD&A.

Consider Peer Groups in Establishing Compensation. To help determine 2021 total direct compensation for our NEOs, the Committee developed and approved the use of two separate peer groups: one group for our CEO and CFO (the “CEO Peer Group”), which consists of 16 companies (and also is used as a secondary peer group for our other NEOs), and a second group, consisting of over 200 companies, for our other NEOs (the “Non-CEO Peer Group”), which provides for a more robust benchmark. During 2021, the Committee reviewed the continued appropriateness of our peer groups.

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The CEO Peer Group is determined primarily based upon Global Industry Classification Standards, revenue, and market capitalization. For 2021, Cleveland-Cliffs Inc. was added to the CEO Peer Group as a result of its acquisition of AK Steel Holding Corporation in March 2020. The Non-CEO Peer Group is determined primarily based upon the same revenue criteria as the CEO Peer Group and is limited to companies who also participated in the Willis Towers Watson (WTW) Executive Compensation Survey, excluding financial services and insurance companies. We believe that using this larger peer group creates more stability in the data, as outside of the CEO and CFO, the position of each NEO varies by organization and may change from year-to-year. The 2021 component companies for the CEO Peer Group are listed below.

Air Products and Chemicals, Inc.	Cleveland-Cliffs Inc.	Commercial Metals Company	Eastman Chemical Company
Ecolab Inc.	Freeport-McMoRan Inc.	Huntsman Corporation	International Paper Company
Newmont Corporation	Nucor Corporation	PPG Industries, Inc.	Reliance Steel & Aluminum Co.
Steel Dynamics, Inc.	United States Steel Corporation	The Sherwin-Williams Company	WestRock Company

Review Tally Sheets. For 2021, the Committee utilized and reviewed tally sheets that summarized various elements of historic and current compensation for the CEO and other NEOs, which helped the Committee synthesize the various components of the 2021 executive compensation program. This information included compensation opportunities, actual compensation, and historical awards.

Maintain Robust Stock Ownership Guidelines. Alcoa maintains stock ownership requirements that align the interests of management with those of stockholders by requiring executives to hold substantial equity in Alcoa until retirement. Our stock ownership guidelines require that the CEO and each of the other NEOs retain equity equal in value to a multiple of their base salary, as shown below. These guidelines reinforce management’s focus on long-term stockholder value and their commitment to Alcoa by requiring a meaningful level of ownership for all NEOs. As of December 31, 2021, all NEOs had satisfied their respective stock ownership guidelines. As noted in the Stock Ownership Guidelines Calculation below, stock ownership is measured as of year-end and is impacted by stock performance over the month of December. Until stock ownership requirements are met, each NEO is required to retain 50% of any shares acquired upon the vesting of restricted share units/restricted stock (time- or performance-based) or upon the exercise of stock options. For purposes of satisfying this requirement, “shares” include shares of Alcoa common stock owned outright by the NEO, stock equivalents in the Alcoa Retirement Savings Plan or Deferred Compensation Plan, and unvested time-based RSUs. The Committee continues to monitor each NEO’s progression and achievement of their respective stock ownership requirements.

Name	Stock Ownership as a Multiple of Salary	Current Status
Roy C. Harvey	6X	Exceeds
William F. Oplinger	3X	Exceeds
John D. Slaven	2X	Exceeds
Timothy D. Reyes	2X	Exceeds
Jeffrey D. Heeter	2X	Exceeds

Stock Ownership Guidelines Calculation

Salary as of 12/31	X	Stock Ownership Multiple	÷	Alcoa’s Average Closing Price per Share for the Month of December	=	Shares Required for Stock Ownership Guidelines

Equity Award Grant Practices Promote Transparency and Consistency. Alcoa’s practice has been to grant equity awards on the same general timeline each year, with awards based on the closing market price per share of Alcoa stock on the grant date.

Clawback Policies Incorporated into Incentive Plans. Alcoa’s Annual Incentive Plan and 2016 Stock Incentive Plan each contain “clawback” provisions regarding recoupment of compensation. In 2018, these plans were further amended to enhance their already robust recoupment features to provide that if the Board learns of any violation of the Company’s Code of Conduct or similar codes and/or policies that results in significant financial or reputational harm to Alcoa, as determined in the Board’s discretion, then the Board may cause the full or partial cancellation and recovery of awards

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Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Policies and Practices (continued)

previously granted to any current or former executive officer. This is in addition to a clawback right in connection with a restatement of financial statements.

Double-Trigger Equity Vesting in the Event of a Change in Control. “Double-trigger” vesting generally means that if outstanding awards under the 2016 Stock Incentive Plan are replaced by the acquirer or related entity in a change in control of Alcoa, those replacement awards will not immediately vest (i.e., on a “single trigger” basis). Vesting would accelerate only if the participant is also terminated without “cause” or resigns for “good reason” (as those terms are defined in the Alcoa Corporation Amended and Restated Change in Control Severance Plan (the “CIC Severance Plan”)) within 24 months following or three months preceding the change in control. Performance-based stock awards will be converted to time-vested stock awards upon a change in control and, similarly, would be subject to the same double-trigger vesting provisions.

Pay Competitive Salaries. The Committee reviewed and set the 2021 salaries of its executive officers, including the NEOs, after consideration of the median of the relevant peer group for their respective positions, individual responsibilities, previous salary changes, experience, and other factors.

Provide Appropriate Benefits. Our NEOs participate in the same benefit plans as our salaried employees. We provide retirement and benefit plans to senior executives for the same reasons as for other employees—to provide a competitive compensation package that offers an opportunity for retirement, savings, and health and welfare benefits. Retirement plans for senior executives generally pay the same formula amount as retirement plans for salaried employees.

Maintain a Conservative Compensation Risk Profile. We review our compensation risk profile on an annual basis. The Committee periodically evaluates the risk profile of our compensation programs when establishing policies and upon approving IC and LTI plan designs. Additionally, the Board annually considers risks related to compensation in its oversight of enterprise risk management. These evaluations include a consideration of the ways in which we believe compensation risk is effectively managed or mitigated, including as follows:

•	the use of corporate-wide metrics encourages cooperation between business segments by focusing on the same goals;
•	the application of operational metrics as necessary to further link compensation to the performance of our core businesses;
•	the mix between short-term and long-term incentives, and balance between cash and equity programs;
•	caps on both the individual plan metrics and the overall incentives;
•	use of multiple financial and non-financial performance measures in our incentive plans;
•	discretion retained by the Committee to adjust awards;
•	stock ownership guidelines requiring the holding of substantial equity in Alcoa;
•	clawback policies applicable to all forms of IC and LTI compensation;
•	prohibitions on short selling, hedging and pledging in the insider trading policy; and
•	balancing grants of PRSUs and RSUs under the LTI plan.

Retain an Independent Compensation Consultant. In 2021, the Committee directly retained an independent compensation consultant, Pay Governance, that provided advice as requested by the Committee on the amount and form of certain executive compensation, including, among other items, executive compensation best practices, market trends and developments, insights concerning say-on-pay, and analysis and review of Alcoa’s compensation plans for executives. The independent consultant also provided consulting services to the Governance and Nominating Committee regarding non-employee director compensation. The independent consultant did not provide any services to Alcoa other than the services provided directly to the Board committees.

What We Don’t Do

No Employment Contracts. We do not have employment contracts with any of our NEOs that guarantee employment.

No Short Selling, Hedging, or Pledging of Alcoa Stock. Directors, officers, and employees are prohibited from engaging in short selling, hedging, or pledging transactions with respect to our securities. Short sales of Alcoa securities (i.e., sales of securities that are not then owned) and derivative or speculative transactions, including puts and calls, in Alcoa securities by our directors, officers, and employees are prohibited. In addition, no director, officer or employee or any designee of such director, officer, or employee is permitted to purchase or use financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions that hedge or offset, or that are

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Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Policies and Practices (continued)

designed to hedge or offset, any decrease in the market value of Alcoa securities. Directors and officers are also prohibited from holding Alcoa securities in margin accounts and from pledging Alcoa securities as collateral.

No Excise Tax Gross-Ups for Participants in the CIC Severance Plan. The CIC Severance Plan provides that no excise or other tax gross-ups will be paid, and that severance benefits will be available only upon termination of employment for “good reason” by an officer or without cause by Alcoa. For a discussion of the CIC Severance Plan, see “Other Compensation Plans and Arrangements of Alcoa” and “Potential Payments Upon Termination or Change in Control.”

Limited Perquisites. Consistent with our executive compensation philosophy, we limit the perquisites provided to executive officers to business-related relocation and international assignments that serve reasonable business purposes.

Limited Tax Gross-Ups Reserved for Certain Critical Business-Related Purposes. Alcoa does not provide our NEOs with tax gross-ups or reimbursements on perquisites, other than in limited circumstances for business-related relocation and international assignments which are deemed to be in the best interests of the Company to retain our executive talent and are consistent with market practice.

No Dividend Equivalents on Stock Options, and No Payment of Dividend Equivalents on Unvested Stock Awards. Alcoa initiated a cash dividend program in the fourth quarter of 2021. Dividend equivalents are accrued on unvested restricted stock unit awards and paid only if and when such awards vest. Such dividend equivalents are calculated at the same rate as any dividends paid on our common stock. Dividend equivalents are not paid on stock options or stock appreciation rights (which we have not granted to date).

No Discounting of Stock Options or Repricing of Underwater Stock Options (including cash-outs). The 2016 Stock Incentive Plan prohibits the discounting and the repricing of stock options, including cash-outs, without stockholder approval.

2021 Say-on-Pay Vote

Stockholders have continued to express support for Alcoa’s compensation programs, as evidenced by our 2021 Say-on-Pay vote, which received over 89% approval. This level of support for our executive compensation programs was viewed by our Committee as an indication that no significant changes to our programs were warranted by such vote. The Committee will continue to consider stockholder input, including the advisory Say-on-Pay vote, as it evaluates the design of executive compensation programs and specific compensation decisions for executive officers in the future.

Executive Compensation Process and 2021 Executive Compensation

The Committee followed the process illustrated below in determining the CEO’s and other NEOs’ compensation. Officers do not determine the amount or form of executive or director compensation, although the CEO provides recommendations to the Committee regarding compensation changes and incentive compensation for other officers.

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Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Process and 2021 Executive Compensation (continued)

To attract, motivate, align, and retain high performing executives, we designed our 2021 executive compensation program to target total compensation generally at the median of the peer group, with cash and equity incentive opportunities that aim to motivate and reward exceptional performance if goals are achieved above target levels.

The potential for an above target award of IC and LTI compensation has proven to be a significant retention factor, with a demonstrable impact on motivating managers to achieve strong operational and financial performance. While our program includes a reduced payout from target to minimum, we have also established payout multiples for overachievement that can be earned with significant upside performance but with caps on potential maximum payouts.

Alcoa designed its 2021 executive compensation program to pay for performance, with equity as the most significant portion of total compensation. As with last year, the Committee approved weighting performance-based incentives commensurate with each NEO’s level of responsibility. For 2021, approximately 90% of our CEO’s target compensation and 70% to 78% of our other NEOs’ target compensation was performance-based, variable and/or at-risk, with the remaining amounts in the form of base salary.

We established performance metrics and targets at the beginning of 2021 for our annual IC awards and our three-year cumulative PRSU program.

Components of 2021 Executive Compensation Program

Component	Purpose	Design

Base Salary (cash)	Reflects the experience of the NEO and expected day-to-day contributions. Amounts are supported by competitive market data.	Reviewed at least annually to consider changes in responsibility, experience, and market competitiveness.

Annual Incentive Compensation (short-term cash opportunities)	Short-term, at-risk pay designed to motivate achievement of annual performance goals in support of our strategic priorities.

Market competitive targets established for NEOs.

Performance-based annual financial and non-financial metrics (Adjusted EBITDA Excluding Special Items—Non-Normalized, Free Cash Flow—Normalized, Segment Production Performance, Safety, and Inclusion and Diversity). There are no payouts if performance is below minimum and participants have an opportunity to earn above target payouts when targets are exceeded.

Long-Term Incentive (long-term equity opportunities)	Long-term, at-risk pay designed to balance short-term at-risk pay, align the interests of executives with stockholders, support our strategic priorities, encourage executive retention, and align our programs with market practices.

Our NEOs received LTI compensation opportunities in two parts:

1)  PRSUs, to reward performance based on Relative TSR and long-term strategic measures; and

2)  Time-Based RSUs, to retain NEOs through the challenges of a commodity-driven business

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Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Process and 2021 Executive Compensation (continued)

2021 Base Salaries

We review each NEO’s base salary with the following primary considerations in mind: experience in the position, the median of the peer group for their respective positions, market data and individual responsibilities. Alcoa pays salaries to its NEOs to ensure an appropriate level of fixed compensation that enables the attraction and retention of highly skilled executives and mitigates the incentive to assume highly risky business strategies to maximize IC compensation. The base salaries for our NEOs were reviewed at the beginning of 2021, with changes effective on March 1, 2021, as reflected in the table below. The Committee continues to link the NEOs’ base salaries closely with the market median for their respective positions.

Name	Salary as of December 31, 2020	Salary as of March 1, 2021
Roy C. Harvey	$1,060,000	$1,102,400
William F. Oplinger	$673,937	$691,460
John D. Slaven	$625,000	$641,250
Timothy D. Reyes	$575,000	$589,950
Jeffrey D. Heeter	$502,484	$527,609

2021 Annual Incentive Compensation

Our Company IC Plan had the following design changes for 2021:

(i)	realignment of operational measures to remove Aluminum EBITDA and focus on production for all segments, and
(ii)	improved focus on inclusion and diversity through the reduction of gender equality metrics from three measures to one measure, and the addition of a metric related to underrepresented employee hires.

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Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Process and 2021 Executive Compensation (continued)

We based IC opportunities for 2021 on the following parameters plus the individual goals and contributions of each NEO:

•

70% financial targets, based on Adjusted EBITDA Excluding Special Items—Non-Normalized (20%), Free Cash Flow—Normalized (20%), and Segment Production Performance (30%) metrics, as more fully described below; and

•	30% non-financial targets, based on Safety (20%) and Inclusion and Diversity (10%) metrics, as more fully described below.

Company IC Plan Metrics

The below chart describes the specific 2021 metrics and results for the 2021 Company IC Plan awards:

Performance Metrics(1)	Metric Weight	Performance Minimum (0%)	Performance Threshold (50%)	Performance Target (100%)	Performance Maximum (150%)	Performance Super- Maximum (200%)	Performance Results	Achievement %	Weighted Result
Financial Metrics (70%)
Adjusted EBITDA Excluding Special Items–Non- Normalized ($M)(2)	20.0%	271	771	1,271	1,771	2,271	2,763	200.0%	40.0%
Free Cash Flow—Normalized ($M)(2)	20.0%	(350)	(175)	0	300	600	441	173.5%	34.7%
Bauxite Wet production (tpd)	10.0%	124,229	125,496	126,764	127,398	128,032	123,862	0.0%	0.0%
Alumina digester production (tpd)	10.0%	36,236	36,605	36,975	37,160	37,345	36,594	49.0%	4.9%
Aluminum pot room production (kmt)	10.0%	1,974	1,994	2,014	2,024	2,034	1,985	28.0%	2.8%
Non-Financial Metrics (30%)
Safety
Zero Fatalities (count)(3)	10.0%	1	—	—	—	0	0	200.0%	20.0%
FSI—Actual (count)(4)	10.0%	—	5	3	—	1	3	100.0%	10.0%
Inclusion & Diversity
Global Women (%)(5)	5.0%	—	16.79%	17.14%	—	17.54%	17.17%	108.0%	5.4%
Underrepresented Employee Hires (%)(6)	5.0%	—	27.00%	30.00%	—	40.00%	38.06%	180.6%	9.0%
Total	100.0%								126.8%
(1)	The maximum payout for each financial and non-financial metric is 200%.
(2)

Adjusted EBITDA Excluding Special Items–Non-Normalized and Free Cash Flow—Normalized are non-GAAP financial measures. Please see “Attachment A—Additional Information Regarding Financial Measures” for further discussion regarding how these numbers are calculated from Alcoa’s Consolidated Financial Statements. Additionally, as a result of EBITDA not being normalized for the effects of currency, metal prices and the Alumina Price Index (“API”), the target varies year-over-year, and may be less than the prior year.

(3)	This metric is achieved (at the super-maximum performance level of 200%) only if there are zero fatalities.
(4)

The Fatal and Serious injuries (“FSI”)—Actual safety metric focuses on reducing the number of fatal and serious injuries/illnesses that are life-altering or life-ending and is capped at a target payout if there is any fatality during the annual performance period.

(5)	This metric represents the percentage of females in the Company’s global workforce.
(6)

This metric represents the percentage of Company hires from the following underrepresented groups during 2021: (i) women (global); (ii) ethnicity (U.S., Brazil, Australia); and (iii) disability (U.S. and Brazil).

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2021 Target Annual Incentive Compensation Opportunities

In January 2021, the following target incentive opportunities were set and approved by the Committee for each NEO based on his then-current job band and review of comparative market data. The IC target opportunity (as a percentage of base salary) for each of the NEOs remained unchanged from 2020.

Named Executive Officer	Total Target Annualized IC Opportunity for 2021 (% of Base Salary Earnings)	Total IC Opportunity for 2021 at Target $	Total IC Opportunity for 2021 at Maximum $(1)

Roy C. Harvey	150%	$1,643,000	$3,286,000

William F. Oplinger	100%	$688,540	$1,377,080

John D. Slaven	80%	$510,833	$1,021,666

Timothy D. Reyes	80%	$469,967	$939,934

Jeffrey D. Heeter	80%	$418,737	$837,474
(1)	The maximum payout under the IC plan is 200% of target.

2021 Annual Incentive Compensation Payout Determination and Amounts

In January 2022, the Committee met to consider 2021 Alcoa performance and individual contributions to determine IC payouts for each NEO for 2021. Based on the metrics outlined earlier in this section, Alcoa’s performance results under the 2021 Company IC Plan were achieved at 126.8% of target (before consideration of each NEO’s individual contributions). The resulting IC payout for the NEOs was based on the following formula, with the individual contributions adjustment applied to the performance results, as further described below, measured from January 1, 2021 through December 31, 2021, and subject to a maximum payout of 200% of target.

Formula to Determine 2021 Annual Incentive Compensation Payout

Base Salary Earnings ($) (fiscal year)	x	Applicable Target Incentive Opportunity (%)	x	Achievement Based on Plan Results (%)	+/-	Individual Contributions Adjustment	=	Annual IC Payout ($)

At the beginning of 2021, each NEO’s performance goals and objectives were established in support of the overall organization and as to each function (as described below). The Committee undertook a qualitative review of each NEO’s performance relative to their goals and objectives in determining the 2021 IC payouts, placing specific emphasis on each NEO’s roles and contributions to the success of the Company throughout 2021. The IC payouts reflect the achievements of the executive leadership team in a highly complex and ever-changing commodity environment with continued uncertainty from the COVID-19 pandemic. The following is a description of the Committee’s findings with respect to each NEO:

Mr. Harvey continued to steer the strategic direction of Alcoa by overseeing actions connected to the strategic priorities to Reduce Complexity, Drive Returns, and Advance Sustainably, and actions to drive the corporate values throughout the organization. Throughout the year, he maintained active engagement with the Chairman and the Board, providing full transparency on the Company’s performance and issues facing the Company. Under his leadership as CEO, the Company delivered outstanding financial results in 2021, which were significantly improved over 2020: the Company‘s highest annual net income of $429 million; earnings per share of $2.26; and Adjusted EBITDA excluding special items(1) of $2.8 billion; while generating revenue of $12.2 billion, which is an increase of 31 percent from 2020 and the highest since 2018. Mr. Harvey’s leadership drove further actions to strengthen the Company’s financial position through his oversight of the reduction of the Company’s debt and positioning the Company to return capital to stockholders through a new share repurchase program and the initiation of a cash dividend program. He drove progress on the Company’s five-year portfolio review of operating capacity in the Aluminum segment, which resulted in the permanent closure of the Wenatchee smelter in the United States, the announced energy improvements and restarts at Portland Aluminium in Australia and Alumar in Brazil, and the planned, two-year curtailment for the San Ciprián aluminum smelter in Spain. Mr. Harvey also guided the management team’s focus on Advancing Sustainably, which led to the unveiling of a series of future-oriented research and development programs aimed at reducing carbon emissions in both alumina refining and aluminum smelting.

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Mr. Oplinger led the finance, tax, treasury, investor relations, transformation, and corporate development functions in their focus on strategic actions in 2021, which resulted in significant financial improvement and contributions to the strategic direction of the Company. Mr. Oplinger guided the improvement of the Company’s balance sheet through liability management actions, such as the redemption of $750 million and $500 million in higher interest rate notes due 2024 and 2026, respectively, and the issuance of $500 million in lower interest rate notes. As a result, the Company now has no significant debt maturities until 2027. He drove the reduction in the Company’s pension liabilities through annuitization actions, where gross U.S. qualified pension liabilities fell to $2.6 billion on December 31, 2021, from $4.5 billion at year-end 2020. These debt reduction actions resulted in the Company’s total debt of $1.8 billion (down from $2.5 billion at the end of 2020) and net cash(1) of $12 million at year-end, while reducing adjusted proportional net debt(1) from $3.4 billion at end of 2020 to $1.1 billion on December 31, 2021. Mr. Oplinger steered the continued sales of non-core assets that exceeded the Company’s objective by generating net cash proceeds of $966 million in 2021, with the completion of the sale of the rolling mill business at Warrick Operations, the sale of the former Eastalco site in the state of Maryland, and the sale of land and industrial assets of the former Rockdale industrial site in the state of Texas. He also continued to build the Company’s reputation amongst analysts, rating agencies, and stockholders with a clear investor strategy and messaging, including through the Company’s first Investor Day in 2021.

Mr. Slaven continued to demonstrate strong leadership of all aspects of the Company’s global operations (Bauxite, Alumina, and Aluminum), with a particular focus on driving a culture of safety and establishing an operations productivity engine built on transparency and accountability. Mr. Slaven was instrumental in the analysis and preparation for the planned restart of 35,000 metric tons per year (mtpy) of curtailed capacity at the Portland Aluminium joint venture in Australia, and the planned restart of 268,000 mtpy of aluminum capacity at the Alumar smelter in São Luís, Brazil, which had been fully curtailed since 2015. Mr. Slaven also continued to personally lead several inclusion and diversity initiatives. He played a critical role in the improvement of the Company’s community engagement and of the tailings management of the Company’s mining installations.

Mr. Reyes led Alcoa’s Commercial function, which included strategy, procurement, energy, supply chain, and sales, and provided oversight of the Company’s strategy development, ensuring alignment and initiative prioritization. In furtherance of the Company’s strategic priority to Advance Sustainably, Mr. Reyes oversaw strategic work underpinning the Company’s the long-term goal of decarbonizing a significant portion of the upstream aluminum supply chain to provide competitive advantage. Mr. Reyes continued to expand the Company’s support of customers to lower their carbon footprint with the marketing and supply of EcoLum™ aluminum, Alcoa’s low-carbon primary aluminum, to WKW Extrusion’s Erbslöh Aluminium for its new brand of semi-finished extrusion alloys, and through a partnership with RONAL Group to supply a combination of EcoLum™ aluminum and ELYSIS™ aluminum to manufacture the wheels on the Audi e-tron GT.

Mr. Heeter led the legal, governance, ethics and compliance, data privacy, and global security functions of the Company and continued to provide strong business counsel to the executive team in support of the Company’s strategic efforts. He identified and/or helped manage key risks and potential liabilities facing the Company, including various legal proceedings arising in Spain from the sales of the Aviles and Coruña smelters and in Australia arising from a tax dispute associated with legacy alumina sales. Mr. Heeter and his teams were instrumental in the execution of certain key business initiatives in 2021, including; sales of various non-core assets; an agreement reached with workers at the San Ciprián aluminum smelter to fully curtail the smelter for two years and to restart it in January 2024; U.S. pension annuitizations; and various capital allocation activities, including capital returns. His team coordinated the efforts of our Crisis Response team to continuously monitor and adapt to the ongoing pandemic. In addition, he led or participated in a number of important diversity initiatives for the Company, including the establishment of a new inclusion group focused on racial and ethnic diversity. Also, Mr. Heeter continued to facilitate active and transparent engagement with the Board.

(1)

Adjusted EBITDA excluding special items, net debt (net cash), and adjusted proportional net debt are non-GAAP financial measures. Please see “Attachment A—Additional Information Regarding Financial Measures” for information regarding these financial measures and reconciliations to the most directly comparable GAAP financial measures.

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Based on these findings relating to performance goal achievements, the Committee approved the individual contribution adjustment for each NEO set forth in the table below as adequately reflecting the NEOs’ contributions. The total 2021 incentive compensation payout amounts to the NEOs were as follows:

Name	2021 Base Salary Earnings	IC Target %	IC Target $	Financial Results %	IC Based on Financial Results	Individual Contribution Adjustment	Total IC Payout

Roy C. Harvey	$1,095,333	150%	$1,643,000	126.8%	$2,083,324	25%	$2,604,155

William F. Oplinger	$688,540	100%	$688,540	126.8%	$873,068	25%	$1,091,335

John D. Slaven	$638,542	80%	$510,833	126.8%	$647,737	—	$647,737

Timothy D. Reyes	$587,458	80%	$469,967	126.8%	$595,918	10%	$655,510

Jeffrey D. Heeter	$523,422	80%	$418,737	126.8%	$530,959	5%	$557,507

2021 Equity Awards: PRSUs and RSUs

In January 2021, Alcoa granted the 2021 LTI awards to the NEOs in order to align their interests with those of stockholders, link compensation to stock price appreciation over a multi-year period, and support retention. The 2021 LTI awards were in the form of 60% PRSUs (at target) and 40% RSUs. In each case, the grant value was based upon the job band of each NEO and his contribution to the Company at the time of grant.

Mix of Long-Term Incentive Awards

•

PRSUs (60%). PRSU award performance is based on achievement against cumulative three-year performance targets (equally weighted metrics of: (i) Relative TSR, (ii) ROE Improvement, (iii) Proportional Net Debt, and (iv) Carbon Intensity). These metrics are consistent with the Company’s 2020 PRSUs and are designed to align the LTI plan with Alcoa’s strategic priorities to Reduce Complexity, Drive Returns, and Advance Sustainably. Earned PRSUs will be settled in shares of common stock after the end of the three-year performance period. The maximum award level is 200% of the target award.

•	Time-based RSUs (40%). RSUs vest on the third anniversary of the grant date, providing a multi-year retention incentive.

2021 Grants of Long-Term Incentive Awards to Each NEO

The Committee granted the following 2021 LTI awards to each NEO, based on the closing price per share of the Company’s common stock on the grant date of January 27, 2021. Mr. Oplinger’s target award was increased for 2021 to align with our peer group median for chief financial officers, and each NEO received a one-time increase of 10% in his respective target 2021 LTI award for performance in managing the business during the COVID-19 pandemic. The 2021 PRSU awards have a performance period of January 1, 2021 through December 31, 2023. If and to the extent that the 2021 PRSU awards are earned, as determined by the Committee after the end of the performance period, the 2021 PRSUs will be paid out in shares of Company common stock on a one-unit to one-share basis. The amount of the 2021 PRSUs

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Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Process and 2021 Executive Compensation (continued)

earned, if any, will be based on the Company’s performance against goals relating to the metrics described below, with payout ranging from 0 to 200% of target for each NEO’s 2021 PRSU award:

Name	2021 LTI Fair Market Value at Grant	Number of Performance- Based Restricted Stock Units (Target)	Number of Time-Based Restricted Stock Units

Roy C. Harvey	$8,800,056	282,960	188,640

William F. Oplinger	$1,980,199	63,670	42,450

John D. Slaven	$1,100,007	35,370	23,580

Timothy D. Reyes	$1,100,007	35,370	23,580

Jeffrey D. Heeter	$1,100,007	35,370	23,580

PRSU Metrics

•

Relative TSR (25%): Relative TSR means total shareholder return relative to the S&P Metals and Mining Select Industry Index performance over the performance period with the payout achievement scale as follows:

0%	100% (Target)	200%
25th percentile	50th percentile	75th percentile

•

ROE Improvement (25%): ROE Improvement measured over the three-year performance period against the 2020 baseline of -5.9%, with the Committee reserving the discretion to normalize achievement by applying adjustments (measured in basis points and determined by subtracting the baseline ROE Improvement from actual ROE Improvement results). The Committee considered the Company’s ROE Improvement goals to be challenging but achievable given the information available at the time of setting the goals. Please see “Attachment A—Additional Information Regarding Financial Measures” for further discussion of the ROE Improvement calculation.

•

Proportional Net Debt (25%): Improvement of proportional net debt by the end of 2023. The Committee considered the Company’s Proportional Net Debt goals to be challenging but achievable given the information available at the time of setting the goals. Please see “Attachment A—Additional Information Regarding Financial Measures” for further discussion of the Proportional Net Debt calculation.

•

Carbon Intensity (25%): This metric aligns with our announced strategic initiatives and consists of two goals: (i) reducing carbon emissions in our alumina refining operations compared to peer companies (12.5% weighting), and (ii) increasing production from direct and purchased renewable energy in our aluminum smelting operations (12.5% weighting). The Committee considered the Company’s Carbon Intensity goals to be challenging but achievable given the information available at the time of setting the goals.

2019 PRSUs—Performance Targets and Achievement

The 2019 PRSU awards were granted by the Committee with the performance goals of (i) Return on Capital Improvement (“ROC Improvement”), and (ii) Total Shareholder Return relative to the S&P 500 Index (“2019 Relative TSR”), which were equally weighted and measured over the performance period of January 1, 2019 through December 31, 2021 for all NEOs. Performance relative to the applicable goals, and the amount of shares earned for the three-year cumulative performance period, was determined by the Committee after the end of the three-year period using the following formula:

Payout Based on Three-Year Performance Period (January 1, 2019—December 31, 2021)

Target Opportunity (Number of PRSUs)	x	% Achievement Based on Alcoa Performance Targets (ROC Improvement and Relative TSR)	=	Potential Payout based on Performance

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2022 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis | Executive Compensation Process and 2021 Executive Compensation (continued)

Based on performance against the goals set forth in the below chart, the 2019 PRSU awards were earned as follows:

Alcoa Performance Targets and Results (January 1, 2019—December 31, 2021)

Metric (%)	Weight	Minimum (0%)	Threshold (50%)	Target (100%)	Maximum (150%)	Super Maximum (200%)	Results	Weighted Results

ROC Improvement (measured in basis points)(1)	50%	-310	-155	0	80	280	350	100.0%

2019 Relative TSR (measured in basis points)(2)	50%	-5,000	-2,500	0	2,500	5,000	-499	45.0%

Total								145.0%
(1)

This financial measure has not been calculated in accordance with GAAP. Please see “Attachment A—Additional Information Regarding Financial Measures” for a description of how these numbers were calculated from Alcoa’s audited financial statements.

(2)

2019 Relative TSR, which was determined by subtracting the S&P 500 Index TSR from the Company’s TSR (using straight line interpolation), was based on the average closing price per share for Alcoa and the index for the number of active trading days in December as measured at the beginning and at the end of the performance period (assuming all dividends are reinvested).

PRSUs—2019 Award Payouts

The three-year performance period applicable to the 2019 PRSU awards ended on December 31, 2021 and, as described in the table above, the Committee determined that the awards were earned at 145.0% of target (rounded up to the whole share) based on the performance results.

Named Executive Officer	2019 PRSU Grants (Target)	Total Earned Shares for the 2019 PRSU Grants	Performance Period Results

Roy C. Harvey	171,680	248,936	145.0%

William F. Oplinger	34,340	49,793	145.0%

John D. Slaven	20,520	29,754	145.0%

Timothy D. Reyes	21,460	31,117	145.0%

Jeffrey D. Heeter	21,460	31,117	145.0%

Other Compensation Plans and Arrangements of Alcoa

Change in Control Severance Plan

We maintain the CIC Severance Plan. The CEO, CFO, General Counsel, the other NEOs, and other officers designated by the Committee are eligible to participate in the CIC Severance Plan. Under the CIC Severance Plan, an eligible employee who incurs a qualifying termination of employment, which is generally a termination without cause or resignation for good reason within 24 months following, or three months preceding, a change in control, will generally be entitled to receive:

•

cash severance equal to three times, in the case of the CEO, CFO and General Counsel, and two times, in the case of other participants, the sum of the employee’s annual base salary and his or her target annual incentive compensation with respect to the year of the change in control;

•	a pro-rated target annual bonus;
•

continued life, accident and health benefits for up to three years, in the case of the CEO, CFO and General Counsel, and up to two years, in the case of other participants, following the qualifying termination of employment;

•

a cash lump sum amount representing the estimated equivalent of three years, in the case of the CEO, CFO and General Counsel, and two years, in the case of other participants, additional retirement benefits under the Company defined contribution plans in which the officer participates; and

•	reasonable outplacement services for a period of up to twelve months.

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2022 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis | Other Compensation Plans and Arrangements of Alcoa (continued)

In addition, an eligible employee will be entitled to receive benefits under Alcoa’s post-retirement health care if the employee would have become entitled to benefits under this plan had he or she remained employed during the three years, in the case of the CEO, CFO and General Counsel, and two years in the case of other participants, following the qualifying termination. If amounts payable to an officer under the CIC Severance Plan would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), such amounts will be reduced if necessary to maximize the after-tax payment to the officer.

Severance Agreements

Alcoa has entered into severance agreements with each of the CEO and CFO (together, the “CEO/CFO Severance Agreements”) and other NEOs (collectively, the “Officer Severance Agreements”), for the purpose of providing severance benefits to such officers upon a qualifying termination of employment that occurs other than in connection with a change in control. Payment is generally contingent upon the officer’s execution of a release of claims.

Under the CEO/CFO Severance Agreements, the officer will receive a payment of $50,000 upon a voluntary resignation where such officer provides three months’ notice to Alcoa and executes a release of claims. Upon an involuntary termination without cause, such officer is generally entitled to receive the greater of (i) amounts under the applicable company involuntary severance policy, to which such officer would otherwise be entitled if a participant, or (ii) the following: (a) cash severance equal to two times the officer’s annual base salary, (b) a pro-rated annual bonus for the year in which the termination occurs, (c) reasonable outplacement services for a period of up to twelve months, (d) $50,000 in consideration for the execution of a release of claims, (e) continued health benefits for two years following termination, and (f) a cash lump sum amount designed to provide two years of additional retirement benefits under the Company defined contribution plans in which the officer participates.

Under the Officer Severance Agreements, upon an involuntary termination of the officer’s employment without cause, the officer is generally entitled to receive the greater of (i) amounts under the applicable company involuntary severance policy, to which such officer would otherwise be entitled if a participant, or (ii) the following: (a) cash severance equal to the officer’s annual base salary, (b) a pro-rated annual bonus for the year in which the termination occurs, (c) reasonable outplacement services for a period of up to twelve months, (d) continued health benefits for one year following termination, and (e) a cash lump sum amount designed to provide one year of additional retirement benefits under the Company defined contribution plan in which the officer participates.

Sign-On Bonus for Mr. Slaven

In connection with inducing Mr. Slaven to accept our offer of employment, and in consideration for his forfeited equity from his previous employer, Alcoa agreed to provide him a cash sign-on bonus of $1,000,000, in the aggregate, subject to his continued employment with the Company, payable in three installments as follows: the first installment of $333,333 was paid to him upon his hire in February 2019, the second installment of $333,333 was paid to him in February 2020, and the third installment of $333,334 was paid in February 2021. If Mr. Slaven voluntarily terminates his employment with Alcoa for any reason prior to the first anniversary of each installment payment, he must reimburse Alcoa for that particular installment. His other compensatory arrangements with the Company are described in this CD&A.

Alcoa Corporation Deferred Compensation Plan

Under the Alcoa USA Corp. Deferred Compensation Plan, participants may defer base salary amounts and certain incentive plan awards until a later date. Generally, earnings on nonqualified deferred compensation include returns on notional investments that mirror the investment alternatives available to all salaried employees under the Alcoa Retirement Savings Plan for Salaried Employees. NEOs did not receive preferential/above market earnings on their investments.

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2022 PROXY STATEMENT

Executive Compensation | Compensation Discussion and Analysis | Double-Trigger Termination and Change in Control Terms in Annual Incentive and LTI Awards (continued)

Double-Trigger Termination and Change in Control Terms in Annual Incentive and LTI Awards

Change in Control Provisions in the Annual Incentive Plan

In the event of a change in control, officers and other key employees receiving compensation pursuant to the Annual Incentive Plan, at the discretion of the Committee, are paid a pro-rata portion of target annual incentive compensation for the calendar year for which awards were made, based on the days of service during such calendar year from the beginning of the calendar year through the date of the change in control.

Change in Control Provisions in the 2016 Stock Incentive Plan

The 2016 Stock Incentive Plan provides for double-trigger equity vesting in the event of a change in control (as defined in the 2016 Stock Incentive Plan). This generally means that if outstanding awards under the 2016 Stock Incentive Plan are replaced by the acquirer or related entity in a change in control of Alcoa, those replacement awards will not immediately vest on a “single trigger” basis, but vesting would accelerate only if the participant is terminated without cause or resigns for good reason (as those terms are defined in the CIC Severance Plan) within 24 months following, or three months preceding, the change in control.

Compensation Committee Report

The Compensation and Benefits Committee has:

1.	reviewed and discussed with management the “Compensation Discussion and Analysis” included in this Proxy Statement; and
2.

based on the review and discussions referred to in paragraph (1) above, the Compensation and Benefits Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in the Alcoa Corporation’s Proxy Statement relating to the 2022 Annual Meeting of Stockholders.

The Compensation and Benefits Committee

James E. Nevels, Chair

Thomas J. Gorman

Carol L. Roberts

Suzanne Sitherwood

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2022 PROXY STATEMENT

Executive Compensation (continued)

Summary Compensation Table

The following table sets forth information regarding the compensation awarded to, earned by, or paid to, our NEOs for the years indicated below.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)

Roy C. Harvey	2021	$1,095,333	$0	$12,113,517	$0	$2,604,155	$ 0	$147,364	$15,960,369
President and	2020	$1,055,583	$0	$8,468,529	$0	$1,626,126	$2,067,235	$ 63,335	$13,280,808
Chief Executive Officer	2019	$1,023,750	$0	$7,315,378	$1,597,180	$1,389,741	$1,569,067	$ 68,345	$12,963,461

William F. Oplinger	2021	$688,540	$0	$2,725,775	$0	$1,091,335	$ 0	$ 58,719	$4,564,369
Executive Vice President and	2020	$670,666	$0	$1,693,881	$0	$ 688,774	$1,011,653	$ 17,100	$4,082,074
Chief Financial Officer	2019	$651,135	$0	$1,463,321	$319,501	$ 736,596	$1,045,857	$ 45,615	$4,262,025

John D. Slaven	2021	$638,542	$333,334	$1,514,190	$0	$ 647,737	$ 0	$160,605	$3,294,408
Executive Vice President and	2020	$625,000	$333,333	$1,058,781	$0	$ 641,875	$ 0	$255,070	$2,914,059
Chief Operations Officer	2019	$426,542	$333,333	$883,113	$199,824	$ 289,515	$ 0	$130,260	$2,262,587

Timothy D. Reyes	2021	$587,458	$0	$1,514,190	$0	$ 655,510	$ 0	$ 67,044	$2,824,202
Executive Vice President and	2020	$575,000	$0	$1,058,781	$0	$ 472,420	$ 984,908	$ 34,500	$3,125,609
Chief Commercial Officer	2019	$478,136	$0	$914,597	$199,715	$ 356,450	$ 761,373	$ 32,089	$2,742,360

Jeffrey D. Heeter	2021	$523,422	$0	$1,514,190	$0	$ 557,507	$ 0	$ 59,306	$2,654,425
Executive Vice President and	2020	$494,871	$0	$1,058,781	$0	$ 406,586	$ 982,688	$ 29,692	$2,972,618
General Counsel	2019	$452,495	$0	$914,597	$199,715	$ 307,131	$ 786,228	$ 30,491	$2,690,657

Notes to Summary Compensation Table

(1)

Named Executive Officers. Mr. Harvey does not receive any additional compensation in connection with his service as a director on the Alcoa Board. Mr. Reyes retired from the Company effective February 1, 2022.

(2)	Salary. Amounts in this column represent the base salary earned and paid in 2021 to each NEO.
(3)

Bonus. In connection with joining the Company and considering the value of his forfeited equity from his previous employer, Mr. Slaven received a sign-on bonus of $1,000,000, payable in three installments, the last installment of which was paid in February 2021. The amount included in the table for 2021 is the third of the three installments, the payment of which was contingent on his employment with the Company on such date and with each installment subject to reimbursement to Alcoa in the event that Mr. Slaven voluntarily resigns from the Company within 12 months following the receipt of an installment.

(4)

Stock Awards. The value of stock awards is calculated using the grant date accounting fair value, which is calculated in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Amounts reflected in the stock awards column of the SCT are comprised of the accounting value of both the RSUs and PRSUs (at target) granted in 2021, as shown in the table below. The PRSUs granted in 2021 for the 2021-2023 performance period are reported in the SCT based on the grant date accounting fair value as determined using a Monte Carlo valuation.

			2021 Performance RSU Award for the 2021-2023 Performance Period(a)

Name	Grant Date	2021 Time-Based RSUs(a)	At Target	At Maximum

Roy C. Harvey	1/27/2021	$3,520,022	$8,593,495	$10,560,067

William F. Oplinger	1/27/2021	$ 792,117	$1,933,658	$ 2,376,164

John D. Slaven	1/27/2021	$ 440,003	$1,074,187	$ 1,320,008

Timothy D. Reyes	1/27/2021	$ 440,003	$1,074,187	$ 1,320,008

Jeffrey D. Heeter	1/27/2021	$ 440,003	$1,074,187	$ 1,320,008
(a)

The values in these columns are based on the aggregate grant date fair value, determined in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The RSU awards are valued at the closing price per share on the date of grant. On January 27, 2021, the grant date, the closing price per share of Alcoa common stock was $18.66. Fair values for the PRSU awards at target were estimated using Monte Carlo simulations of stock price correlation, and other variables over three-year time horizons matching the PRSU performance measurement period. The per share fair value of PRSU awards made to the NEOs in 2021 was $30.37.

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Executive Compensation (continued)

For a discussion of the other assumptions used to estimate the fair value of stock awards, please refer to Note N to the Consolidated Financial Statements in Part II, Item 8 of the 2021 Form 10-K.

(5)	Option Awards. Alcoa ceased issuing stock options as part of the equity mix in 2020 and currently only issues PRSUs and RSUs, which are reported in the “Stock Awards” column.

(6)	Non-Equity Incentive Plan Compensation. The amounts in this column reflect the cash payments made under the Annual Incentive Plan as further described under “2021 Annual Incentive Compensation.”

(7)

Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amounts shown for 2021 reflect the aggregate positive change in the actuarial present value of each NEO’s accumulated benefit under all defined benefit plans, including supplemental plans, from December 31, 2020 to December 31, 2021. Pension values may fluctuate significantly based on a number of factors, including eligibility for retirement and discount and mortality rate assumptions used for measurement of pension obligations from 2020 to 2021. Assumptions used are further described under “2021 Pension Benefits.” For years in which the change in present value is negative (less than zero), zero is reflected in the SCT. The change in present value for 2021 was negative as follows for the NEOs: Mr. Harvey, -$406,608; Mr. Oplinger, -$222,702; Mr. Reyes, $-148,163; and Mr. Heeter, -$118,799.

(8)	All Other Compensation. Please see the information below regarding amounts set forth in this column.

	Matching Contribution(a)		Employer Retirement Income Contributions(b)

Name	Savings Plan	Deferred Compensation Plan	Savings Plan	Deferred Compensation Plan	Relocation(c)	Total

Roy C. Harvey	$17,400	$48,320	$8,700	$72,944	$ 0	$147,364

William F. Oplinger	$17,400	$ 0	$8,700	$32,619	$ 0	$58,719

John D. Slaven	$17,400	$20,912	$8,700	$29,713	$83,880	$160,605

Timothy D. Reyes	$17,400	$17,848	$8,700	$23,096	$ 0	$67,044

Jeffrey D. Heeter	$17,400	$14,006	$8,700	$19,200	$ 0	$59,306

(a)

Company Contributions to Savings Plans. During 2021, the NEOs were eligible to participate in the Retirement Savings Plan for Salaried Employees of Alcoa USA Corp. (the “401(k) Plan”), a tax-qualified retirement savings plan under Code Section 401(k), and the Alcoa USA Corp. Deferred Compensation Plan, a nonqualified deferred compensation plan. Participating employees may contribute up to a maximum of 25% of base salary between the two plans, including up to 10% to the tax-qualified 401(k) Plan on an after-tax basis. The employer matches 100% of employee pretax and Roth contributions up to total 6% of base pay. If an NEO’s contributions to the 401(k) Plan exceed the limit on contributions imposed by the Code, the executive may elect to have the amount over the limit “spill over” as pre-tax contributions into the nonqualified deferred compensation plan.

(b)

Employer Retirement Income Contributions (“ERIC”). For eligible employees hired or rehired on or after March 1, 2006, in lieu of participation in a defined benefit plan, the Company contributes 3% of eligible compensation to the 401(k) Plan and the Alcoa USA Corp. Deferred Compensation Plan, a nonqualified deferred compensation plan. Under the tax-qualified 401(k) Plan, eligible employees will receive 3% of eligible compensation up to Code Section 401(a)(17) Annual Compensation Limit. If an NEO’s eligible compensation exceeds the limit on compensation imposed by the Code, the executive will receive 3% of eligible compensation over the limit into the nonqualified deferred compensation plan.

(c)

Relocation. Mr. Slaven moved from the United States to the Netherlands on an expatriate assignment effective November 1, 2019, with benefits consistent with Alcoa’s Expatriate Program and that are generally available to similarly situated employees who accept assignments outside of their home country. Alcoa provided relocation benefits in 2021 in the amount of $83,880 of which $6,898 is associated with tax equalization and tax gross-up comprised of Mr. Slaven’s hypothetical tax liability as if he had remained in his home country, home/host actual taxes and tax gross-ups paid by Alcoa. The expatriate program enables Alcoa to fill positions that are critical to the business while minimizing the impact to employees by providing the other amounts included herein: the payment of housing and fees ($53,098), tax support and fees ($10,875) and miscellaneous other ($13,009).

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Executive Compensation (continued)

2021 Grants of Plan-Based Awards

The following table provides information on equity and non-equity plan-based awards granted by Alcoa in 2021.

Name	Award		Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Roy C. Harvey	IC	(1)	—	$0	$1,643,000	$3,286,000	—	—	—	—	—	—	—

	RSU	(2)	1/27/2021	—	—	—	—	—	—	188,640	—	—	$3,520,022

	PRSU	(3)	1/27/2021	—	—	—	0	282,960	565,920	—	—	—	$8,593,495

William F. Oplinger	IC	(1)	—	$0	$688,540	$1,377,080	—	—	—	—	—	—	—

	RSU	(2)	1/27/2021	—	—	—	—	—	—	42,450	—	—	$792,117

	PRSU	(3)	1/27/2021	—	—	—	0	63,670	127,340	—	—	—	$1,933,658

John D. Slaven	IC	(1)	—	$0	$510,833	$1,021,666	—	—	—	—	—	—	—

	RSU	(2)	1/27/2021	—	—	—	—	—	—	23,580	—	—	$440,003

	PRSU	(3)	1/27/2021	—	—	—	0	35,370	70,740	—	—	—	$1,074,187

Timothy D. Reyes	IC	(1)	—	$0	$469,967	$939,934	—	—	—	—	—	—	—

	RSU	(2)	1/27/2021	—	—	—	—	—	—	23,580	—	—	$440,003

	PRSU	(3)	1/27/2021	—	—	—	0	35,370	70,740	—	—	—	$1,074,187

Jeffrey D. Heeter	IC	(1)	—	$0	$418,737	$837,474	—	—	—	—	—	—	—

	RSU	(2)	1/27/2021	—	—	—	—	—	—	23,580	—	—	$440,003

	PRSU	(3)	1/27/2021	—	—	—	0	35,370	70,740	—	—	—	$1,074,187
(1)

Represent threshold, target, and maximum annual cash incentive amounts that could have been earned pursuant to 2021 awards granted under the Annual Incentive Plan. The amounts of annual cash incentive awards earned in 2021 by our NEOs were determined in January 2022 and paid in February 2022, and are included in the “Non-Equity Incentive Plan Compensation” column of the SCT. For additional information, please see “2021 Annual Incentive Compensation.”

(2)

Reflects the number of RSUs granted under the Company’s 2016 Stock Incentive Plan. Grant date values are determined in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. See “2021 Equity Awards: PRSUs and RSUs.”

(3)

Reflects the threshold, target, and maximum numbers of PRSU awards granted in 2021 under the Company’s 2016 Stock Incentive Plan for the 2021-2023 performance period. Grant date values are determined in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. See “2021 Equity Awards: PRSUs and RSUs.”

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2022 PROXY STATEMENT

Executive Compensation (continued)

2021 Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding Alcoa equity awards held by the NEOs at December 31, 2021.

Name		Option Awards				Stock Awards(2),(3)
	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested* ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested* ($)
Roy C. Harvey
						691,246	$41,184,437	1,155,240	$68,829,199
	1/24/2019	0	49,023	27.96	1/24/2029
	1/24/2018	73,290	0	53.30	1/24/2028
	2/2/2017	88,360	0	37.68	2/2/2027
	1/20/2015	27,474	0	34.83	1/20/2025
William F. Oplinger
						142,983	$8,518,927	245,220	$14,610,208
	1/24/2019	0	9,807	27.96	1/24/2029
	1/24/2018	18,770	0	53.30	1/24/2028
John D. Slaven
						84,734	$5,048,452	144,420	$8,604,544
	2/20/2019	12,267	6,133	29.24	2/20/2029
Timothy D. Reyes
						86,417	$5,148,725	144,420	$8,604,544
	1/24/2019	0	6,130	27.96	1/24/2029
	1/24/2018	7,280	0	53.30	1/24/2028
Jeffrey D. Heeter
						86,417	$5,148,725	144,420	$8,604,544
	1/24/2019	0	6,130	27.96	1/24/2029
	1/24/2018	11,260	0	53.30	1/24/2028
	2/2/2017	12,050	0	37.68	2/2/2027
*	Calculated by multiplying the number of shares by the closing price per share of Alcoa’s common stock on December 31, 2021, which was $59.58.
(1)	Time-vested options have a term of ten years and vest ratably over three years beginning on the first anniversary of the date of grant.
(2)

Stock awards in this column include PRSU awards, which are deemed to be earned because the performance condition has been achieved, but which had not vested as of December 31, 2021, and RSU awards. The 2019 PRSU awards had performance criteria established at the beginning of the three-year performance period that ended December 31, 2021. All RSUs cliff-vest three years from the date of grant. See the “Unvested RSUs/Earned but not Vested PRSUs” column in the table that follows footnote 3.

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Executive Compensation (continued)

(3)

Stock awards in this column include unearned PRSU awards (at the maximum amount for the 2020 and 2021 PRSU grants) and for which the performance period has not ended. See the “Unearned PRSUs” column in the table that follows.

Name	Award	Grant Date	Unvested RSUs/Earned but not Vested PRSUs	Unearned PRSUs	PRSU/RSU Vesting Date
Roy C. Harvey
	RSU	1/27/2021	188,640	—	1/27/2024
	RSU	1/23/2020	196,440	—	1/23/2023
	RSU	1/24/2019	57,230	—	1/24/2022
	PRSU	1/27/2021	—	565,920	1/27/2024
	PRSU	1/23/2020	—	589,320	1/23/2023
	PRSU	1/24/2019	248,936		1/24/2022
Total			691,246	1,155,240
William F. Oplinger
	RSU	1/27/2021	42,450	—	1/27/2024
	RSU	1/23/2020	39,290	—	1/23/2023
	RSU	1/24/2019	11,450	—	1/24/2022
	PRSU	1/27/2021	—	127,340	1/27/2024
	PRSU	1/23/2020	—	117,880	1/23/2023
	PRSU	1/24/2019	49,793		1/24/2022
Total			142,983	245,220
John D. Slaven
	RSU	1/27/2021	23,580	—	1/27/2024
	RSU	1/23/2020	24,560	—	1/23/2023
	RSU	1/24/2019	6,840	—	1/24/2022
	PRSU	1/27/2021	—	70,740	1/27/2024
	PRSU	1/23/2020	—	73,680	1/23/2023
	PRSU	1/24/2019	29,754		1/24/2022
Total			84,734	144,420
Timothy D. Reyes
	RSU	1/27/2021	23,580	—	1/27/2024
	RSU	1/23/2020	24,560	—	1/23/2023
	RSU	1/24/2019	7,160	—	1/24/2022
	PRSU	1/27/2021	—	70,740	1/27/2024
	PRSU	1/23/2020	—	73,680	1/23/2023
	PRSU	1/24/2019	31,117	—	1/24/2022
Total			86,417	144,420
Jeffrey D. Heeter
	RSU	1/27/2021	23,580	—	1/27/2024
	RSU	1/23/2020	24,560	—	1/23/2023
	RSU	1/24/2019	7,160	—	1/24/2022
	PRSU	1/27/2021	—	70,740	1/27/2024
	PRSU	1/23/2020	—	73,680	1/23/2023
	PRSU	1/24/2019	31,117		1/24/2022
Total			86,417	144,420

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Executive Compensation (continued)

2021 Option Exercises and Stock Vested

The following table sets forth the actual value received by the NEOs upon exercise of stock options or vesting of stock awards in 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Roy C. Harvey	238,037	$2,435,176	32,399	$624,503

William F. Oplinger	74,209	$1,493,152	8,299	$159,966

John D. Slaven(3)	—	—	—	—

Timothy D. Reyes	19,650	$199,811	3,216	$61,989

Jeffrey D. Heeter	12,260	$90,635	4,983	$96,050
(1)	Reflects vesting of 2018 grants of RSU and PRSU awards for Messrs. Harvey, Oplinger, Reyes, and Heeter upon completion of the three-year vesting period.
(2)

Amounts were calculated using the closing price per share of Alcoa stock of $19.34 on January 25, 2021, the next succeeding business day following January 24, 2021 (Sunday), the vesting date for RSUs, and $18.66 on January 27, 2021, the vesting date for the PRSUs.

(3)	Mr. Slaven was not an employee at the time that the 2018 equity awards were granted and did not exercise any stock options during 2021.

2021 Pension Benefits

The following table contains information with respect to each plan that provides for specified retirement payments or benefits primarily following retirement, including tax-qualified defined benefit plans and non-qualified defined benefit plans, but excluding defined contribution plans. On January 17, 2018, the Company announced that, effective December 31, 2020, eligible salaried employees, including participating NEOs, in the United States and Canada will cease accruing retirement benefits for future service under the following defined benefit pension plans.

Name	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Roy C. Harvey	Pension Plan for Certain Salaried Employees of Alcoa USA (Rule IM)	18.9	$680,358	N/A
	Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C	18.9	$4,587,569
William F. Oplinger	Pension Plan for Certain Salaried Employees of Alcoa USA (Rule IM)	20.8	$911,663	N/A
	Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C	20.8	$3,449,069
John D. Slaven(1)	N/A	N/A	N/A	N/A
Timothy D. Reyes	Pension Plan for Certain Salaried Employees of Alcoa USA (Rule IC)	21.6	$1,141,503	N/A
	Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C	21.6	$2,176,729
Jeffrey D. Heeter	Pension Plan for Certain Salaried Employees of Alcoa USA (Rule IC)	22.8	$1,275,876	N/A
	Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C	22.8	$1,957,630
(1)	Mr. Slaven is not eligible to participate in Alcoa’s defined benefit plans.
(2)	“Number of Years of Credited Service” includes years of credited service under the Alcoa Inc. Predecessor Retirement Plan.

The present value calculations are based on mortality assumptions, as discussed in Note O to the Consolidated Financial Statements in Part II, Item 8 of the 2021 Form 10-K, and discount rates of 2.84% for the Pension Plan for Certain Salaried Employees of Alcoa USA Corp. and 2.97% for the Alcoa USA Corp. Nonqualified Supplemental Retirement Plan. A certain percentage of participants are assumed to elect a lump sum form of payment from the qualified pension plan and the remainder are assumed to elect an annuity. The lump sum present value calculation is based on Code Section 417(e) segment rates of 1.02%, 2.72%, and 3.08% and the 2021 Code Section 417(e) lump sum mortality table. Mr. Harvey and Mr. Oplinger are assumed to commence benefits at age 65. Mr. Reyes is assumed to commence benefits at age 62.

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Executive Compensation (continued)

Mr. Heeter was eligible for reduced early retirement benefits on December 31, 2021, as he satisfies the retirement criteria under the plan. For the purposes of this table, Mr. Heeter is assumed to commence benefits at age 62.

Qualified Defined Benefit Plan. The Pension Plan for Certain Salaried Employees of Alcoa USA Corp. (the “Plan”) is a funded, tax-qualified, non-contributory defined benefit pension plan that covers a majority of U.S. salaried employees hired before March 1, 2006. In anticipation of Separation, Alcoa Inc. spun off certain assets and liabilities from Alcoa Retirement Plan I (the “Predecessor Retirement Plan”) attributable to employees, including Messrs. Harvey, Oplinger, Reyes, and Heeter, to form the Plan. The Plan is intended as a continuation of the Predecessor Retirement Plan for the participants covered by the Plan and recognizes elections, years of service, and retirements under the Predecessor Retirement Plan for affected employees and former employees. Benefits under the Plan are based upon years of service and Average Final Compensation. Average Final Compensation includes salary plus annual cash incentive compensation amounts that have not been deferred. The Plan reflects the compensation limit imposed by the Code, which was $285,000 for 2020. The base benefit payable at age 65 is 1.1% of Average Final Compensation up to the Social Security covered compensation plus 1.475% of Average Final Compensation above the Social Security covered compensation, times years of service. No further benefits accrue under the Plan after December 31, 2020. Service for determining retirement eligibility is unaffected. Early retirement benefits are available for employees covered by Rule IC or Rule IM (each as explained below) who leave the Company at age 55 with 10 or more years of service, however benefits are reduced from age 62 (Rule IC) or age 65 (Rule IM) based on age at commencement. Effective January 1, 2018, participants accruing service on or after January 1, 2018 have a lump sum form of payment available along with all other existing forms of payment (single life, 50% joint and survivor, and 75% joint and survivor monthly annuities, as applicable). The lump sum form of payment is available to vested participants as an immediate lump sum payment or actuarially equivalent annuity following termination with the following exceptions. The lump sum form of payment is not available to disability retirements or other restricted retirement types. For Rule IC participants who retire prior to age 62 with 30 or more years of service, the benefit payable until age 62 is determined by a different formula of 1.5% of Average Final Compensation up to $100,000, plus 1% of Average Final Compensation above $100,000, multiplied by service. This benefit payable until age 62 is not reduced for early commencement. Average Final Compensation is calculated using the average of the highest five of the last ten years of earnings, in the case of Messrs. Reyes and Heeter, and the average of the highest consecutive five of the last ten years of earnings for Messrs. Harvey and Oplinger.

Nonqualified Defined Benefit Plans. Effective as of August 1, 2016, Alcoa USA Corp. adopted and is the sponsor of the Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C (the “Nonqualified Pension Plan”). The Nonqualified Pension Plan is intended as a continuation of the Alcoa Inc. Employees’ Excess Benefits Plan C (the “Predecessor Excess Benefit Plan”), which Alcoa Inc. separated into two separate plans: the Alcoa USA Corp. Nonqualified Supplemental Retirement Plan C and the Predecessor Excess Benefit Plan (renamed Arconic Employees’ Excess Benefits Plan C), in anticipation of Separation. This Nonqualified Pension Plan recognizes retirements and service accrued under the Predecessor Excess Benefit Plan for affected employees and former employees.

Messrs. Harvey, Oplinger, Reyes and Heeter participate in the Nonqualified Pension Plan. This plan provides for benefits that exceed the limits on compensation imposed by the Code and base salary and incentive compensation that has been deferred to the Alcoa USA Corp. Deferred Compensation Plan. The benefit formula is identical to the Pension Plan for Certain Salaried Employees of Alcoa USA Corp formula and no further benefits accrue under the Plan after December 31, 2020. Benefits under the nonqualified plan are payable as a reduced 50% joint and survivor annuity if the executive is married. Otherwise, the benefit is payable as a single life annuity.

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Executive Compensation (continued)

2021 Nonqualified Deferred Compensation

The following table sets forth information concerning each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax qualified.

Name	Executive Contributions in 2021 ($)(1)	Registrant Contributions in 2021 ($)(2)	Aggregate Earnings in 2021 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2021 ($)(4)

Roy C. Harvey	$48,320	$121,264	$ 4,232	$0	$ 445,224

William F. Oplinger	$ 0	$ 32,619	$343,808	$0	$2,138,353

John D. Slaven	$39,988	$ 50,625	$ 14,427	$0	$ 195,983

Timothy D. Reyes	$17,848	$ 40,944	$ 69,152	$0	$ 346,570

Jeffrey D. Heeter	$61,113	$ 33,206	$166,820	$0	$ 629,747
(1)	The amounts in this column were contributed by the NEOs into their accounts under the deferred compensation plan, which amounts are reflected in the “Salary” column of the 2021 row of the SCT.
(2)	2021 contributions under the deferred compensation plan are also included in the “All Other Compensation” column of the SCT for each applicable NEO as detailed in Note 8 to the SCT.
(3)	These amounts are not included in the SCT because they are not above market.
(4)

This column includes NEOs’ and Alcoa’s contributions, which amounts are also included in the “Salary” and “All Other Compensation” columns, as applicable, of the SCT. For 2021 amounts included in the aggregate balance, see footnotes 1 and 2 herein. For 2020, the total contributions for each publicly reported NEO were as follows: Mr. Harvey, $92,470; Mr. Oplinger, $0; Mr. Slaven, $59,685; Mr. Reyes, $34,800; and Mr. Heeter, $69,723. For 2019, the total contributions for each publicly reported NEO were as follows: Mr. Harvey, $89,250; Mr. Oplinger, $142,206; Mr. Slaven, $21,982; Mr. Reyes, $23,776; and Mr. Heeter, $61,424.

The investment options under the Alcoa USA Corp. Deferred Compensation Plan are generally the same choices available to all salaried employees under the relevant defined contribution plans, and the NEOs did not receive preferential earnings on their investments. The NEOs may defer up to 25% of their base salaries in total to the defined contribution plan and deferred compensation plan and up to 100% of their annual IC to the deferred compensation plan.

To the extent the executive elects, the employer contributes matching contributions and ERIC on employee base salary deferrals that exceed the limits on compensation imposed by the Code. In 2021, total contribution amounts by Alcoa were as follows: Mr. Harvey, $121,264; Mr. Oplinger, $32,619; Mr. Slaven $50,625; Mr. Reyes, $40,944; and Mr. Heeter, $33,206.

The principal benefit to the NEOs of the Alcoa USA Corp. Deferred Compensation Plan is that United States taxes are deferred until the deferred amount and credited earnings are withdrawn, so that savings accumulate on a pretax basis. Alcoa also benefits from this arrangement because it does not use its cash to pay the deferred salaries or incentive compensation of the individuals who have deferred receipt of these amounts. Alcoa may use this cash for other purposes until the deferred account is paid to the individual upon termination of employment. All nonqualified pension and deferred compensation are general unsecured liabilities of Alcoa until paid. Upon termination of employment, deferred compensation will be paid in cash in a lump sum or in up to ten annual installments, depending on the individual’s election, account balance and retirement eligibility.

Potential Payments Upon Termination or Change in Control

Except as otherwise provided, the following narrative and tables set forth the potential payments and the value of other additional benefits that would vest or otherwise accelerate vesting at, following, or in connection with any termination, including without limitation, resignation, retirement or a constructive termination of an NEO, or a “change in control” of Alcoa, or a change in the NEOs’ responsibilities, as such scenarios contemplated in the contracts, agreements, plans or arrangements described below.

The tables assume that employment termination and/or the change in control occurred on December 31, 2021 and a valuation of our common stock based on its closing price per share on December 31, 2021 of $59.58. The tables also assume that each executive will take all action necessary or appropriate for such person to receive the maximum available benefit, such as execution of a release of claims and compliance with restrictive covenants described below. Actual amounts payable can only be determined at the time of such NEO’s separation from the Company.

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Executive Compensation (continued)

A description of some elements of the plans, arrangements and agreements covered by the following tables and which provide for payments or benefits in connection with a termination of employment or change in control are also described under “Compensation Discussion and Analysis.” The footnotes to the tables describe the assumptions that were used in calculating the amounts described below.

Potential Payments upon a Change in Control.

Alcoa maintains the CIC Severance Plan, which is designed to retain eligible key executives designated by the Compensation Committee during the period when a transaction is being negotiated, or during a period in which a hostile takeover is being attempted, and to ensure the impartiality of the key negotiators for Alcoa.

The CIC Severance Plan provides participating officers with severance compensation if their employment is terminated without cause or if they leave for good reason, in either case within two years after a change in control of Alcoa, or in certain limited circumstances prior to a change in control.

Under the CIC Severance Plan, a “change in control” is defined as:

•	Any person acquiring 30% or more of Alcoa’s voting power if certain conditions are met; or

•	a majority of the Board is replaced during any 12-month period by directors whose appointment (i) is not endorsed by a majority of the Board before such date, and/or (ii) is in connection with an election contest or through the use of the Company’s proxy access procedures; or
•	Any person acquires (or has acquired within 12 months) assets of the Company that have a total gross fair market value of more than 40% of the total gross fair market value of Alcoa’s assets immediately before such transaction(s); or

•	The consummation of liquidation or dissolution of the Company.

In general, the CIC Severance Plan provides for the payment of severance benefits if a change in control occurs, and within the 24 months following, or three months preceding, either:

1.

The Company terminates the executive’s employment with the Company without “cause,” which is defined to mean intentional failure to perform stated duties after 30 days’ notice to cure, or willful engagement in conduct materially injurious to the Company; or

2.	The executive terminates employment with the Company for “good reason,” which is defined to mean:

•	The assignment of duties materially inconsistent with the position or a substantial adverse alteration in the nature and status of the position; or

•	Material reduction in total compensation and benefits; or
•	Relocation of more than 50 miles from principal job location; or

•	Failure to pay compensation to the eligible employee within 14 days of when such compensation is due.

The CIC Severance Plan provides a higher level of benefits for Alcoa’s CEO, CFO and General Counsel than for other participating officers as a result of the Committee’s determination of the importance of these roles in the event of a potential change in control transaction. Please see “Other Compensation Plans and Arrangements of Alcoa—Change in Control Severance Plan” in the “Compensation Discussion and Analysis” section for information. Additionally, due to the previously announced pension plan freeze, Messrs. Harvey, Oplinger and Heeter would receive a lump sum amount designed to provide three years of ERIC to the defined contribution plan. ERIC is an employer contribution amount equal to 3% of salary and annual incentive compensation.

The amounts shown in the tables below include the value of accelerated vesting of stock options and stock awards for all participating NEOs. Awards do not have automatic vesting upon a change in control if a replacement award is provided by the successor entity, but such replacement awards would vest upon termination of an officer’s employment without cause or if the officer leaves for good reason, in either case within two years after a change in control. Values presented in the tables below assume that both a change in control and a qualifying termination occurred for each participating NEO on December 31, 2021. The estimated value of accelerated vesting of stock awards is calculated based on the closing price per share of Alcoa’s common stock on December 31, 2021, which was $59.58, and assumes that PRSU awards vest at the target level.

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Executive Compensation (continued)

Executive Severance Agreements.

Alcoa has entered into severance agreements with certain executives, including each of its NEOs, to facilitate transitioning of key positions to suit the timing needs of Alcoa.

The severance agreements with Messrs. Harvey and Oplinger provide that, if their employment is terminated without cause, they would receive the greater of (i) amounts under the applicable company involuntary severance policy, to which they would otherwise be entitled if a participant, or (ii) the following: a lump sum amount equivalent to two years’ base salary; a pro-rated annual bonus for the year in which the termination occurs, calculated based on achievement of applicable goals; reasonable outplacement services for a period of up to twelve months; continued health care benefits for a two-year period; and a lump sum amount designed to provide two additional years of ERIC under the defined contribution plan. In the case of an involuntary termination without cause, or a voluntary termination where they provide three months’ notice to Alcoa, Messrs. Harvey and Oplinger would also receive a lump sum severance payment of $50,000 upon execution of a general release of legal claims against Alcoa. No payments would be made under the agreement unless a general release is signed. The agreement requires Messrs. Harvey and Oplinger to comply with two-year non-competition and non-solicitation provisions, as well as confidentiality obligations.

The severance agreements with Messrs. Slaven, Reyes, and Heeter provide that, if their employment is terminated without cause, they would receive the greater of (i) amounts under the applicable company involuntary severance policy, to which they would otherwise be entitled if a participant, or (ii) the following: a lump sum amount equivalent to one year’s base salary; a pro-rated annual bonus for the year in which the termination occurs, calculated based on achievement of applicable goals; reasonable outplacement services for a period of up to twelve months; continued health benefits for one year following termination; and a lump sum amount designed to provide one year of additional ERIC under the defined contribution plan. The agreement requires the executives to comply with one-year non-competition and non-solicitation provisions, as well as confidentiality obligations. No payment will be made under the agreement unless a general release is signed.

If severance payments or benefits are payable to any NEO under the CIC Severance Plan, no payments would be paid under the officer’s executive severance agreement.

Equity Award Treatment.

Equity awards granted by Alcoa under the 2016 Stock Incentive Plan generally do not provide for accelerated vesting in circumstances where the awards are replaced by the successor in a change in control. Stock options and RSUs would continue to vest in accordance with their original vesting schedule following an employee’s termination of employment due to death, disability, or retirement that occurs at least six months after the grant date and may continue to vest if the termination is as a result of Alcoa’s divestiture of a business. In the case of PRSUs, such continued vesting is subject to achievement of applicable performance goals. Long Term Incentive amounts in the “Termination in Connection with a Change in Control” column, as shown in the following tables, assume that the awards accelerated because they were not replaced by the successor in a change in control.

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Executive Compensation (continued)

Tables Relating to Potential Payments Upon Termination

Roy C. Harvey

	Termination without Cause or for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability ($)(8)	Retirement ($)(8)(9)

Compensation

Cash Severance(1)	$2,254,800	$8,236,200	$0	$0	$0

Pro-Rata Bonus(2)	$2,604,155	$1,643,000	$2,604,155	$0	$0

Long Term Incentives

RSUs(3)—Unvested	$15,113,659	$26,352,830	$26,352,830	$26,352,830	$0

PRSUs(3)(4)—Unvested	$32,387,450	$49,246,206	$49,246,206	$49,246,206	$0

Stock Options(5)—Unvested	$1,550,107	$1,550,107	$1,550,107	$1,550,107	$0

Benefits and Perquisites

Health Insurance(6)	$47,257	$71,725	$0	$0	$0

Life & Accident Insurance(6)	$0	$2,633	$0	$0	$0

Outplacement Services	$13,408	$13,408	$0	$0	$0

Additional defined contribution plan amount(7)	$165,360	$248,040	$0	$0	$0

Total	$54,136,196	$87,364,149	$79,753,298	$77,149,143	$0
(1)

Cash Severance for “Termination without Cause or for Good Reason” is 2 times sum of continued base salary and includes $50,000 for general release and for “Termination in Connection with a Change in Control” is 3 times sum of continued base salary and target incentive for the year in which the Change in Control occurs.

(2)

Pro-rata Bonus amounts under “Termination without Cause or for Good Reason” and “Death” are based on actual 2021 annual IC payouts, and for “Termination in Connection with a Change in Control” the amount reflects 2021 IC at target.

(3)

RSU and PRSU amounts under “Termination without Cause or for Good Reason” are pro-rata for awards held for at least one year, therefore only the 2019 and 2020 RSUs are included, and for the “Termination in Connection with a Change in Control”, “Death” and “Disability” amounts are the full value of 2019, 2020 and 2021 awards as of 12/31/2021 at $59.58 per share.

(4)	PRSU amounts reflect the actual earned award for the completed 2019 performance period (2019-2021) (or 145.0%), and the 2020 and 2021 three-year PRSU awards are reflected at target.
(5)	Reflects the last 1/3 unvested portion of the 2019 Stock Option Award.
(6)	Health and life insurance costs are based on individual elections and budgeted rates for 2022 with assumed trend rates to estimate 2023 and 2024 costs. Present Values based on 2.97% discount rate.
(7)	Defined Contribution plan amount reflects the 3.0% benefit payable under the defined contribution plan.
(8)	The disclosure assumes the Committee did not exercise its discretion to award pro-rata IC amounts in the event of disability or retirement.
(9)

The executive was not eligible for retirement benefits on December 31, 2021 as he does not meet the retirement criteria under the plan. The retirement eligibility provisions are described under the 2021 Pension Benefit section; those same retirement eligibility provisions apply to the 2016 Stock Incentive Plan.

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Executive Compensation (continued)

William F. Oplinger

	Termination without Cause or for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)(8)	Disability ($)(8)	Retirement ($)(8)(9)

Compensation

Cash Severance(1)	$1,432,920	$4,140,000	$0	$0	$0

Pro-Rata Bonus(2)	$1,091,335	$688,540	$1,091,335	$0	$0

Long Term Incentives

RSUs(3)—Unvested	$3,023,089	$5,552,260	$5,552,260	$5,552,260	$0

PRSUs(3)(4)—Unvested	$6,478,312	$10,271,771	$10,271,771	$10,271,771	$0

Stock Options(5)—Unvested	$310,097	$310,097	$310,097	$310,097	$0

Benefits and Perquisites

Health Insurance(6)	$32,813	$49,802	$0	$0	$0

Life & Accident Insurance(6)	$0	$2,633	$0	$0	$0

Outplacement Services	$13,408	$13,408	$0	$0	$0

Additional defined contribution plan amount(7)	$82,975	$124,463	$0	$0	$0

Total	$12,464,949	$21,152,974	$17,225,463	$16,134,128	$0
(1)

Cash Severance for “Termination without Cause or for Good Reason” is 2 times sum of continued base salary and includes $50,000 for general release and for “Termination in Connection with a Change in Control” is 3 times sum of continued base salary and target incentive for the year in which the Change in Control occurs.

(2)

Pro-rata Bonus amounts under “Termination without Cause or for Good Reason” and Death are based on actual 2021 annual IC payouts, and for “Termination in Connection with a Change in Control” the amount reflects 2021 IC at target.

(3)

RSU and PRSU amounts under “Termination without Cause or for Good Reason” are pro-rata for awards held for at least one year, therefore only the 2019 and 2020 RSUs are included, and for the “Termination in Connection with a Change in Control”, “Death” and “Disability” amounts are the full value of 2019, 2020 and 2021 awards as of 12/31/2021 at $59.58 per share.

(4)	PRSU amounts reflect the actual earned award for the completed 2019 performance period (2019-2021) (or 145.0%), and the 2020 and 2021 three-year PRSU awards are reflected at target.
(5)	Reflects the last 1/3 unvested portion of the 2019 Stock Option Award.
(6)	Health and life insurance costs are based on individual elections and budgeted rates for 2022 with assumed trend rates to estimate 2023 and 2024 costs. Present Values based on 2.97% discount rate.
(7)	Defined Contribution plan amount reflects the 3.0% benefit payable under the defined contribution plan.
(8)	The disclosure assumes the Committee did not exercise its discretion to award pro-rata IC amounts in the event of disability or retirement.
(9)

The executive was not eligible for retirement benefits on December 31, 2021 as he does not meet the retirement criteria under the plan. The retirement eligibility provisions are described under the 2021 Pension Benefit section; those same retirement eligibility provisions apply to the 2016 Stock Incentive Plan.

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Executive Compensation (continued)

John D. Slaven

	Termination without Cause or for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability ($)(8)	Retirement ($)(8)(9)

Compensation

Cash Severance(1)	$641,250	$2,304,166	$0	$0	$0

Pro-Rata Bonus(2)	$647,737	$510,833	$647,737	$0	$0

Long Term Incentives

RSUs(3)—Unvested	$1,870,812	$3,275,708	$3,275,708	$3,275,708	$0

PRSUs(3)(4)—Unvested	$3,967,671	$6,075,015	$6,075,015	$6,075,015	$0

Stock Options(5)—Unvested	$186,075	$186,075	$186,075	$186,075	$0

Benefits and Perquisites

Health Insurance(6)	$18,928	$38,303	$0	$0	$0

Life & Accident Insurance(6)	$0	$1,735	$0	$0	$0

Outplacement Services	$13,408	$13,408	$0	$0	$0

Additional defined contribution amount(7)	$34,628	$69,255	$0	$0	$0

Total	$7,380,509	$12,474,498	$10,184,535	$9,536,798	$0
(1)

Cash Severance for “Termination without Cause or for Good Reason” is 52 weeks of continued base salary commencing 6 months from assumed termination and for “Termination in Connection with a Change in Control” is 2 times sum of continued base salary and target incentive for the year in which the Change in Control occurs.

(2)

Pro-rata Bonus amounts under “Termination without Cause or for Good Reason” and “Death” are based on actual 2021 annual IC payouts, and for “Termination in Connection with a Change in Control” the amount reflects 2021 IC at target.

(3)

RSU and PRSU amounts under “Termination without Cause or for Good Reason” are pro-rata for awards held for at least one year, therefore only the 2019 and 2020 RSUs are included, and for the “Termination in Connection with a Change in Control”, “Death” and “Disability” amounts are the full value of the 2019, 2020 and 2021 awards as of 12/31/2021 at $59.58 per share.

(4)	PRSU amounts reflect the actual earned award for the completed 2019 performance period (2019-2021) (or 145.0%%), and the 2020 and 2021 three-year PRSU awards are reflected at target.
(5)	Reflects the last 1/3 unvested portion of the 2019 Stock Option Award.
(6)	Health and life insurance costs are based on individual elections and budgeted rates for 2022 with assumed trend rates to estimate 2023 and 2024 costs. Present Values based on 2.97% discount rate.
(7)	Defined Contribution plan amount reflects the 3.0% benefit payable under the defined contribution plan.
(8)	The disclosure assumes the Committee did not exercise its discretion to award pro-rata IC amounts in the event of disability or retirement.
(9)

The executive was not eligible for retirement benefits on December 31, 2021 as he does not meet the retirement criteria under the plan. The retirement eligibility provisions are described under the 2021 Pension Benefit section; those same retirement eligibility provisions apply to the 2016 Stock Incentive Plan.

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2022 PROXY STATEMENT

Executive Compensation (continued)

Timothy D. Reyes(1)

	Termination without Cause or for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability ($)(9)	Retirement ($)(9)(10)

Compensation

Cash Severance(2)	$589,950	$2,119,834	$0	$0	$0

Pro-Rata Bonus(3)	$655,510	$469,967	$655,510	$0	$0

Long Term Incentives

RSUs(4)—Unvested	$1,889,878	$3,294,774	$3,294,774	$3,294,774	$0

PRSUs(4)(5)—Unvested	$4,048,878	$6,156,223	$6,156,223	$6,156,223	$0

Stock Options(6)—Unvested	$193,831	$193,831	$193,831	$193,831	$0

Benefits and Perquisites

Health Insurance(7)	$23,353	$47,257	$0	$0	$0

Life & Accident Insurance(7)	$0	$1,735	$0	$0	$0

Outplacement Services	$13,408	$13,408	$0	$0	$0

Additional defined contribution plan amount(8)	$31,857	$63,715	$0	$0	$0

Total	$7,446,665	$12,360,744	$10,300,338	$9,644,828	$0
(1)	Mr. Reyes retired from the Company effective February 1, 2022 and is no longer eligible for these benefits.
(2)

Cash Severance for “Termination without Cause or for Good Reason” is 52 weeks of continued base salary commencing 6 months from assumed termination and for “Termination in Connection with a Change in Control” is 2 times sum of continued base salary and target incentive for the year in which the Change in Control occurs.

(3)

Pro-rata Bonus amounts under “Termination without Cause or for Good Reason” and Death are based on actual 2021 annual IC payouts, and for “Termination in Connection with a Change in Control” the amount reflects 2021 IC at target.

(4)

RSU and PRSU amounts under “Termination without Cause or for Good Reason” are pro-rata for awards held for at least one year, therefore only the 2019 and 2020 RSUs are included, and for the “Termination in Connection with a Change in Control”, “Death” and “Disability” amounts are the full value of 2019, 2020, and 2021 awards as of 12/31/2021 at $59.58 per share.

(5)	PRSU amounts reflect the actual earned award for the completed 2019 performance period (2019-2021) (or 145.0%), and the 2020 and 2021 three-year PRSU awards are reflected at target.
(6)	Reflects the last 1/3 unvested portion of the 2019 Stock Option Award.
(7)	Health and life insurance costs are based on individual elections and budgeted rates for 2022 with assumed trend rates to estimate 2023 and 2024 costs. Present Values based on 2.97% discount rate.
(8)	Defined Contribution plan amount reflects the 3.0% benefit payable under the defined contribution plan.
(9)	The disclosure assumes the Committee did not exercise its discretion to award pro-rata IC amounts in the event of disability or retirement.
(10)

The executive was not eligible for retirement benefits on December 31, 2021 as he does not meet the retirement criteria under the plan. The retirement eligibility provisions are described under the 2021 Pension Benefit section; those same retirement eligibility provisions apply to the 2016 Stock Incentive Plan.

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2022 PROXY STATEMENT

Executive Compensation (continued)

Jeffrey D. Heeter

	Termination without Cause or for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability ($)(8)	Retirement ($)(8)(9)

Compensation

Cash Severance(1)	$527,609	$2,839,038	$0	$0	$0

Pro-Rata Bonus(1)(2)	$557,507	$418,737	$557,507	$0	$0

Long Term Incentives

RSUs(3)—Unvested	$3,294,774	$3,294,774	$3,294,774	$3,294,774	$3,294,774

PRSUs(3)(4)—Unvested	$6,156,223	$6,156,223	$6,156,223	$6,156,223	$6,156,223

Stock Options(5)—Unvested	$193,831	$193,831	$193,831	$193,831	$193,831

Benefits and Perquisites

Health Insurance(6)	$22,557	$69,282	$0	$0	$0

Life & Accident Insurance(6)	$0	$2,633	$0	$0	$0

Outplacement Services	$13,408	$13,408	$0	$0	$0

Additional defined contribution amount(7)	$28,491	$85,473	$0	$0	$0

Total	$10,794,400	$13,073,399	$10,202,335	$9,644,828	$9,644,828
(1)

Cash Severance for “Termination without Cause or for Good Reason” is 52 weeks of continued base salary commencing 6 months from assumed termination and for “Termination in Connection with a Change in Control” is 3 times sum of continued base salary and target incentive for the year in which the Change in Control occurs.

(2)

Pro-rata Bonus amounts under “Termination without Cause or for Good Reason” and Death are based on actual 2021 annual IC payouts, and for “Termination in Connection with a Change in Control” the amount reflects 2021 IC at target.

(3)

RSU and PRSU amounts under “Termination without Cause or for Good Reason” and “Termination in Connection with a Change in Control”, “Death” and “Disability” are the full value of 2019, 2020 and 2021 awards as of 12/31/2021 at $59.58 per share due to retirement eligibility.

(4)	PRSU amounts reflect the actual earned award for the completed 2019 performance period (2019-2021) (or 145.0%), and the 2020 and 2021 three-year PRSU awards are reflected at target.
(5)	Reflects the last 1/3 unvested portion of the 2019 Stock Option Award.
(6)	Health and life insurance costs are based on individual elections and budgeted rates for 2022 with assumed trend rates to estimate 2023 and 2024 costs. Present Values based on 2.97% discount rate.
(7)	Defined Contribution plan amount reflects the 3.0% benefit payable under the defined contribution plan.
(8)	The disclosure assumes the Committee did not exercise its discretion to award pro-rata IC amounts in the event of disability or retirement.
(9)

The executive was eligible for retirement benefits on December 31, 2021 as he satisfies the retirement criteria under the plan. The retirement eligibility provisions are described under the 2021 Pension Benefit section; those same retirement eligibility provisions apply to the 2016 Stock Incentive Plan.

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2022 PROXY STATEMENT

Executive Compensation (continued)

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our CEO, Roy C. Harvey, to that of our median employee. The SEC requires us to disclose the annual total compensation of each of Mr. Harvey and our median employee, as well as the ratio of their respective annual total compensation to each other (in each case, with annual total compensation calculated in accordance with SEC rules applicable to the SCT).

The values are as follows for 2021, our last completed fiscal year:

•	Mr. Harvey’s annual total compensation—$15,960,369
•	Our median employee’s annual total compensation—$102,645
•	Ratio of Mr. Harvey’s annual total compensation to our median employee’s annual total compensation—155:1

A primary purpose of this disclosure is to provide stockholders with a company-specific metric that can assist in their evaluation of our executive compensation practices. We believe our compensation philosophy and process yield an equitable result for our employees. We describe below the methodology used to identify our median employee and calculate the above-disclosed values.

Consistent with Instruction 2 to Item 402(u) of Regulation S-K, the applicable SEC rule, Alcoa may identify its median employee for purposes of providing such pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that the Company reasonably believes would result in a significant change to the 2020 pay ratio disclosure.

•

Alcoa has reviewed the changes in its employee population and employee compensatory arrangements and, based on that review, determined that there was a material change in our employee population or employee compensatory arrangements that would significantly impact the 2021 pay ratio disclosure and require us to identify a new median employee. As a result, the Company determined to identify a new median employee for its 2021 pay ratio disclosure.

•

We identified the median employee for purposes of our 2021 pay ratio disclosure using our global employee population as of October 31, 2021. We used a consistently applied compensation measure across our global employee population, excluding Mr. Harvey, to calculate the median employee compensation. For our consistently applied compensation measure, we calculated annual total compensation by aggregating, for each applicable employee (A) annual base salary for the trailing 12 months preceding October 31, 2021 (or, for hourly employees, the annual work schedule multiplied by hourly wage) and (B) cash target incentive compensation and/or performance pay. This measure of compensation resulted in the identification of a number of employees based in Australia, each of whom had identical compensation. We then calculated each of these employees’ actual 2021 fiscal year compensation in accordance with the rules applicable to the SCT and identified the median of this subset of employees as the employee whose compensation is disclosed above. We did not rely on any material assumptions, adjustments (e.g., cost-of-living adjustments), or estimates (e.g., statistical sampling) to identify our median employee or determine annual total compensation or any elements of annual total compensation for our median employee.

The above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the SEC’s Regulation S-K. However, the SEC’s pay ratio disclosure rule affords significant flexibility to companies in determining appropriate methodologies to identify the median employee and calculating the median employee’s annual total compensation. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations, business models, and compensation practices, and may utilize different methodologies to identify the median employee and calculate the median employee’s annual total compensation.

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2022 PROXY STATEMENT

Equity Compensation Plan Information

The following table provides information about Alcoa’s common stock that is authorized for issuance under the Company’s equity compensation plan as of December 31, 2021. Additional information is included in Note N of the Consolidated Financial Statements in Part II, Item 8 of the 2021 Form 10-K.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3) (c)
Equity compensation plans approved by security holders	6,917,936	$29.61	12,368,608
Equity compensation plans not approved by security holders	0	0	0

Total	6,917,936	$29.61	12,368,608
(1)

Represents shares underlying awards that have been granted under the terms of the 2016 Stock Incentive Plan. Table amounts are comprised of: 910,420 shares issuable pursuant to stock options; 3,094,578 RSUs (time-based RSUs and deferred fee RSUs issued quarterly to individual directors who elect to defer their cash fees); and 2,912,938 PRSUs (assuming maximum achievement).

(2)	Reflects the weighted-average exercise price of stock options, and does not take into account RSUs or PRSUs, as such awards have no exercise price.
(3)

This number only reflects securities available for issuance under the 2016 Stock Incentive Plan. Under the terms of the plan, any award, other than an option or stock appreciation right (“SAR”), will count as 1.63 shares against the remaining pool from May 10, 2017 and thereafter. Options and SARs will be counted as one share for each option or SAR.

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2022 PROXY STATEMENT

Item 4 Stockholder Proposal to Reduce the Ownership Threshold for Stockholders to Call a Special Meeting, if Properly Presented

The following stockholder proposal will be voted upon at the Annual Meeting if such proposal is properly presented at the Annual Meeting by or on behalf of the stockholder proponent. Stockholders submitting a proposal must appear personally or by proxy at the Annual Meeting to move the proposal for consideration. The Company has been advised that Mr. John Chevedden, as the proxy for Mr. Kenneth Steiner, beneficial owner of at least 100 shares of the Company’s common stock, whose address is 14 Stoner Avenue, 2M, Great Neck, New York 11021, intends to present the proposal set forth below. As required by SEC rules, the proposal and supporting statement are presented below in the form received from the stockholder proponent. The Board and the Company accept no responsibility for the contents of the following stockholder proposal or supporting statement. The graphic below was provided by the stockholder proponent and not the Company.

Proposal 4 - Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.

It is important to adopt this proposal because all shares not held for one continuous year are now 100% disqualified from formally participating in the call for a special shareholder meeting.

Under this ill-conceived Alcoa rule management discriminates against shareholders who bought Alcoa stock during the past 12 months.

Such shareholders are now second-class shareholders as far as having input to management. And shareholders who recently made the investment decision to buy Alcoa stock or increase their holdings can be the most informed shareholders.

It currently takes 25% of shares that are owned for more than one continuous year to call a special shareholder meeting. The owners of 25% of shares held for more than a continuous year could determine that they own 40% of our stock when length of stock ownership is factored out. Thus for practical purposes we may be left with a 40% stock ownership threshold to call a special shareholder meeting.

It is also important to adopt this proposal to make up for our complete lack of a shareholder right to act by written consent. Many companies provide for a shareholder right to call a special shareholder meeting and a shareholder right to act by written consent. Alcoa shareholders gave 41%-support to a shareholder right to act by written consent at the 2020 annual meeting. This 41%-suport was likely 51% support from the shares that have access to independent proxy voting advice.

Special meetings allow shareholders to vote on important matters, such as electing new directors with special expertise or independence that may be lacking in our current or future directors as was the case with the 3 new Exxon directors supported by the Engine No. 1 hedge fund at the 2021 Exxon annual meeting.

A reasonable shareholder right to call for a special shareholder meeting can help make shareholder engagement meaningful. If management is insincere in its shareholder engagement, a right for shareholders to call for a special meeting can make management think twice about insincerity.

Our bylaws give no assurance that any engagement with shareholders will be continued. A more reasonable shareholder right to call for a special shareholder meeting will help ensure that management engages with shareholders in good faith because shareholders will have a viable Plan B as an alternative.

Please vote yes:

Special Shareholder Meeting Improvement - Proposal 4

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2022 PROXY STATEMENT

Item 4 Stockholder Proposal to Reduce the Ownership Threshold for Stockholders to Call a Special Meeting, if Properly Presented (continued)

Statement of Opposition

The Board UNANIMOUSLY recommends that stockholders vote AGAINST this proposal for the following reasons:

Summary of Board Opposition Statement.

The Board believes that adoption of this proposal to reduce stockholders’ ownership threshold to call a special meeting is unnecessary and not in the best interests of stockholders for the following reasons:

•	Alcoa’s stockholders already have a meaningful right to call special meetings of stockholders;
•	Alcoa has instituted best-in-class corporate governance practices that promote Board accountability and protect stockholder interests;
•	Alcoa’s current ownership threshold for stockholders to call a special meeting is consistent with market practice;
•	Special meetings require substantial resources; and
•	Alcoa provides multiple channels for stockholders to raise matters.

In considering this proposal, the Board evaluated our existing governance practices, stockholder votes on this topic at other companies, and benchmarking information.

Alcoa’s Stockholders Already Have a Meaningful Right to Call Special Meetings of Stockholders.

The Board recognizes the importance of giving stockholders a meaningful right to call special meetings in appropriate circumstances. Alcoa’s governing documents provide that a stockholder or group of stockholders holding at least 25% of the Company’s outstanding stock for at least one year may call a special meeting of stockholders. The Board believes that this special meeting threshold strikes an appropriate balance between providing stockholders with a meaningful ability to call a special meeting and mitigating the risk of a small group of stockholders, or a single stockholder, using this mechanism to advance their own special interests.

The one-year holding requirement is also an appropriate safeguard that helps ensure that stockholders seeking to call such a meeting are acting in the long-term interests of Alcoa. Reducing the ownership threshold to 10% could enable a small minority of stockholders, or a single stockholder, to use the special meeting as a means solely to advance their own agenda, without regard to the interests of Alcoa or its broader stockholder base.

Alcoa Has Instituted Best-In-Class Corporate Governance Practices that Promote Board Accountability and Protect Stockholder Interests.

The Board regularly reviews Alcoa’s governance practices. The Board believes that the Company’s existing governance structure is in line with best practices, promotes director accountability, and protects our stockholders’ interests. As further described in this Proxy Statement, our governance structure includes:

•	Independent Board. Nine of our 10 current Board members are independent.
•	Independent Board Leadership. The roles of Chairman and CEO are separate, and our Chairman is an independent director, appointed by the independent directors of the Board.
•	Annual Elections of Directors and Resignation Policy. All of our directors are elected annually by a majority of votes cast, and a director must tender his or her resignation if not elected.
•

Stockholder Right to Call a Special Meeting. As described above, stockholders holding 25% of the outstanding shares of the Company’s stock for at least one year have the right to call special meetings of stockholders.

•	Proxy Access. Stockholders may nominate directors through the existing proxy access right that is consistent with market practice.
•	No Supermajority Provisions. Alcoa’s charter and Bylaw provisions do not include supermajority voting thresholds, and can be amended by a majority vote of stockholders.
•

Communication with the Board. Stockholders may communicate with any director (including our Chairman), any Board committee, or the full Board, through various means as described in this Proxy Statement and on our website.

•	No Poison Pill. Alcoa has not adopted a rights plan.

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2022 PROXY STATEMENT

Item 4 Stockholder Proposal to Reduce the Ownership Threshold for Stockholders to Call a Special Meeting, if Properly Presented (continued)

Alcoa’s Current Ownership Threshold for Stockholders to Call a Special Meeting is Consistent with Market Practice.

As of November 2021, only approximately 14% of S&P 500 companies provided stockholders with a right to call special stockholder meetings with a threshold at 10% or below, as requested in the proposal. Alcoa monitors trends in corporate governance and compares and evaluates new developments against our current practices. Our review of current market practice shows that Alcoa’s existing 25% ownership threshold required for stockholders to call a special meeting continues to be consistent with the thresholds of S&P 500 companies that offer stockholders the right to call a special meeting. Among S&P 500 companies, approximately 67% provide stockholders with a right to call special stockholder meetings. Of those S&P 500 companies that provide such a right, approximately 53% set the threshold at or above 25%, including approximately 31% that set the threshold at 25%, like Alcoa. The Board believes the Company’s current provisions are consistent with the majority market practice especially considering our best-in-class corporate governance policies and practices that promote transparency and accountability to our stockholders.

Special Meetings Require Substantial Resources.

Special meetings are extraordinary events, and convening a special stockholder meeting requires a substantial commitment of time, effort, and resources by the Company, regardless of whether the meeting is held in person or virtually. The Company must incur significant expenses to prepare, print, and distribute to stockholders the legal disclosure documents related to the meeting, solicit proxies, tabulate votes and, for a virtual meeting, engage a service provider to host the meeting online. The Board and management must also divert time and resources otherwise dedicated to operating the business to preparing for and conducting the meeting.

The Board believes that special meetings should only be held to cover extraordinary matters that are considered by a reasonable percentage of outstanding shares to be so significant or urgent that they require consideration by the stockholders outside of an annual meeting. Reducing the threshold needed to call a special meeting from 25% of the Company’s outstanding stock to 10% of the Company’s outstanding stock could require the Company to dedicate a significant amount of time and corporate resources to a special meeting even if up to 90% of stockholders are not in favor of calling the meeting. Lowering the threshold to 10% would enable a small minority of stockholders to call unnecessary or duplicative meetings for less significant matters, which would be costly and disruptive to the Company. The Board believes that maintaining the Company’s current 25% ownership threshold preserves a reasonable and appropriate balance between providing stockholders with the right to call a special meeting while protecting against unnecessary waste of corporate resources and disruption associated with convening a special meeting.

Alcoa Provides Multiple Channels for Stockholders to Raise Matters.

The Company provides multiple channels for stockholders to raise matters, including the existing right to call special meetings, the right to nominate and elect directors through proxy access and annual elections with a majority vote standard, the submission of stockholder proposals, regular engagement with our stockholders, and the ability to communicate directly with the Chairman, any director, any Board committee, or the full Board. The Company’s ongoing engagement with stockholders is an open and constructive forum for stockholders to express concerns, allows the Company to better understand the priorities and perspectives of its stockholders, and enables Alcoa to effectively address the issues that matter most to its stockholders as deemed appropriate by the Board and management. Through these engagements, the Company receives input, provides additional information, and addresses questions on our corporate strategy, executive compensation programs, corporate governance, and other topics of interest to our stockholders.

Conclusion.

In summary, the Board has concluded that our current ownership threshold required for stockholders to call a special meeting is appropriate for our Company and that our corporate governance policies promote accountability and provide stockholders with a meaningful ability to voice their opinions, such that implementing this proposal is unnecessary and unwarranted.

The Board of Directors recommends a vote “AGAINST” Item 4, the stockholder proposal to reduce stockholders’ ownership threshold to call a special meeting, if properly presented.

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2022 PROXY STATEMENT

Questions and Answers

About the Annual Meeting and Voting

1.	How do I attend and participate in the Annual Meeting?

Our virtual Annual Meeting will be conducted on the internet via live webcast. Stockholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AA2022. Stockholders will be able to vote their shares electronically during the Annual Meeting.

Stockholders who would like to attend and participate in the Annual Meeting will need the 16-digit control number included on their Notice, proxy card, or voting instruction card. The Annual Meeting will begin promptly at 9:30 a.m. EDT. We encourage you to access the Annual Meeting prior to the start time. Online access will begin 15 minutes prior to the start of the Annual Meeting, at 9:15 a.m. EDT.

The virtual Annual Meeting platform is fully supported across browsers (Edge, Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Attendees should allow plenty of time to log in prior to the start of the Annual Meeting. We will also provide details on how to attend, ask questions, and participate in the Annual Meeting at https://investors.alcoa.com. We encourage you to check this website prior to the Annual Meeting if you plan to attend.

2.	How do I ask a question at the Annual Meeting?

The virtual Annual Meeting format allows stockholders to communicate with us during the Annual Meeting so they can ask questions of our management and Board, as appropriate. If you wish to submit a question prior to the Annual Meeting, you may do so beginning one week in advance of the Annual Meeting, by logging in to www.proxyvote.com and entering your 16-digit control number. Once past the login screen, click on “Submit Questions.” If you wish to submit a question during the Annual Meeting, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/AA2022, typing your question into the “Ask a Question” field, and clicking “Submit.”

Questions pertinent to the Annual Meeting will be answered in the Question and Answer session during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered on our Investor Relations website, https://investors.alcoa.com, as soon as practicable after the Annual Meeting.

Although the live webcast is available only to stockholders as of the record date for the meeting, a replay of the meeting will be available on our website at https://investors.alcoa.com.

3.	Where can I find additional information relevant to the Annual Meeting?

Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct, and other materials for the Annual Meeting, including the list of our registered stockholders, will be available during the Annual Meeting at www.virtualshareholdermeeting.com/AA2022. In addition, information on how to obtain access to the list of registered stockholders entitled to vote at the Annual Meeting, which may be via a reasonably accessible electronic network, will be available during the ten days preceding the Annual Meeting on our website at https://investors.alcoa.com.

Although the live webcast is available only to stockholders as of the record date for the meeting, a replay of the meeting will be available on our website at https://investors.alcoa.com.

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2022 PROXY STATEMENT

Questions and Answers About the Annual Meeting and Voting (continued)

4.	What if I encounter technical difficulties accessing the Annual Meeting?

If you encounter any technical difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning approximately 15 minutes prior to the start of the Annual Meeting through its conclusion.

Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available at www.virtualshareholdermeeting.com/AA2022 and at https://investors.alcoa.com.

5.	Who is entitled to vote and how many votes do I have?

If you were a holder of Alcoa common stock at the close of business on the record date, March 11, 2022, you are eligible to vote at the Annual Meeting. For each matter presented for vote, you have one vote for each share you own.

6.	What is the difference between holding shares as a registered stockholder, and as a beneficial owner of shares?

Registered Stockholder. If your shares of common stock are registered directly in your name with our transfer agent, Computershare, you are considered a “registered stockholder” of those shares.

Beneficial Owner of Shares. If your shares are held in an account at a bank, brokerage firm, or other similar organization, then you are a beneficial owner of shares held in “street name.” In that case, you will have received these proxy materials from the bank, brokerage firm, or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm, or similar organization how to vote the shares held in your account.

7.	How do I vote if I am a registered stockholder?

By Telephone or Internet. All registered stockholders can vote by telephone, by using the toll-free telephone number on their Notice or proxy card, or through the internet, at the web address provided and by using the procedures and instructions described on the Notice or proxy card. The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

By Written Proxy. All registered stockholders who received paper copies of our proxy materials can also vote by written proxy card. If you are a registered stockholder and receive a Notice, you may request a written proxy card by following the instructions included in the Notice. If you sign and return your proxy card but do not mark any selections giving specific voting instructions, your shares represented by that proxy will be voted as recommended by the Alcoa Board.

During the Annual Meeting. All registered stockholders may vote online during the Annual Meeting. You will need the 16-digit control number included on your Notice or proxy card to log in to the virtual meeting platform at www.virtualshareholdermeeting.com/AA2022. Voting electronically online during the Annual Meeting will replace any previous votes.

Whether or not you plan to attend and participate in the meeting, we encourage you to vote by proxy as soon as possible before the Annual Meeting. Your shares will be voted in accordance with your instructions.

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Questions and Answers About the Annual Meeting and Voting (continued)

8.	How do I vote if I am a beneficial owner of shares?

Your broker is not permitted to vote on your behalf on “non-routine” matters, unless you provide specific instructions by completing and returning the voting instruction card from your broker, bank, or other similar organization or by following the instructions provided to you for voting your shares via telephone or the internet. For the Annual Meeting, only the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for 2022 (Item 2) is considered to be a routine matter. For your vote to be counted with respect to non-routine matters (Items 1, 3 and 4), you will need to communicate your voting decisions to your broker, bank, or other similar organization before the date of the Annual Meeting. All beneficial owners may also vote online during the Annual Meeting. You will need the 16-digit control number included on your voting instruction card to log in to the virtual meeting platform at www.virtualshareholdermeeting.com/AA2022. Voting electronically online during the Annual Meeting will replace any previous votes.

9.	How do I vote if I participate in one of the employee savings plans?

Stockholders in an Alcoa savings plan may attend and participate in the Annual Meeting but will not be able to vote shares held in an Alcoa savings plan electronically online during the Annual Meeting. You must vote in advance of the Annual Meeting by providing the trustee of the employee savings plan with your voting instructions in advance of the meeting. You may do so by returning your voting instructions by mail, or submitting them by telephone or electronically using the internet. The trustee is the only one who can vote your shares and the trustee will vote your shares as you have instructed. If the trustee does not receive your instructions, your shares generally will be voted in proportion to the way the other plan participants voted. To allow sufficient time for voting by the trustee, your voting instructions must be received by 11:59 p.m. EDT, on May 2, 2022.

10.	What does it mean if I receive more than one Notice?

If you are a registered stockholder or participate in Alcoa’s employee savings plans, you will receive one Notice (or if you are an employee with an Alcoa email address, an email proxy form that will be disseminated at the time the Notice and this Proxy Statement is first available to stockholders) for all shares of common stock held in or credited to your accounts as of the record date, if the account names are exactly the same. If your shares are registered differently and are in more than one account, you will receive more than one Notice or email proxy form, and in that case, you can and are urged to vote all of your shares, which will require you to vote more than once. To avoid this situation in the future, we encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, Computershare, at 1-800-522-6645 (in the U.S. and Canada) or 1-201-680-6578 (all other locations) or through the Computershare website, www.computershare.com.

11.	Can I change my vote?

There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the Annual Meeting (please note that, in order to be counted, the revocation or change must be received by 11:59 p.m. EDT on May 4, 2022, or by 11:59 p.m. EDT on May 2, 2022 in the case of instructions to the trustee of an employee savings plan):

•	Vote again by telephone or at the internet website.
•	Transmit a revised proxy card or voting instruction card that is dated later than the prior one.
•	Registered stockholders may notify Alcoa’s Secretary in writing that a prior proxy is revoked.
•	Employee savings plan participants may notify the plan trustee in writing that prior voting instructions are revoked or are changed.
•	Vote online during the Annual Meeting.

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone, or the internet, will count as your vote. If a vote has been recorded for your shares and you subsequently submit a proxy card that is not properly signed and dated, then the previously recorded vote will stand. Voting online during the Annual Meeting will replace any previous votes.

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2022 PROXY STATEMENT

Questions and Answers About the Annual Meeting and Voting (continued)

12.	Is my vote confidential?

Yes. Proxy cards, ballots, and voting tabulations that identify stockholders are kept confidential except:

•	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;
•	in the case of a contested proxy solicitation; or
•	to allow the independent inspector of elections to certify the results of the vote.

13.	What is a Broker Non-Vote?

A “broker non-vote” occurs when a broker submits a proxy for a matter but does not have the authority to vote because the beneficial owner did not provide voting instructions on such matter. Under NYSE rules, the proposal to ratify the appointment of independent auditor (Item 2) is considered a “discretionary” or “routine” item. This means that brokerage firms may vote on such item in their discretion on behalf of clients (beneficial owners) who have not furnished voting instructions at least 15 days before the date of the Annual Meeting. In contrast, all of the other proposals set forth in this Proxy Statement are “non-discretionary” or “non-routine” items; brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

14.	What constitutes a “quorum” for the meeting?

A quorum is a majority of the outstanding shares that are entitled to vote as of the record date present at the meeting or represented by proxy. A quorum is necessary to conduct business at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you have properly voted by proxy. Abstentions and broker non-votes count as present at the meeting for purposes of determining a quorum. If you vote to abstain on one or more proposals, your shares will be counted as present for purposes of determining the presence of a quorum.

15.	What is the voting requirement to approve each of the proposals, and how are votes counted?

At the close of business on March 11, 2022, the record date for the meeting, Alcoa had 184,420,741 outstanding shares of common stock. Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Alcoa is incorporated in the State of Delaware and its shares are listed on the NYSE. As a result, the Delaware General Corporation Law (the “DGCL”) and the NYSE listing standards govern the voting standards applicable to actions taken by our stockholders. Under our Bylaws, when a quorum is present, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the Company’s stockholders. Under the DGCL and our Bylaws, shares that abstain constitute shares that are present and entitled to vote. Shares abstaining have the practical effect of being voted “against” the matter, other than in the election of directors. With respect to the election of directors, in order to be elected, each nominee must receive the affirmative vote of a majority of the votes cast at the Annual Meeting in respect of his or her election. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast for this purpose.

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2022 PROXY STATEMENT

Questions and Answers About the Annual Meeting and Voting (continued)

A description of the voting requirements and related effect of abstentions and broker non-votes on each item is as follows:

	Voting Options:	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions and Broker Non-Votes
Item 1—Election of 10 Director Nominees to Serve for One-Year Terms Expiring in 2023	“For,” “Against,” or “Abstain” on each nominee	“FOR” each nominee	Majority of votes cast for such nominee	None
Item 2—Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor for 2022	“For,” “Against,” or “Abstain”	“FOR”	Majority of shares represented at the Annual Meeting and entitled to vote	Abstentions are treated as votes “against.” Brokers have discretion to vote on this item.
Item 3—Approval, on an Advisory Basis, of the Company’s 2021 Named Executive Officer Compensation	“For,” “Against,” or “Abstain”	“FOR”	Majority of shares represented at the Annual Meeting and entitled to vote	Abstentions are treated as votes “against.” Broker non-votes have no effect.
Item 4—Stockholder Proposal to Reduce the Ownership Threshold for Stockholders to Call a Special Meeting, if Properly Presented	“For,” “Against,” or “Abstain”	“AGAINST”	Majority of shares represented at the Annual Meeting and entitled to vote	Abstentions are treated as votes “against.” Broker non-votes have no effect.

16.	Who pays for the solicitation of proxies?

Alcoa pays the cost of soliciting proxies. Proxies will be solicited by Alcoa on behalf of the Board by mail, telephone, other electronic means or in person. We have retained Innisfree M&A Inc., 501 Madison Avenue, New York, NY 10222, to assist with the solicitation for an estimated fee of $15,000, plus expenses. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. Our employees may also solicit proxies for no additional compensation.

17.	How do I comment on Company business?

Your comments are collected when you vote using the internet. You may also send your comments to us at Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary. Although it is not possible to respond to each stockholder, your comments help us to understand your concerns.

18.	When are 2023 stockholder proposals due?

To be considered for inclusion in the Company’s 2023 proxy statement, stockholder proposals submitted in accordance with SEC Rule 14a-8 must be received in writing at our principal executive offices no later than November 18, 2022. Address all stockholder proposals to: Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary. For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the Annual Meeting, notice of intention to present the proposal, including all information required to be provided by the stockholder in accordance with the Company’s Bylaws, must be received in writing at our principal executive offices not later than the close of business on February 4, 2023, and not earlier than the close of business on January 5, 2023. Address all notices of intention to present proposals at the 2023 Annual Meeting to: Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary.

84

2022 PROXY STATEMENT

Questions and Answers About the Annual Meeting and Voting (continued)

19.	What is “householding”?

Stockholders who have the same last name and address and who request paper copies of the proxy materials will receive only one copy unless one or more of them notifies us that they wish to receive individual copies. This method of delivery, known as “householding,” will help ensure that stockholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources.

We will deliver promptly, upon written or oral request, a separate copy of the 2021 Form 10-K, Proxy Statement, or Notice, as applicable, to a security holder at a shared address to which a single copy of the document was delivered. Please direct such requests to Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary or by email at Corporate_Secretary@Alcoa.com.

Registered stockholders may also request to begin or to discontinue householding in the future by contacting our transfer agent, Computershare, at 1-800-522-6645 (in the U.S. and Canada), 1-201-680-6578 (all other locations), by mail to Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000 or through the Computershare website, www.computershare.com. Stockholders owning their shares through a bank, broker, or other similar organization may request to begin or to discontinue householding by contacting their bank, broker or other nominee or by calling 1-866-540-7095.

20.	How may I obtain a copy of Alcoa’s 2021 Form 10-K and proxy materials?

The Company will provide by mail or email, without charge, a copy of its 2021 Form 10-K (not including exhibits and documents incorporated by reference), the Proxy Statement for this Annual Meeting, and the Annual Report on Form 10-K and proxy materials for future Annual Meetings (once available) at your request. Please direct all requests to Alcoa Corporation, 201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania 15212-5858, Attention: Secretary, call 412-315-2900, or email Corporate_Secretary@Alcoa.com. These materials also are available, free of charge, on Alcoa’s website at www.alcoa.com. Requests for materials relating to the Annual Meeting, by calling 1-800-579-1639, must be made by April 21, 2022 to facilitate timely delivery.

21.	Can other business in addition to the items listed on the agenda be transacted at the meeting?

The Company knows of no other business to be presented for consideration at the Annual Meeting other than the items indicated in the Notice. If other matters are properly presented at the Annual Meeting, the persons designated as authorized proxies on your proxy card may vote on such matters in their discretion. In addition, the persons designated as authorized proxies on your proxy card may vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any adjournments or postponements of the Annual Meeting.

85

2022 PROXY STATEMENT

ATTACHMENT A — Additional Information Regarding Financial Measures

Management does not consider the following non-GAAP measures to be a replacement of the most directly comparable GAAP measures, but instead considers such measures as additional information to consider when evaluating the Company’s financial performance.

2021 Annual Incentive Compensation

Adjusted EBITDA, Excluding Special Items—Non-Normalized

Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Special items are comprised of items management deems appropriate to exclude from non-GAAP performance measures. Special items include, for the year ended December 31, 2021, costs related to the closure of the Wenatchee, Washington smelter, costs related to the restart process at the Alumar, Brazil smelter, and net charges for other special items.

Free Cash Flow—Normalized

Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are both necessary to maintain and expand Alcoa’s asset base and expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

For incentive compensation purposes, the Company’s Free Cash Flow—Normalized metric is calculated by taking Alcoa’s Free Cash Flow (which is derived from the Company’s audited Consolidated Financial Statements) for the fiscal year ended December 31, 2021 and normalizing the metric for certain factors not in management’s control.

We normalize for the following items, each of which may have significant effects on financial results but are not impacted by management performance or otherwise within management’s control. Because we generally do not hedge against fluctuations in foreign exchange rates, LME and API prices, normalization adjustments were made relative to certain described metrics in determining the 2021 IC awards. For 2021, the most significant normalization impacts were driven by LME and regional premiums, partially offset by raw material prices and unfavorable currencies. Additionally, we adjust for certain items deemed to be special items to the Company’s financial results. This metric was adjusted to exclude impacts associated with the labor strike at the San Ciprián smelter and refinery in Spain and the discretionary pension contribution.

A description of the normalization of these factors follows:

•

London Metal Exchange (“LME”) Pricing and Alumina Pricing Index (“API”): Without normalization, in years when the LME price of aluminum, or the price of alumina through the API, rises rapidly relative to plan (i.e., our forecasts), annual incentive compensation would be less effective as a performance incentive because management would receive an unearned benefit. Conversely, when LME and API prices for aluminum and alumina, respectively, fall dramatically relative to our plan, failure to normalize would demotivate employees by placing annual incentive compensation awards out of reach for reasons beyond their control. Our use of normalization enables us to drive operational and financial performance, particularly in recent years of volatile prices.

•

Currency Exchange Rates: Because our revenues are largely U.S. dollar-denominated, while costs in non-U.S. locations are largely denominated in local currency, the volatility of currency exchange rates may have a significant impact on earnings. As our commodities are traded in U.S. dollars, we typically have seen an inverse correlation to foreign currency exchange. Therefore, to avoid double counting, the normalization for the commodity price swings needs to be corrected by concurrent normalization of foreign exchange.

•

Regional Premiums and Tariffs: In addition to LME, API, and foreign currency normalization, results historically have been adjusted to neutralize 50% of the fluctuations in regional aluminum premiums compared to plan as well as 50% of the benefit from tariffs.

•

Raw Material Prices: For 2021, results were normalized to neutralize 100% of the fluctuations in raw material prices compared to the plan. Similar to LME and API, when raw material prices rise rapidly relative to plan, failure to normalize would demotivate employees by placing annual incentive compensation awards out of reach for reasons beyond their control; and conversely, in scenarios of lower raw material prices, annual incentive compensation would be less effective as a performance incentive because management would receive an unearned benefit.

A-1

2022 PROXY STATEMENT

ATTACHMENT A (continued)

Long-Term Equity Incentive Compensation

Return on Capital (ROC) Improvement

The Company’s ROC measure is calculated by dividing after-tax earnings by average capital base. After-tax earnings is determined as follows: Income before income taxes plus an addback for both interest expense and special items minus a deduction for interest income, the result of which is multiplied by a 35% tax rate. Special items are comprised of restructuring and other charges, discrete income tax items, and other items management deemed appropriate to exclude from non-GAAP performance measures such as Adjusted EBITDA as described above. Average capital base is determined as follows: Total assets less cash and cash equivalents, restricted cash, short-term investments, and current liabilities (except for current portion of long-term debt and short-term borrowings). Each of these components represents the average of such amount as of the end of each of the Company’s four quarters in a given calendar year. For the 2019 PRSUs, ROC improvement was measured against the 2018 baseline of 11.88% (as adjusted per change in accounting principles) and included normalizations for LME, API, currency exchange rates, 50% regional premiums and tariffs, and raw material prices as described above.

Return on Equity (ROE) Improvement

The Company’s ROE measure is calculated by dividing net income (loss) attributable to Alcoa by shareholder’s equity over the 2021-2023 performance period. Special items are comprised of restructuring and other charges, discrete income tax items, and other items management deemed appropriate to exclude from non-GAAP performance measures such as Adjusted EBITDA. Shareholder’s equity is determined as follows: Total assets minus total liabilities minus non-controlling interest (four quarter average).

The ROE Improvement metric will be normalized for LME and API pricing, 50% of regional premiums/tariffs, foreign currency exchange rate fluctuations, raw material prices, Australia gas price increases, and special items.

Proportional Net Debt

The Company’s proportional net debt is defined as Alcoa’s adjusted net debt (total debt subtracting total cash and cash equivalents plus net pension and OPEB liability) less the portions of those items attributable to noncontrolling interest.

Reconciliations Relating to Business Performance Metrics

Adjusted EBITDA (in millions)

	Year ended December 31,

	2021	2020

Net income (loss) attributable to Alcoa Corporation	$429	$(170)
Add:
Net income attributable to noncontrolling interest	141	156
Provision for income taxes(1)	629	187
Other (income) expenses, net	(445)	8
Interest expense	195	146
Restructuring and other charges, net	1,128	104
Provision for depreciation, depletion, and amortization	664	653

Adjusted EBITDA	2,741	1,084
Special items(1)	22	67
Adjusted EBITDA, excluding special items	$2,763	$1,151

A-2

2022 PROXY STATEMENT

ATTACHMENT A (continued)

Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa Corporation’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1)

Special items include (a) for the year ended December 31, 2021, costs related to the closure of the Wenatchee, Washington smelter ($10), costs related to the restart process at the Alumar, Brazil smelter ($6), and net charges for other special items ($6), and (b) for the year ended December 31, 2020, costs related to the restart process at the Bécancour, Canada smelter ($56), external costs related to portfolio actions ($8), and charges for other special items ($3).

Net Debt (in millions)

	Year ended December 31,

	2021	2020

Short-term borrowings	$75	$77
Long-term debt due within one year	1	2

Long-term debt, less amount due within one year	1,726	2,463
Total debt	1,802	2,542
Less: Cash and cash equivalents	1,814	1,607
(Net cash) net debt(1)	$(12)	$935

Net debt is a non-GAAP financial measure. Management believes this measure is meaningful to investors because management assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt. When cash exceeds total debt, the measure is expressed as net cash.

Net Debt; Proportional Net Debt (in millions)

	December 31, 2021			December 31, 2020
	Consolidated	NCI	Alcoa Proportional	Consolidated		NCI	Alcoa Proportional
Short-term borrowings	$75	$30	$45	$77		$31	$46
Long-term debt due within one year	1	—	1	2		—	2
Long-term debt, less amount due within one year	1,726	—	1,726	2,463		—	2,463

Total debt	1,802	30	1,772	2,542		31	2,511
Less: Cash and cash equivalents	1,814	177	1,637	1,607		176	1,431

(Net cash) net debt	(12)	(147)	135	935		(145)	1,080
Plus: Net pension / OPEB liability	973	15	958	2,395	(1)	52	2,343

Adjusted net debt	$961	$(132)	$1,093	$3,330		$(93)	$3,423
(1)

Includes OPEB liabilities of approximately $83 million related to the Warrick rolling mill sale which was a negotiated estimate as of December 31, 2020 and subsequently trued up in 2021. Recorded in Liabilities held for sale.

Net debt is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt. When cash exceeds total debt, the measure is expressed as net cash.

Proportional net debt is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management assesses Alcoa Corporation’s leverage position after considering both available cash that could be used to repay outstanding debt and the Company’s net pension and OPEB liability.

Adjusted net debt and adjusted proportional net debt are also non-GAAP financial measures. Management believes that these additional measures are meaningful to investors because management also assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt and net pension/OPEB liability, net of the portion of those items attributable to noncontrolling interest (NCI).

A-3

201 ISABELLA STREET, SUITE 500 PITTSBURGH, PA 15212

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 4, 2022 for shares held directly and by 11:59 p.m. Eastern Daylight Time on May 2, 2022 for shares held in an Alcoa savings plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AA2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 4, 2022 for shares held directly and by 11:59 p.m. Eastern Daylight Time on May 2, 2022 for shares held in an Alcoa savings plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D70846-P68477	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — —— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ALCOA CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE LISTED IN ITEM 1, FOR ITEMS 2 AND 3, AND AGAINST ITEM 4.
1.	Election of 10 director nominees to serve for one-year terms expiring in 2023	For	Against	Abstain

	1a. Steven W. Williams	☐	☐	☐
	1b. Mary Anne Citrino	☐	☐	☐			For	Against	Abstain

	1c. Pasquale (Pat) Fiore	☐	☐	☐	2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2022	☐	☐	☐

	1d. Thomas J. Gorman	☐	☐	☐	3.	Approval, on an advisory basis, of the Company’s 2021 named executive officer compensation	☐	☐	☐

	1e. Roy C. Harvey	☐	☐	☐	4.	Stockholder proposal to reduce the ownership threshold for stockholders to call a special meeting, if properly presented	☐	☐	☐
	1f. James A. Hughes	☐	☐	☐

	1g. James E. Nevels	☐	☐	☐

	1h. Carol L. Roberts	☐	☐	☐

Please sign exactly as your name or names appear(s) on this proxy card. If shares are held jointly, EACH holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

	1i. Jackson (Jackie) P. Roberts	☐	☐	☐
	1j. Ernesto Zedillo	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Alcoa Corporation Annual Meeting of Stockholders

Thursday, May 5, 2022 9:30 a.m. Eastern Daylight Time

www.virtualshareholdermeeting.com/AA2022

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on May 5, 2022

The Notice, Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com

— — — — — — — — — — — — — — — — — — — — —— — — — — — — — — — — — — — — — — — — — — — — — — — — —

        D70847-P68477

Alcoa Corporation

201 Isabella Street, Suite 500

Pittsburgh, PA 15212

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Roy C. Harvey, Jeffrey D. Heeter, and Marissa P. Earnest, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Alcoa Corporation the undersigned is/are entitled to vote, including with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Alcoa Corporation to be held on May 5, 2022, and at any adjournment or postponement thereof. The shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will vote FOR each nominee listed in Item 1 (Election of 10 Director Nominees to Serve for One-Year Terms Expiring in 2023), FOR Item 2 (Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditor for 2022), FOR Item 3 (Approval, on an Advisory Basis, of the Company’s 2021 Named Executive Officer Compensation) and AGAINST Item 4 (Stockholder Proposal to Reduce the Ownership Threshold for Stockholders to Call a Special Meeting, if Properly Presented). The proxies are authorized to vote, in their discretion and to the extent permitted by applicable law or rule, upon other matters that may arise during the 2022 Annual Meeting (including without limitation, to adjourn the 2022 Annual Meeting). The deadline for voting online or by telephone is 11:59 p.m. Eastern Daylight Time on May 4, 2022. If you vote by mail, your proxy card must be received before the 2022 Annual Meeting for your vote to be counted.

This card also serves as voting instructions to the trustee of each employee savings plan sponsored by Alcoa, its subsidiaries or affiliates with respect to shares of common stock of Alcoa Corporation held by the undersigned under any such plans. If you hold shares in an Alcoa savings plan, your voting instructions must be received by 11:59 p.m. Eastern Daylight Time on May 2, 2022, or the trustee will vote your plan shares in the same proportion as those plan shares for which instructions have been received.

Your vote on the election of directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. If properly signed, dated and returned, this proxy will be voted as specified on the reverse side or, if no choice is specified, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side